SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:
      Preliminary Proxy Statement
      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   X   Definitive Proxy Statement
   X   Definitive Additional Materials
      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
                            Tejas Gas Corporation


                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      No fee required
   X  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1)   Title of each class of securities to which transaction applies:
                      Common Stock, par value $.25 per share

      (2)   Aggregate number of securities to which transaction applies:
                      22,109,797

      (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                      $61.50 (cash merger consideration per share)

      (4)   Proposed maximum aggregate value of transaction:
                      $1,359,752,515.50

      (5)   Total fee paid:
                      $271,950.50

      Fee paid previously with preliminary materials.
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
      paid previously.   Identify the previous filing by registration statement
      number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:



      (2)   Form, Schedule or Registration Statement No.:



      (3)   Filing Party:



      (4)   Date Filed:




                       TEJAS GAS CORPORATION
1301 MCKINNEY,               SUITE 700
                        HOUSTON, TEXAS 77010



Dear Tejas Stockholder:

     You are cordially invited to attend a special meeting of Stockholders of Tejas Gas Corporation to be held at the Chevron Tower Building, 1301 McKinney, Houston, Texas on the Mezzanine Level in the Chevron Auditorium on Friday, January 9, 1998 at 9:00 a.m., Houston time.

     At this meeting, you will be asked to vote on the acquisition of Tejas by Shell Oil Company. In the acquisition, you will receive $61.50 in cash for each share of Tejas common stock.

     A merger agreement with Shell has been unanimously approved by your Board of Directors, acting on the unanimous recommendation of an independent Special Committee of the Board.

     The Special Committee and the full Board of Directors have concluded that the proposed acquisition is in the best interests of Tejas' stockholders and, therefore, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT.

     The attached notice of meeting and proxy statement explain the proposed acquisition and provide specific information concerning the special meeting. Please read these materials carefully.

     Whether or not you plan to attend the special meeting, we urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. The acquisition is an important step for Tejas and its stockholders. THE ACQUISITION CANNOT BE COMPLETED UNLESS TEJAS STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

     On behalf of the Board of Directors, we thank you for your support and urge you to vote FOR adoption of the merger agreement.

          Sincerely,




          Frederic C. Hamilton,
          Chairman of the Board




          Jay A. Precourt,
          Chief Executive Officer and President






                      TEJAS GAS CORPORATION
             NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD JANUARY 9, 1998

To the Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of Tejas Gas Corporation ("Tejas") will be held at the Chevron Tower Building, 1301 McKinney, Houston, Texas on the Mezzanine Level in the Chevron Auditorium on Friday, January 9, 1998 at 9:00 a.m., Houston time, for the following purposes:

     1. To consider and act upon a proposal to adopt a Merger Agreement among Tejas, Shell Oil Company, Tejas Holdings Corporation and Tango Acquisition Corporation. If the Merger Agreement is adopted by stockholders and the other conditions to the merger are satisfied or waived, each outstanding share of Tejas' common stock will be converted into the right to receive $61.50 per share in cash, without interest.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     ANY STOCKHOLDER WHO DOES NOT WISH TO ACCEPT THE MERGER CONSIDERATION AND WHO PROPERLY DEMANDS APPRAISAL UNDER DELAWARE LAW WILL HAVE THE RIGHT TO HAVE THE FAIR VALUE OF HIS OR HER SHARES DETERMINED BY THE DELAWARE CHANCERY COURT. THIS APPRAISAL RIGHT IS SUBJECT TO A NUMBER OF RESTRICTIONS AND TECHNICAL REQUIREMENTS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

     The close of business on November 14, 1997 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Stockholders may vote in person or by proxy. The proxy statement and the accompanying proxy card will first be sent to stockholders on or about November 26, 1997. Holders of record of common stock at the close of business on November 14, 1997, will be entitled to vote at the meeting or any adjournment thereof with respect to all matters described above. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors,



                              P. Anthony Lannie
                              Secretary

Houston, Texas
November 20, 1997




                        TABLE OF CONTENTS

                                                               PAGE


QUESTIONS AND ANSWERS ABOUT THE ACQUISITION. . . . . . . . . . . .3

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

TIME AND PLACE AND PURPOSE OF THE SPECIAL MEETING. . . . . . . . .8

RECORD DATE AND VOTING OF COMMON STOCK . . . . . . . . . . . . . .8

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE. . . . . . . . . .9

BACKGROUND AND REASONS FOR THE MERGER. . . . . . . . . . . . . . 10
     THE COMPANIES . . . . . . . . . . . . . . . . . . . . . . . 10
     BACKGROUND OF THE MERGER. . . . . . . . . . . . . . . . . . 11
     RECOMMENDATION OF THE SPECIAL COMMITTEE AND TEJAS' BOARD;
       REASONS FOR THE MERGER  . . . . . . . . . . . . . . . . . 16
     MERRILL LYNCH'S FAIRNESS OPINION. . . . . . . . . . . . . . 18
          SCOPE OF MERRILL LYNCH'S REVIEW. . . . . . . . . . . . 18
          MERRILL LYNCH'S ANALYSES . . . . . . . . . . . . . . . 19
          THE SPECIAL COMMITTEE'S ENGAGEMENT OF MERRILL LYNCH. . 21

SUMMARY OF THE MERGER AGREEMENT. . . . . . . . . . . . . . . . . 22
     STRUCTURE; EFFECTIVE TIME . . . . . . . . . . . . . . . . . 22
     MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . . 22
     EMPLOYEE AND DIRECTOR STOCK OPTIONS . . . . . . . . . . . . 22
     CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . . . 22
     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 23
          INTERIM OPERATIONS OF TEJAS. . . . . . . . . . . . . . 23
          OTHER COVENANTS. . . . . . . . . . . . . . . . . . . . 23
          SPECIAL MEETING; PROXY MATERIAL. . . . . . . . . . . . 23
          NO SOLICITATION BY TEJAS . . . . . . . . . . . . . . . 23
          ANTITAKEOVER STATUTES. . . . . . . . . . . . . . . . . 24
          INDEMNIFICATION AND INSURANCE OF TEJAS DIRECTORS
            AND OFFICERS .                                     ..24
          REVISED SCHEDULES. . . . . . . . . . . . . . . . . . . 24
     WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . 25
     CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . 25
     TERMINATION OF THE MERGER AGREEMENT AND PAYMENT OF FEES AND
       EXPENSES                                                  26
     AMENDMENTS; WAIVERS . . . . . . . . . . . . . . . . . . . . 28
     CONSEQUENCES OF THE MERGER. . . . . . . . . . . . . . . . . 28

FEDERAL REGULATORY APPROVALS . . . . . . . . . . . . . . . . . . 28

VOTING AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 28

CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS. . . . . . . . . 29

INTERESTS OF TEJAS MANAGEMENT IN THE MERGER. . . . . . . . . . . 30
     MANAGEMENT OF NEW TEJAS . . . . . . . . . . . . . . . . . . 31
          ROLL OVER OF TEJAS STOCK OPTIONS INTO SARS . . . . . . 31
          SARS . . . . . . . . . . . . . . . . . . . . . . . . . 32
          THE SAR VALUE. . . . . . . . . . . . . . . . . . . . . 32
          NUMBER OF SARS TO BE GRANTED . . . . . . . . . . . . . 33
     TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS33
     INDEMNIFICATION; INSURANCE. . . . . . . . . . . . . . . . . 33

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT . . . . . 34
     FIVE PERCENT BENEFICIAL OWNERS. . . . . . . . . . . . . . . 34
     BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS. . . . . . . 36

MARKET PRICE AND DIVIDEND INFORMATION. . . . . . . . . . . . . . 39

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERTO TEJAS STOCKHOLDERS AND
 OPTIONHOLDERS                                                   40

APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . 40

STOCKHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . 41

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 42

WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . 43

ANNEX AMERGER AGREEMENT. . . . . . . . . . . . . . . . . . . . .A-1

ANNEX BMERRILL LYNCH OPINION . . . . . . . . . . . . . . . . . .B-1

ANNEX C DELAWARE CODE ANNOTATED - SECTION 262.  APPRAISAL RIGHTS.C-1




                      TEJAS GAS CORPORATION
                          1301 MCKINNEY
                            SUITE 700
                       HOUSTON, TEXAS 77010


                         PROXY STATEMENT

                 SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD JANUARY 9, 1998


           QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q:   What will I receive in the acquisition?

A: If the acquisition is completed, Tejas stockholders will have the right to receive $61.50 in cash for each share of Tejas common stock they own.

Q:   Why is Tejas recommending the merger agreement?

A: In the opinion of your Board, the acquisition will maximize the value of your investment in Tejas and the merger consideration is fair to the stockholders of Tejas from a financial point of view. The price of $61.50 per share represents a 24% premium over the price for the shares on the New York Stock Exchange on the date before the Tejas Board's approval of the merger agreement and a 35% premium over the average closing price of the common stock over the 60-day period ended September 23, 1997. To review the background and reasons for the merger in greater detail, see page 10.

Q:   What is the required vote?

A: The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement.

Q:   Will I have appraisal rights?

A: Any stockholder who does not wish to accept the merger consideration has the right under Delaware law to have the "fair value" of his or her shares determined by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. See page 40.

Q:   What do I need to do now?  Should I send in my stock certificates now?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting. In addition, you may attend and vote at the Special Meeting in person, whether or not you have signed and mailed your proxy card. DO NOT SEND IN YOUR STOCK CERTIFICATES NOW. If the merger is completed, you will receive written instructions on how to exchange them.

Q:   What if I want to change my vote?

A: Just send in a later-dated, signed proxy card before the Special Meeting or attend the meeting in person and vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will count the same as shares that are voted against the merger.

Q:   Will I owe any federal income tax as a result of the merger?

A: You will be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your Tejas stock. Tax matters are complicated, and tax results may vary among stockholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

Q:   When do you expect the merger to be completed?

A: Tejas and Shell are working toward completing the merger as quickly as possible. We hope to complete the merger on January 12, 1998, shortly after the meeting is held on January 9, 1998. However, in addition to approval of the Tejas stockholders, Tejas and Shell must also obtain some regulatory approvals, and these regulatory approvals could delay the merger.

Q:   Whom should I call with questions?

A. If you have any questions about the merger, please call MacKenzie Partners, Inc.: (212) 929-5500.

                              SUMMARY

     This summary highlights selected information from this document. This summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find More Information" at page 43 of this proxy statement. The actual terms of the merger are contained in the merger agreement. This document is included in this proxy statement as Annex A.

THE MERGER CONSIDERATION

If the conditions to the merger which are described below are satisfied or waived, Shell Oil Company has guaranteed that you will receive $61.50 per share in cash for your Tejas common stock. The aggregate payment to be made to all holders of Tejas common stock and holders of stock options will be approximately $1.4 billion.

VOTING

At the Special Meeting, the holders of Tejas common stock will vote on a proposal to adopt the merger agreement. Each share of common stock is entitled to one vote. In order to be approved, a majority of all the votes entitled to be cast must be voted in favor of adopting the merger agreement. On the record date, there were 22,109,797 shares of common stock outstanding and entitled to vote held by approximately 900 stockholders of record.

Three Board members including Tejas' chairman and chief executive officer have agreed to vote an aggregate of approximately 19% of the outstanding common stock in favor of the merger. See page 28.

9.96% CUMULATIVE PREFERRED STOCK

Holders of Tejas' 9.96% Cumulative Preferred Stock do not have a right to vote on the merger agreement. Those shares will not be affected by the merger. Tejas expects to redeem those shares in February 1998.

RECORD DATE

The close of business on November 14, 1997, is the record date for determining who is entitled to vote at the Special Meeting.

RECOMMENDATION OF TEJAS' BOARD OF DIRECTORS
(PAGE 15)

Tejas' Board of Directors, acting on the unanimous recommendation of its Special Committee, has unanimously approved the merger agreement and recommends that you vote to adopt the merger agreement. Tejas' Board of Directors and its Special Committee believe that the merger will maximize the value of your investment in Tejas and that the merger consideration is fair from a financial point of view.

FACTORS CONSIDERED BY TEJAS' BOARD OF DIRECTORS AND ITS SPECIAL COMMITTEE (PAGE
16)

In reaching their decision to recommend adoption of the merger agreement, the Special Committee and the Board considered a number of factors. These include the following:

     The directors compared the historical and prospective market prices of Tejas common stock with the merger consideration. The merger consideration represents a 24% premium over $49 9/16 per share, which was the closing price of the common stock on September 22, 1997, the last full trading day prior to the Board's approval of the merger agreement.

     The directors believed that $61.50 per share was the highest price that Shell would be willing to pay for Tejas. The directors formed this belief after the Special Committee's substantial negotiations with Shell to obtain the highest possible price.

     The merger agreement allows third parties to make bona fide offers to acquire Tejas and specifically permits the Special Committee to provide information to and negotiate with third parties. A break-up fee may be owed to Shell if Tejas accepts a financially superior proposal.

MERRILL LYNCH'S FAIRNESS OPINION (PAGE 18)

Merrill Lynch delivered to the Tejas Board and its Special Committee a written opinion dated September 23, 1997 that the merger consideration is fair to the Tejas stockholders from a financial point of view. Merrill Lynch also updated its opinion as of the date of this proxy statement, and that opinion is included as Annex B to this proxy statement. Please read the opinion.

INTERESTS OF TEJAS MANAGEMENT IN THE MERGER
(PAGE 30)

All Tejas Board members and officers own Tejas stock options, common stock and/or preferred stock and, to that extent, their interest in the merger is the same as yours. However, some of the officers and directors of Tejas have interests in the merger that are different from your interests as a stockholder. Some of these interests are set forth below. The Special Committee and the Board were aware of these interests and considered them in recommending and approving the merger.

     Tejas' senior management will roll over a portion of their Tejas stock options into stock appreciation rights of the company that, after the merger, will operate Tejas' and Shell's combined midstream natural gas businesses.
     In addition, Tejas' chairman and senior management will receive additional stock appreciation rights in this company.

     Tejas' senior management will continue to hold their current positions with this company.

     Tejas' Board members will be offered the opportunity to become board members of this company.

     Tejas' senior executive officers may be entitled to future severance payments.

APPRAISAL RIGHTS (PAGE 40)

Any stockholder who does not wish to accept the merger consideration has the right under Delaware law to have the "fair value" of his or her shares determined by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

     you must not vote in favor of the merger; and

     you must make a written demand for appraisal before the vote on the merger.

Merely voting against the merger will not protect your right of appraisal. Annex C contains the Delaware appraisal statute.

CONDITIONS TO THE MERGER (PAGE 25)

The obligations of both Tejas and Shell to complete the merger are subject to a number of conditions. The most important of these mutual conditions are:

     receipt of the approval of Tejas stockholders;

     expiration or earlier termination of the waiting period under the federal antitrust premerger notification law;

     absence of legal restraints or prohibitions that prevent completion of the merger; and

     obtaining all governmental authorizations and contractual consents and waivers needed to complete the merger.

Several additional conditions exist to the obligation of Shell to complete the merger. The most important of these conditions are:

     Tejas' compliance with the merger agreement;

     truth of the warranties made by Tejas in the merger agreement; and

     absence of a material adverse change with respect to Tejas.

Additional conditions exist to the obligation of Tejas to complete the merger. The most important of these conditions are:

     Shell's compliance with the merger agreement; and

     truth of the warranties made by Shell in the merger agreement.

The first three mutual conditions cannot be waived. All other conditions can be waived by the party for whose benefit the condition operates.

TERMINATION OF THE MERGER AGREEMENT (PAGE 26)

Either Tejas or Shell may terminate the merger agreement if:

     the merger has not been completed by March 31, 1998;

     the stockholders of Tejas do not adopt the merger agreement;

     a law or final court order prohibits the merger; or

     certain other events occur.

Tejas may terminate the merger agreement if it receives a proposal to acquire substantially all of the stock or assets of Tejas. The Tejas Board must determine in good faith, after reviewing the advice of its financial advisor, that the proposal is financially superior to the merger and is reasonably capable of being financed. Tejas must notify Shell if it receives such a proposal.

BREAK-UP FEES (PAGE 26)

Tejas may be required to pay Shell a termination fee of $25 million if

     Tejas accepts a financially superior proposal;

     the Tejas Board changes its favorable recommendation of the merger; or

     the Tejas stockholders reject the merger agreement and Tejas is later acquired by another company.

Tejas and Shell are also obligated to pay each other's expenses under some circumstances.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 40)

You will be taxed on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your Tejas stock. Because determining the tax consequences of the merger can be complicated, especially in light of recent changes to the federal tax laws governing capital gains, you should consult your tax advisor in order to understand fully how the merger will affect you.
TIME AND PLACE AND PURPOSE OF THE SPECIAL MEETING

     This proxy statement and the accompanying proxy card are solicited by the Board of Directors (the "Board") of Tejas Gas Corporation ("Tejas"). These proxies will be used at the Special Meeting of Stockholders ("Special Meeting") to be held at 9:00 a.m., Houston time, on Friday, January 9, 1998 in the Chevron Tower Building, 1301 McKinney, Mezzanine Level, Chevron Auditorium, Houston, Texas, and at any and all adjournments thereof. The purpose of the Special Meeting is to consider and vote on the Merger Agreement (the "Merger Agreement") among Tejas, Shell Oil Company ("Shell"), Tejas Holdings Corporation ("Holdings") and Tango Acquisition Corporation ("Merger Subsidiary"). The Merger Agreement is dated September 23, 1997.

               RECORD DATE AND VOTING OF COMMON STOCK

     This proxy statement and the proxy card will be sent to stockholders beginning on or about November 26, 1997. If you give a proxy, you may revoke it at any time before the proxy is voted. You may revoke your proxy before it is voted by executing another proxy at a later date, by notifying the secretary or assistant secretary of Tejas in writing of your revocation, or by attending in person and voting at the Special Meeting.

     The Board has fixed the close of business on November 14, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting. As of the record date, there were 22,109,797 issued and outstanding shares of Tejas common stock, par value $.25 per share ("Common Stock"), which is the only class of stock of Tejas entitled to vote at the Special Meeting. A majority of the shares of Common Stock which are issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Each share of Common Stock has one vote on every matter set forth in the accompanying Notice of Special Meeting of Stockholders. Only stockholders of record at the close of business on November 14, 1997 will be entitled to vote at the Special Meeting or any adjournment thereof.

     The enclosed proxy card allows you to vote affirmatively, vote negatively or abstain from voting. Abstentions will have the effect of votes against the Merger Agreement. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, will have the effect of votes against the Merger Agreement. While there may be instances in which you wish to abstain, the Board encourages you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.

     If the enclosed proxy is duly executed and received in time for the Special Meeting, and if no contrary instructions are included on the proxy, it is the intention of the persons named as proxies to vote the shares of Common Stock represented thereby in favor of the proposal to adopt the Merger Agreement, and in the discretion of the persons named as proxies in connection with any other business that may properly come before the Special Meeting or any adjournment thereof.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

     In addition to the solicitation of proxies by mail, management of Tejas may use the services of its directors, officers and employees to solicit proxies, personally or by telegram or telephone. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and Tejas will reimburse them for their reasonable expenses. The expenses of the proxy solicitation will be paid by Tejas.

     Tejas has also engaged the services of MacKenzie Partners Inc. as proxy solicitation agent to disseminate proxy materials and collect proxies. To the extent Tejas decides it is necessary, MacKenzie Partners Inc. will solicit banks, brokers, agents, institutions and individual holders, as well as non-objecting beneficial owners by telephone. Tejas anticipates that the total amount MacKenzie Partners Inc. will be paid for these services (excluding expenses) will be approximately $7,500.

     At this time, Tejas knows of no other matters that may be presented for stockholder action at the meeting. However, if any matters, other than those referred to above, should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO ADOPT THE MERGER AGREEMENT.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH TEJAS' SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEJAS OR ANY OTHER PERSON.


          FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         Some statements contained or incorporated by reference in this proxy statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements and Tejas' results are subject to numerous risks, uncertainties and assumptions, including but not limited to:

           changes in general economic conditions in the United States,

           changes in laws and regulations to which Tejas is subject,

           the cost and effects of legal and administrative claims and proceedings against Tejas or its subsidiaries or which may be brought against Tejas or its subsidiaries,

            conditions in the capital markets utilized by Tejas to access capital to finance operations,

            Tejas' ability to develop expanded markets and product offerings as well as maintain existing markets,

         energy prices,

         competition from other pipelines and alternate fuels,

         the ability of Tejas to sustain its past practice of growth through acquisitions,

         the general level of natural gas and petroleum product demand and weather conditions, among other things, and other risks and uncertainties contained in or incorporated by reference in this proxy statement.

         Further, natural gas prices, which directly impact transportation and gathering and processing throughput and operating profits, may fluctuate in unpredictable ways. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.


               BACKGROUND AND REASONS FOR THE MERGER

      Shell and Tejas entered into the Merger Agreement on September 23, 1997. Under the terms of the Merger Agreement, after completion of the Merger, each stockholder of Tejas will receive $61.50 per share, in cash and without interest (the "Merger Consideration"), in exchange for shares of Tejas Common Stock. Tejas' 9.96% Cumulative Preferred Stock is not currently redeemable and will not be affected by the Merger, although Tejas expects to redeem those shares in February 1998. All shares of Tejas' 5 1/4% Convertible Preferred Stock that were not converted into Common Stock were redeemed prior to the record date for the Special Meeting.

       THE BOARD OF TEJAS, ACTING ON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD, HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT TEJAS STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

THE COMPANIES

     TEJAS.   Tejas is one of the largest independent intrastate gatherers and transporters of natural gas volumes through company-owned pipelines in the United States. Tejas' operations are situated primarily in the major gas producing areas in Oklahoma, South Texas, East Texas and the Texas and Louisiana Gulf Coast regions, with additional facilities located in West Virginia. Tejas was organized on September 16, 1988 by Hamilton Oil Corporation ("HOC") for the purpose of holding the capital stock of Tejas Gas Corp. ("Tejas Gas"), which had been an indirect, wholly-owned subsidiary of HOC or its predecessor since 1979. Tejas Gas has been engaged in natural gas pipeline operations and related activities since its inception in 1967. On December 27, 1988, Tejas' capital stock was distributed to the stockholders of HOC in the form of a spin-off.

      Since the spin-off, Tejas has made a number of significant acquisitions, and conducts its operations primarily through subsidiaries. In the normal course of business, Tejas regularly reviews opportunities for the possible acquisition of additional natural gas pipelines and companies that own natural gas pipelines, and Tejas is continuing to consider acquisitions pending the completion of the Merger, subject to the limitations set forth in the Merger Agreement. In this regard, Shell has agreed to provide short term secured bridge financing to Tejas in connection with Tejas' purchase of Amoco Gas Company. The purchase is expected to be completed prior to year end, subject to customary regulatory approvals and closing conditions. Tejas plans to borrow approximately $150 million from Shell in connection with the purchase.

         SHELL. Shell is engaged, principally in the United States, in the exploration for, and development, production, purchase, transportation and marketing of, crude oil and natural gas, and the purchase, manufacture, transportation and marketing of oil and chemical products. In addition, Shell is engaged in the exploration for, and production of, crude oil and natural gas outside the United States. Also, Shell is engaged in the development, production and marketing of sulfur and carbon dioxide.

     The three major reporting segments of Shell's businesses are Oil and Gas Exploration and Production, Oil Products and Chemical Products. Compared with other integrated enterprises in the petroleum industry, Shell believes that in 1996, domestically, it ranked fourth in net production of crude oil and natural gas liquids, fourth in net production of natural gas, first in refined products sold and second in refinery processing intakes. Additionally, within the petroleum industry, Shell is a leader in the domestic manufacturing and marketing of chemicals.

BACKGROUND OF THE MERGER

    In September 1995, Shell and Tejas formed Coral Energy, L.P. ("Coral") as an energy marketing joint venture. During 1996 Shell and Tejas held intermittent discussions regarding ways to maximize the value and profitability of Coral. These discussions also involved identifying other areas where Shell and Tejas could cooperate in the natural gas sector and extend Coral's activities to electricity.

      During the fall of 1996, these discussions began to focus on combining Shell's natural gas gathering and transportation or "midstream" businesses ("Shell Midstream") with the businesses of Tejas. Management of Tejas believed this would benefit Tejas and its stockholders and was an attractive opportunity in view of the increasing consolidation in the natural gas industry and the strategic initiatives that would be possible after a combination with Shell Midstream.

     During an April 3, 1997, American Petroleum Institute conference in Houston, Texas, Frederic C. Hamilton, Chairman of the Board of Tejas, and Philip
J. Carroll, President of Shell, discussed pursuing a possible combination of the businesses of Tejas and Shell Midstream. On April 15, the parties signed a mutual confidentiality agreement. On April 16, 1997, Mr. Hamilton reported to the Tejas Board on his meeting with Mr. Carroll. Shell and Tejas also met on April 16, 1997 to discuss various potential business arrangements involving the two companies. Mr. Carroll, Jack E. Little, Executive Vice President (Exploration and Production) of Shell, and other members of senior management of Shell were present for Shell, and Mr. Hamilton, Jay A. Precourt, Chief Executive Officer of Tejas, A. J. Miller, a member of the Board of Tejas, and other members of senior management of Tejas were present for Tejas.

      At that meeting, the parties decided to explore various structures to combine Shell Midstream with Tejas, including a possible transaction in which Shell would acquire an equity interest in Tejas in exchange for contributing Shell Midstream to Tejas. Shell desired that these structures each provide appropriate arrangements and incentives to retain the current management of Tejas. In view of the perceived relative sizes of Tejas and Shell Midstream and the amount of Tejas stock that could potentially be issued to Shell in such a transaction, the parties also discussed various mechanisms to assure continued liquidity to the Tejas stockholders after such a combination. One approach discussed was for Mr. Hamilton, Charles C. Gates (Tejas' largest individual stockholder and a member of the Tejas Board) and Mr. Precourt each to have a one-time right to require Shell to redeem his shares at a formula price based on the operating cash flow of the combined businesses and for the other Tejas stockholders (other than Shell) to have the right to participate in any of these redemptions.

      Following the April 16 meeting, the parties began a preliminary due diligence investigation of the other's businesses. Further exploratory meetings were held between the managements of Shell and Tejas from April through July.

      From July 11 through July 15, Mr. Carroll traveled to Ireland with Mr. Hamilton, and during this time they continued discussions on various issues, including how the combined businesses would be governed and other aspects of a possible business combination. On July 16, following his return from Ireland, Mr. Hamilton updated the Tejas Board on his discussions with Shell. On July 24, Shell and Tejas jointly retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") to prepare an analysis as to the relative valuations of Tejas on the one hand and Shell Midstream on the other hand in connection with a transaction in which the two businesses would be combined and the equity of the combined businesses shared by Shell and the stockholders of Tejas. The purpose of the analysis was to provide a point of reference for the parties in determining the relative equity interests to be held in the combined entity by Shell and the Tejas stockholders. Morgan Stanley was not requested to analyze the acquisition value of either Tejas or Shell Midstream as a stand-alone enterprise.

     On July 28, 1997, senior management of both companies met in Denver, Colorado to discuss the general terms of the transaction outlined above. Between late July and mid-August, the parties exchanged drafts of term sheets and transaction agreements, held further discussions and continued due diligence.

      By August 6, 1997, Shell proposed a transaction in which all Tejas stockholders other than senior management and Mr. Gates would have a choice of receiving cash or the redeemable shares described above. Under this proposal, senior management and Mr. Gates would receive only redeemable shares.

      On August 7 and 8, 1997, the parties met in Houston, Texas to continue negotiation of the term sheet for the transaction and the transaction agreements and to continue their due diligence review. On August 12 and 13 the parties met again in Houston for the same purpose.

      Following these meetings, Mr. Carroll and Mr. Hamilton discussed the transaction by telephone. Mr. Carroll indicated that Shell desired to acquire at least one half of the outstanding shares of Tejas Common Stock for cash, and the balance for cash or redeemable shares at the option of Tejas stockholders. Under this proposal, senior management and Mr. Gates would continue to receive only redeemable shares.

      After this discussion, Tejas management determined that, in light of the proposed transaction structure, the possibility existed that senior management and Mr. Gates might have interests differing from Tejas stockholders generally. In particular, Tejas stockholders other than senior management and Mr. Gates might not have the opportunity to exchange all of their shares of Common Stock for redeemable shares. Tejas management thereafter consulted with the Board about the desirability of forming a Special Committee of the Board to assess any transaction with Shell from the point of view of stockholders other than senior management and Mr. Gates. Robert G. Stone, Jr. as Chairman, and Arthur L. Kelly were selected to be members of the Special Committee, and the Board authorized the Special Committee to consider any transaction proposed by Shell.

    The members of the Special Committee will receive usual and customary fees for serving on the Special Committee. These fees were not made contingent on whether or not Tejas entered into a transaction.

     Morgan Stanley delivered a preliminary draft of its analysis of the valuations of Tejas and Shell Midstream on August 20, 1997 for the purpose of assisting Shell and Tejas in determining the relative equity interests to be held in the combined entity by Shell and the Tejas stockholders. In preparing its preliminary draft analysis, Morgan Stanley relied on information supplied by Tejas and Shell describing the historical and future operating performance of their respective businesses. Based on this information, and for the purpose of assisting Shell and Tejas in determining the relative equity interests to be held in the combined entity by Shell and the Tejas stockholders, Morgan Stanley's preliminary draft analysis placed a range of possible values on the Common Stock. While Morgan Stanley's range of possible values was broad, the Tejas range (for the sole purpose of determining relative equity interests) centered on $62.50 to $67.50 per share of Common Stock, with the lowest per share value being $41.20 and the highest per share value being $92.61.

      After Morgan Stanley delivered its preliminary draft analysis, Morgan Stanley was instructed, in view of the evolving nature of the transaction, not to complete its draft analysis. Accordingly, no final version of Morgan Stanley's preliminary analysis was prepared.

     Further meetings between Shell and Tejas were held in Houston on August
20, 21 and 22 and by telephone conference on August 23 to begin negotiation of the definitive agreements for the transaction and to continue due diligence. On August 22, Shell retained Goldman, Sachs & Co. ("Goldman Sachs") to act as its financial advisor in connection with the transaction.

       Mr. Carroll and Mr. Hamilton held a number of telephone conversations during late August to discuss the relative equity division of the combined businesses between Shell and the stockholders of Tejas that might continue to hold an equity interest in the combined businesses. Following the meetings on August 20, 21 and 22, Shell proposed that all Tejas stockholders other than Mr. Gates and members of Tejas' senior management receive all cash for their Common Stock.

      In late August the Special Committee selected Simpson Thacher & Bartlett ("Simpson Thacher") as its legal advisors and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as financial advisors. Following their retention, Simpson Thacher commenced a review of the contemplated transaction and the draft documentation, and Merrill Lynch began a due diligence investigation of the businesses of Shell and Tejas.

      Management of Shell and Tejas met in Houston on August 30 and 31 and September 1, 1997, to continue negotiation of the agreements for the transaction and due diligence. At the meeting on August 30, Shell also met with the legal representatives of the Special Committee and Tejas management to negotiate the terms of the Merger Agreement and related documents. The legal advisors to the Special Committee indicated that a key concern of the Special Committee concerning the transaction was making sure that all Tejas stockholders (including senior management and Mr. Gates) would receive the same per share consideration. The legal advisors to the Special Committee also indicated that the Special Committee did not favor a transaction that would be contingent upon any of Shell's separate agreements with Tejas' management concerning their continuing employment and equity participation in the combined entity. The Special Committee's legal advisors also indicated that they believed comment on the "no solicitation", "fiduciary out" and "break-up fee" provisions of the Merger Agreement was premature.

    At a meeting on September 1, 1997, the Special Committee was briefed by its legal advisors on the structure of the transaction and the status of negotiations, including the negotiations in Houston. Merrill Lynch also reviewed its preliminary valuation analysis relating to the proposed transaction with the Special Committee.

    Although Shell and Tejas had agreed that Morgan Stanley's preliminary draft analysis was not directly relevant in evaluating a transaction in which Tejas stockholders would receive cash for their Common Stock (because the draft had been prepared for a different purpose and had not been completed), the Special Committee requested and obtained access for Merrill Lynch to the draft so that Merrill Lynch would have the same information received by Shell, Goldman Sachs and Tejas. As a condition to permitting Merrill Lynch to review the preliminary draft analysis, Morgan Stanley expressly disclaimed any representations or warranties as to the accuracy or completeness of the preliminary draft analysis. In addition, Morgan Stanley informed Tejas, Shell, Merrill Lynch and the Special Committee of its view that, because the draft analysis was preliminary in form, it would be inappropriate to use or rely on the analysis or disclose it publicly in connection with the revised transaction. See "-- Recommendation of the Special Committee and Tejas'
Board; Reasons for the Merger" below.

     On September 2, 1997, Mr. Carroll notified Mr. Hamilton that Shell wanted to pursue a transaction in which the Tejas stockholders, other than management and Mr. Hamilton, would receive all cash for their shares of Common Stock. Management of Tejas and Mr. Hamilton would receive cash for 25% of their shares of Common Stock and redeemable shares of the combined company for the remainder of their shares of Common Stock. Mr. Hamilton indicated to Mr. Carroll that he would discuss the proposal with the Tejas Board and refer it to the Special Committee.

      On September 3, management of Shell and their legal advisors met with the Special Committee and their legal advisors in New York to discuss the Special Committee's requirements for a transaction. The Special Committee insisted that Shell acquire all shares of Common Stock, including those held by management and Mr. Hamilton, for the same consideration. However, the Special Committee acknowledged that it understood that Shell's willingness to make an offer to acquire Tejas was contingent on Shell's ability to retain senior management of Tejas by coming to an agreement with senior management for their equity participation in the combined company. The Special Committee also reiterated that at an appropriate time it would propose and require modifications to the "no solicitation", "fiduciary out" and "break-up fee" provisions of the Merger Agreement proposed by Shell.

      Following the meeting with Shell, the Special Committee met on September 3 with its legal and financial advisors to discuss the structure of the transaction and the status of negotiations. In addition, at the request of the Special Committee, Merrill Lynch compared its preliminary analysis with the preliminary relative valuation analysis that had been previously performed by Morgan Stanley. Merrill Lynch also reviewed recent merger and acquisition activity in the gas pipeline industry with the Special Committee, and described Merrill Lynch's views on Shell's interest in and alternatives to acquiring Tejas.

     Also on September 3, the full Board of Tejas participated in a conference call and discussed the status of the Special Committee's negotiations with Shell. The Board also received a presentation by Tejas' management regarding Tejas' current operations and its ten-year business plan on a stand-alone basis. The presentation supplemented and updated a similar presentation made to the Board in December 1996.

      The Shell Board of Directors met on September 4 and authorized Shell's management to negotiate agreements for a transaction in which Shell would purchase all of the shares of Common Stock for cash and to negotiate an agreement with management of Tejas under which the current key officers of Tejas would agree to continue as officers of the combined company and would roll over a significant part of their stock option value to be at risk in the success of the combined company. Management of Shell and Tejas held meetings in New York on September 3 through 5 to negotiate revised management agreements reflecting these changes in the transaction.

      At meetings in New York during the week of September 8, management of Shell and Tejas continued their negotiations of the arrangements for retention of senior management of Tejas. On September 10, Mr. Carroll contacted Mr. Stone by telephone and proposed that Shell would pay $59 per share in cash for all shares of Common Stock pursuant to the terms of the Merger Agreement.

     On September 11, the Special Committee met with its financial and legal advisors to discuss the status of negotiations and Shell's offer. After the meeting, Mr. Stone contacted Mr. Carroll and advised him that the Special Committee had considered Shell's offer and, without having reached a final conclusion, was not prepared to recommend the transaction at that price. In an effort to see if Shell's and the Special Committee's views on the value of Tejas could be reconciled, Mr. Carroll and Mr. Stone agreed that Goldman Sachs and Merrill Lynch would be asked to discuss with each other their respective valuation analyses.

     On September 12, representatives of Goldman Sachs, Shell and Merrill Lynch participated in a conference call during which the financial advisors discussed their respective views on valuation of Tejas. The Special Committee met again on September 13 and discussed Mr. Stone's conversations with Mr. Carroll, Merrill Lynch's meeting with Goldman Sachs and the Special Committee's views of the proposed transaction. On the evening of September 13, Mr. Stone telephoned Mr. Carroll and told him that based on the conversations between the financial advisors it appeared that the parties were too far apart on valuation to make it worthwhile to continue the discussions. Mr. Carroll telephoned Mr. Stone later that day and told him that Shell was withdrawing its offer and that, pending further review and discussions with management of Tejas, Shell was not prepared to make another proposal to Tejas at that time.

   On September 14, Mr. Carroll and Mr. Hamilton had a telephone conversation in which Mr. Hamilton indicated his willingness to reduce his equity participation in the combined company. Members of management of Shell and Tejas held discussions in Houston on September 15 and 16, and via conference calls on September 17 and 18, to develop a management incentive program acceptable to Shell and to Tejas' management. On September 16, representatives of Goldman Sachs met again with representatives of Merrill Lynch to discuss their valuations of Tejas.

    Mr. Carroll and Mr. Stone had a telephone conversation on September 19 in which Mr. Carroll proposed an increase in the merger price from $59 to $61 per share and outlined Shell's revised arrangements with senior management of Tejas (as described under the caption "Interest of Tejas Management in the Merger"). Mr. Stone and Mr. Carroll agreed to consider meeting on September 23 in New York to continue discussions.

    At a meeting on September 19 following Mr. Stone's telephone conversation with Mr. Carroll, the Special Committee and its legal and financial advisors discussed Shell's revised proposal, the remaining open issues in the draft merger documentation, including the "no solicitation", "fiduciary out" and "break-up fee" provisions, the potential for third parties to compete with Shell's offer and refinements to Merrill Lynch's preliminary valuation analysis. The Special Committee determined to meet with Shell on September 23 in order to attempt to negotiate a transaction with an acceptable price and to resolve the other open issues.

      On September 20, 21 and 22, management of Shell and Tejas met again in New York to finalize documentation reflecting the contemplated management agreements, and representatives of Shell met with the Special Committee's legal advisors to finalize the Merger Agreement, including the "no solicitation", "fiduciary out" and "break-up fee" provisions.

     On September 23, Mr. Carroll and Mr. Little of Shell and Mr. Stone and Mr. Kelly of the Special Committee met in New York to discuss the terms of the transaction. In particular, the Special Committee required that the Merger Agreement be modified to allow the Special Committee more flexibility to respond to unsolicited acquisition proposals and that the amount of the "break-up fee" payable by Tejas be decreased from the proposed maximum of $35 million to $25 million, inclusive of all expenses. Shell agreed to these terms. After further negotiations, at the meeting, Shell agreed to increase the proposed purchase price to $61.50 per share.

     After the meeting with Shell, the Special Committee and its legal and financial advisors met later that day to consider Shell's offer. The Special Committee received a presentation from its legal advisors regarding the proposed Merger Agreement and the key terms of Shell's contemplated management agreements with Tejas' senior management. The Special Committee also received a presentation by Merrill Lynch regarding its analysis of the Merger Consideration. Merrill Lynch also delivered its opinion that the Merger Consideration was fair to Tejas stockholders from a financial point of view (the "Merrill Lynch Opinion"). After discussion, the Special Committee unanimously resolved:

            that the Merger and the Merger Agreement are advisable and in the best interests of Tejas and its stockholders, and

            to recommend that the Board approve the Merger and the Merger
             Agreement and that the Board recommend the Merger and the Merger Agreement to the Tejas stockholders for adoption.

     At a September 23, 1997 meeting of the full Tejas Board after the Special Committee's meeting, following presentations from Merrill Lynch and Tejas' legal advisors, and receipt of the Special Committee's recommendation and the Merrill Lynch Opinion, the full Board unanimously resolved:

            that the Merger and the Merger Agreement are advisable and fair to and in the best interests of Tejas and its stockholders,

            to adopt and approve the Merger and the Merger Agreement, and to recommend that the Merger and the Merger Agreement be adopted by the Tejas stockholders.

      The Board also amended Tejas' stockholder rights plan so that the plan would not be triggered by the Merger transactions or the Voting Agreements.

     ACCORDINGLY, THE BOARD OF TEJAS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT. Some members of the Board and of management of Tejas have interests which may present them with potential conflicts of interest in connection with the Merger. See "Interests of Tejas Management in the Merger."

RECOMMENDATION OF THE SPECIAL COMMITTEE AND TEJAS' BOARD; REASONS FOR THE MERGER

     The Special Committee's decision to recommend, and the Board's decision to approve, the Merger and the Merger Agreement, were the product of a lengthy evaluation process described above under "- Background of the Merger." This process included numerous meetings of the Special Committee at which the Special Committee considered various proposals made by Shell and possible responses and, with the assistance of its financial and legal advisors, took and authorized various actions. See "-- Background of the Merger."

      The Special Committee and the full Board, in making their determinations that the Merger and the Merger Agreement are in the best interests of Tejas stockholders, considered a number of factors, including the following:

           The directors' familiarity with, and presentations by Tejas' management and Merrill Lynch regarding, the business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of Tejas (as well as the risks involved in achieving such prospects), the nature of the intrastate natural gas pipeline industry in which Tejas competes, and current industry, economic and market conditions, both on a historical and on a prospective basis;

           The directors' review of presentations by, and discussions of the terms and conditions of the Merger Agreement with, senior executives of Tejas, representatives of Tejas' legal counsel, representatives of the Special Committee's legal counsel and representatives of Merrill Lynch;

           Merrill Lynch's opinion that, as of September 23, 1997, the Merger
            Consideration to be received by Tejas stockholders was fair to Tejas stockholders from a financial point of view. See "--Merrill Lynch's Fairness Opinion" for a discussion of factors considered in rendering the Merrill Lynch Opinion. Merrill Lynch subsequently updated its opinion as of the date of this proxy statement. A copy of such updated opinion is included as Annex B to this proxy statement, and you are urged to read such opinion in its entirety;

           The directors' review of the historical and prospective market prices of the Common Stock compared to the Merger Consideration, including that the Merger Consideration of $61.50 per share represented a 24% premium over the closing price of the Common Stock of $49 9/16 per share on September 22, 1997, the last full trading day prior to the Special Committee's recommendation, and the Board's approval, of the Merger Agreement;

           Information provided by Merrill Lynch to the Special Committee regarding the consideration other companies might be prepared to pay for Tejas without incurring a significant dilution in their earnings per share (such information was hypothetical and based solely on public information because Merrill Lynch was not asked to, and did not, contact any third party);

           The Special Committee's and Board's beliefs that the Merger
            Consideration represented the highest price that Shell would be willing to pay in acquiring Tejas, which belief resulted in part from the Special Committee's substantial negotiations with Shell in an attempt to obtain the highest possible price;

           The terms and conditions of the Merger Agreement, which were negotiated at arm's length between the Special Committee and its legal advisors (with input from Tejas' management and legal advisors on matters concerning Tejas' business and operations), on the one hand, and Shell and its legal advisors, on the other hand;

           Provisions of the Merger Agreement that are structured so as (i) to accommodate additional bona fide unsolicited offers to acquire Tejas and specifically to permit the Special Committee to provide information to and negotiate with such third parties and (ii) to enable the Board to terminate the Merger Agreement and accept a financially superior proposal subject to the payment of a $25 million termination fee and some other restrictions (see "Summary of the Merger Agreement--No Solicitation by Tejas" and "Summary of the Merger Agreement--Termination of the Merger Agreement and Payment of Fees and Expenses");

           Provisions in the agreements relating to Coral which might affect the ability or desire of another acquiror to make an offer comparable to Shell's offer, including provisions which might permit Shell to purchase Coral for fair market value upon a change of control of Tejas, and the effect that such a purchase might have on an acquiror's ability to use pooling-of-interests accounting treatment;

           The terms of the Voting Agreements, including the commitment of Mr.
            Hamilton, Mr. Gates and Mr. Precourt to vote an aggregate of approximately 19% of the outstanding Common Stock in favor of the Merger and the fact that the Voting Agreements terminate upon termination of the Merger Agreement (see "Voting Agreements");

           The financial condition of Shell and the fact that the Merger
            Agreement does not contain a financing condition to the obligation of Shell to consummate the Merger;

           The possible conflict of interest of some of the directors and members of management based on their arrangements with Shell (see "Interests of Tejas Management in the Merger"); and

           The Morgan Stanley preliminary draft analysis having not been completed and having not been prepared for the purpose of analyzing the fairness of an all-cash acquisition of Tejas, and accordingly not being directly relevant to the Board's and the Special Committee's consideration of the Shell proposal.

      In view of the various factors considered by the Special Committee and the Board, including those material factors listed above, the Special Committee and the Board did not find it necessary or practicable to quantify or otherwise attempt to assign relative importance to the specific factors considered in making their determinations, nor did they evaluate whether such factors were of equal importance. Individual members of the Special Committee and the Board may have given different weights to different factors.

MERRILL LYNCH'S FAIRNESS OPINION

      As described above, the Special Committee engaged Merrill Lynch to act as exclusive financial advisor in connection with the Merger. Merrill Lynch delivered the Merrill Lynch Opinion to the Special Committee and the Tejas Board on September 23, 1997. Merrill Lynch updated its opinion as of the date of this proxy statement.

      THE FULL TEXT OF THE MERRILL LYNCH OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT IS ATTACHED AS ANNEX B TO AND INCORPORATED IN THIS PROXY STATEMENT. THE MERRILL LYNCH OPINION LISTS THE ASSUMPTIONS MERRILL LYNCH MADE IN ITS REVIEW, THE MATTERS MERRILL LYNCH CONSIDERED IN ITS REVIEW, AND THE QUALIFICATIONS AND LIMITATIONS ON MERRILL LYNCH'S REVIEW. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. YOU ARE URGED TO READ THE MERRILL LYNCH OPINION IN ITS ENTIRETY.

               SCOPE OF MERRILL LYNCH'S REVIEW

     The initial Merrill Lynch Opinion was provided to the Special Committee and the Tejas Board for their information. The Merrill Lynch Opinion addresses only the fairness from a financial point of view of the Merger Consideration to the Tejas stockholders. It does not address the merits of the underlying decision by Tejas to engage in the Merger and does not constitute a recommendation to you as to how you should vote on the proposed Merger or any transaction related to the Merger.

    The Merger Consideration was determined through negotiations between Shell and the Special Committee and was unanimously approved by the Tejas Board. Merrill Lynch provided advice to the Special Committee during the course of the negotiations with respect to the evaluation of possible amounts and forms of consideration from a financial point of view, and advised the Special Committee and the full Board with respect to the fairness of the Merger Consideration from a financial point of view.

    The summary set forth below is not a complete description of the analyses underlying the Merrill Lynch Opinion. Merrill Lynch advised the Special Committee and the Tejas Board that preparing fairness opinions is a complex analytic process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description.

    In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch has indicated that it believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are conditions and factors beyond the control of Merrill Lynch, Tejas or Shell. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results. The actual values and future results may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities are not appraisals nor do they reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

      In addition, as described above, the initial Merrill Lynch Opinion was among several factors taken into consideration by the Special Committee in recommending, and the full Tejas Board in approving, the Merger and the Merger Agreement. Consequently, Merrill Lynch's analyses described below should not be viewed as determining the decision of the Special Committee or the Tejas Board with respect to the fairness of the Merger.

     In arriving at its opinion, Merrill Lynch, among other things, reviewed publicly available business and financial information relating to Tejas and to Shell, as well as a draft of the Merger Agreement. Merrill Lynch also reviewed other information, including financial forecasts for Tejas that Tejas management provided to Merrill Lynch, and met with members of senior management and representatives of Tejas to discuss Tejas' business and prospects. In the course of its analysis, Merrill Lynch also reviewed the draft preliminary analysis which Morgan Stanley prepared in connection with the relative valuation of Tejas and Shell Midstream for the strategic combination initially considered by Tejas and Shell. Merrill Lynch did not use or rely on any information or conclusions in Morgan Stanley's preliminary analysis.

     Merrill Lynch also considered the financial terms of other business combination transactions that Merrill Lynch decided were relevant. In addition, Merrill Lynch considered financial and stock market data for Tejas and compared that data with similar data for other publicly held companies that Merrill Lynch thought were comparable. Merrill Lynch also reviewed other financial studies and analyses, performed other investigations and took into account other matters, including its assessment of general economic, market and monetary conditions, as it determined appropriate in rendering its opinion.

     In preparing its opinion, Merrill Lynch assumed that public information Merrill Lynch reviewed and other information made available to Merrill Lynch was accurate and complete. Tejas' management advised Merrill Lynch that Tejas was not aware of any facts that would make such information inaccurate or misleading in any material respect. Merrill Lynch was not asked to independently verify such information, did not undertake an independent appraisal of the assets or liabilities of Tejas and did not physically inspect the properties or facilities of Tejas. Merrill Lynch assumed that the financial forecast prepared by Tejas was reasonably prepared and reflected the best currently available estimates and judgment of Tejas' management. Merrill Lynch expressed no view as to such financial forecast information or the assumptions on which it was based.

    Merrill Lynch was not authorized by the Special Committee or the Tejas Board to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of Tejas.

               MERRILL LYNCH'S ANALYSES

     The following is a brief summary of the material analyses presented by Merrill Lynch to the Tejas Board and the Special Committee in connection with the rendering of the initial Merrill Lynch Opinion. The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

      DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow methodology, Merrill Lynch calculated a range of per share values for the Common Stock. This range was based on two different sets of projections. The first set was provided by the management of Tejas ("Base Case"). The second set was prepared by Merrill Lynch at the request of the Special Committee by adjusting the Base Case to maintain Tejas' debt-to-total capitalization levels at or above 60% in each projected year and to use the increased borrowings to make acquisitions ("60% Debt Ratio Case"). The 60% Debt Ratio Case was prepared in order to consider the effect of potential continued borrowings and acquisitions by Tejas consistent with Tejas' historical practice (although no particular acquisition candidates were identified or evaluated). Merrill Lynch made discounted cash flow calculations using multiples of terminal earnings before interest, taxes, depreciation and amortization ("EBDIT") ranging from 7.0x to 9.0x and using discount rates ranging from 9% to 12%.

   The relevant range of per share values for the Common Stock resulting from the discounted cash flow analysis was $45.00 to $63.00, compared to the Merger Consideration of $61.50.

    COMPARABLE COMPANY ACQUISITION ANALYSIS. Merrill Lynch reviewed publicly available information regarding selected acquisitions of companies or assets that Merrill Lynch determined were most similar to Tejas or its assets. These acquisitions included Natural Gas Clearinghouse's acquisition of Trident NGL Holding (March 1995), Panhandle Eastern Corporation's acquisition of Associated Natural Gas Corporation (December 1994), Tejas' acquisition of Transok, Inc. (June 1996), PanEnergy Corp's acquisition of assets from Mobil Corporation (August 1996), PG&E Corporation's acquisition of Teco Pipeline Company (January
1997), PG&E Corporation's acquisition of Valero Energy Corporation (July 1997) and PacifiCorp's acquisition of TPC Corporation (March 1997).

    No company utilized in the comparable company acquisition analysis was identical to Tejas. Accordingly, an analysis of the results of this comparison is not purely mathematical; rather, the analysis involves complex considerations and judgments primarily concerning differences in historical and projected financial, operating and trading characteristics of the companies involved and the circumstances surrounding the acquisition transactions.

     For each of these acquisitions, Merrill Lynch calculated "Adjusted Market Value," which means the acquisition value of common equity, plus debt, plus the liquidation value of preferred stock, plus minority interest, less cash. Then Merrill Lynch calculated Adjusted Market Value as a multiple of latest twelve months EBDIT for each of the transactions. Merrill Lynch also calculated the acquisition value of equity as a multiple of latest twelve months net income for each of such transactions. Merrill Lynch's analysis of the transactions showed that Adjusted Market Value as a multiple of latest twelve months EBDIT ranged from 10.0x to 12.0x, and that acquisition value of equity as a multiple of latest twelve months net income ranged from 25.0x to 30.0x.

     In order to determine Tejas' EBDIT for comparison purposes, Merrill Lynch used Tejas' actual EBDIT and net income for the twelve months ended June 30, 1997 (the most recent quarterly information available as of September 23, 1997). In addition, Merrill Lynch also used Tejas' projected 1997 EBDIT and net income under the Base Case (the projected 1997 EBDIT and net income under the 60% Debt Ratio Case was the same). Then Merrill Lynch applied the ranges described above to Tejas' actual and projected EBDIT and net income to determine comparable prices.

         Based on its comparable company acquisition analysis, Merrill Lynch calculated a relevant range of per share values of the Tejas Common Stock of $51.00 to $62.00, compared to the Merger Consideration of $61.50.

         MERGER PREMIUM ANALYSIS. Merrill Lynch identified acquisitions of publicly traded companies which it determined were appropriate for this analysis, consisting of acquisitions of companies with implied Adjusted Market Values of between $1.0 billion and $3.0 billion as well as selected acquisitions of natural gas companies since January 1, 1994. Merrill Lynch then calculated the premium of the acquisition price over the stock prices of each acquired company one day prior to announcement, one week prior to announcement and four weeks prior to announcement of the acquisition.

      This analysis indicated premiums in a range of 20% to 40%. When applied to Tejas' stock price of $49.94 as of September 19, 1997 (the day prior to the date Merrill Lynch finalized its analysis), the stock price of $50.75 one week prior to September 19, 1997 and the stock price of $44.94 four weeks prior to September 19, 1997, the premiums resulted in a range of per share values of the Tejas Common Stock of $56.00 to $66.00, compared to the Merger Consideration of $61.50.

        COMPARABLE COMPANY TRADING ANALYSIS. Merrill Lynch identified those publicly traded companies that Merrill Lynch determined were comparable to
Tejas: Aquila Gas Pipeline Corporation, KN Energy, Inc., NGC Corporation, TransMontaigne Oil Company, USX-Delhi Group and Western Gas Resources, Inc. Merrill Lynch then compared selected historical stock, financial and operating ratios for Tejas to the corresponding data and ratios of the comparable companies.

        An analysis of the ratio of Adjusted Market Value of the comparable companies at September 19, 1997 to EBDIT for 1997 (based on publicly available analysts' projections) yielded a relevant range of 9.0x to 10.5x. An analysis of Adjusted Market Value to 1998 EBDIT for the comparable companies yielded a relevant range of 8.0x to 9.0x, and an analysis of Adjusted Market Value to 1999 EBDIT for the comparable companies yielded a relevant range of 7.0x to 8.0x.

       An analysis of the ratio of the market value of the common stock of the comparable companies at September 19, 1997 to estimated net earnings to common stock for 1997 (based on publicly available analysts' projections) yielded a relevant range of 20.0x to 25.0x. An analysis of the market value of the common stock to 1998 estimated net earnings to common stock for the comparable companies yielded a relevant range of 14.0x to 16.0x, and an analysis of the market value of the common stock to 1999 estimated net earnings to common stock for the comparable companies yielded a relevant range of 12.0x to 14.0x.

       Merrill Lynch applied the relevant multiple ranges derived from the comparable company trading analysis to Tejas' 1997, 1998 and 1999 Base Case EBDIT and net income (projected EBDIT and net income for such periods for the 60% Debt Ratio Case was the same). Based on its comparison of such multiples, Merrill Lynch calculated a relevant range of per share values of the Common Stock of $40.00 to $53.00, compared to the Merger Consideration of $61.50.

       In rendering its opinion, Merrill Lynch attributed relatively less weight to the comparable company trading analysis. This was partly because a number of factors affect the overall equity markets, but these factors may or may not affect a specific company's valuation. In addition, the market prices for comparable companies are set by trades which typically represent insignificant portions of the ownership of a company, as opposed to establishing the price at which all or a large percentage of a company may be purchased. As a result, a comparable company trading analysis does not incorporate the value of control.

               THE SPECIAL COMMITTEE'S ENGAGEMENT OF MERRILL LYNCH.

    Pursuant to a letter agreement between Tejas and Merrill Lynch negotiated by the Special Committee, Tejas agreed to pay Merrill Lynch (i) $250,000 upon Tejas' execution of the letter agreement, (ii) an additional fee of $1,250,000 upon Merrill Lynch delivering the Merrill Lynch Opinion and (iii) an additional fee of $2,000,000 payable upon closing of the Merger. Tejas also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel. Additionally, Tejas agreed to indemnify Merrill Lynch and related persons for some liabilities related to or arising out of its engagement, including liabilities under federal securities laws.

      Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Merrill Lynch has, in the past, provided financial advisory and/or financing services to Tejas and/or affiliates of Shell and may continue to do so. Merrill Lynch has received, and in the future may receive, fees for the rendering of such services. In the ordinary course of business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of Tejas and affiliates of Shell (and Merrill Lynch anticipates trading after the Merger in the securities of affiliates of Shell) for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


                  SUMMARY OF THE MERGER AGREEMENT

   This section of the proxy statement describes some aspects of the proposed Merger, including some of the provisions of the Merger Agreement. The description of the Merger Agreement contained in this proxy statement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference. You are urged to read the entire Merger Agreement carefully.

STRUCTURE; EFFECTIVE TIME

        The Merger Agreement provides for the Merger of Merger Subsidiary into Tejas. Tejas will survive the Merger and continue to exist after the Merger as a subsidiary of Sierra Acquisition. The Merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware (or a later time if agreed in writing by the parties and specified in the certificate of merger). The time that the Merger becomes effective is referred to in this proxy statement as the "Effective Time." The Effective Time is expected to occur on January 12, 1998 or as soon as practicable thereafter when all conditions to the Merger have been satisfied or waived.

MERGER CONSIDERATION

      The Merger Agreement provides that each share of Common Stock outstanding immediately prior to the Effective Time will, at the Effective Time, be converted into the right to receive cash from Sierra Acquisition in an amount equal to the Merger Consideration ($61.50, without interest). All shares of Common Stock that are owned by Tejas as treasury stock will, at the Effective Time, be canceled and no payment will be made for such shares. If the appraisal rights of any shares are perfected, then those shares will be treated as provided under "Appraisal Rights". The Merger Consideration will be paid promptly after the Effective Time after Tejas receives stock certificates and appropriate documentation. After the Effective Time you will be given instructions explaining how to send stock certificates and other required documents to Tejas.

         Shell has guaranteed that Sierra Acquisition will pay the Merger Consideration in full. The aggregate Merger Consideration, including amounts necessary to cash out director and employee stock options, is estimated to be approximately $1.4 billion.

EMPLOYEE AND DIRECTOR STOCK OPTIONS

     Tejas' stock option plans provide that all outstanding options to purchase shares of Common Stock will vest at the Merger. Under the Merger Agreement, each stock option outstanding at the Effective Time will be canceled. Tejas will make a cash payment to the holders of those options. The cash payment for each option will equal the amount of the Merger Consideration less the exercise price of the option. A portion of the options held by senior management and certain key employees will not vest and be cashed out as provided in the Merger Agreement. These options will be rolled over into stock appreciation rights as described below under "Interests of Tejas Management in the Merger".

CONVERSION OF SHARES

    Shell and Tejas will appoint an Exchange Agent who will make payment of the Merger Consideration in exchange for certificates representing shares of Common Stock. Sierra Acquisition will make cash available to the Exchange Agent in order to permit the Exchange Agent to pay the Merger Consideration. Sierra Acquisition will receive all shares of Common Stock that are exchanged for the Merger Consideration. Promptly after the Effective Time, Sierra Acquisition or the Exchange Agent will send you a letter of transmittal and instructions explaining how to send your certificates to the Exchange Agent. If you send your stock certificates to the Exchange Agent, together with a properly completed letter of transmittal, then promptly after the Exchange Agent receives and processes your documents, a check for the Merger Consideration will be mailed to you (subject to any withholding required by law).

COVENANTS

         INTERIM OPERATIONS OF TEJAS. Until the Effective Time, Tejas and its subsidiaries are required to comply with a number of covenants concerning the operation of their businesses, compliance with applicable laws, corporate structure, governance and financing, and compensation of management. In general, Tejas agreed to operate during the period in all material respects in the usual and ordinary course, consistent with past practices, and obtain Shell's consent for a number of actions such as significant acquisitions or incurring indebtedness other than in the ordinary course of business.

      OTHER COVENANTS. The Merger Agreement contains mutual covenants of Shell
and Tejas applicable to consummating the Merger transactions.   These  include
covenants relating to tax and accounting treatment of the Merger; public announcements; notification of some matters; access to information; cooperation in connection with governmental filings and in obtaining consents and approvals; and confidential treatment of non-public information.

     SPECIAL MEETING; PROXY MATERIAL. Tejas and Shell agreed to prepare this proxy statement, and Tejas agreed to mail this proxy statement to each holder of Common Stock and call and hold the Special Meeting. Tejas also agreed to use all commercially reasonable efforts to obtain stockholder adoption of the Merger Agreement.

        NO SOLICITATION BY TEJAS. Subject to exceptions summarized below, Tejas agreed that it will not, and will not authorize or permit any of the officers, directors, employees, agents and other representatives of Tejas and its subsidiaries (collectively, the "Representatives") to, directly or indirectly, solicit, encourage or initiate any Acquisition Proposal or negotiate with any prospective buyer in connection with any Acquisition Proposal. "Acquisition Proposal" means any proposal or offer with respect to:

       a tender or exchange offer, a merger, consolidation or other business combination involving Tejas or any of its subsidiaries (including a merger of equals of Tejas but excluding a transaction where Tejas or its subsidiaries is acquiring the stock or assets of another person unless the transaction involves the issuance (other than in a broadly marketed public offering) by Tejas of 20% or more of its outstanding Common Stock (or securities convertible into or exercisable for 20% or more of Tejas' outstanding Common Stock)), the acquisition of an equity interest in Tejas representing in excess of 25% of the power to vote for the election of a majority of directors of Tejas, or the acquisition of assets of Tejas or its subsidiaries (including stock of one or more subsidiaries of Tejas) representing 25% or more of the consolidated assets of Tejas, in each case by any person other than Shell or its affiliates.

Tejas agreed to cease any solicitation of, and any discussion or negotiation conducted prior to the date of the Merger Agreement with respect to, any Acquisition Proposal.

        However, the Merger Agreement provides that Tejas' Board and/or the Special Committee may authorize Tejas to engage in discussions or negotiations concerning an unsolicited Acquisition Proposal (and may furnish information and cooperate in this regard) if it determines in the exercise of its fiduciary duties based on the advice of its counsel that such action is in the best interests of Tejas stockholders.

       In addition, the Merger Agreement provides that following receipt of an Acquisition Proposal that is financially superior to the Merger (as determined in good faith by Tejas' Board after consultation with Tejas' financial advisors), the Board may withdraw, modify or not make its recommendation in favor of the Merger if it concludes in good faith and upon advice of counsel that such action is necessary in order for Tejas' Board to act in a manner that is consistent with its fiduciary obligations under applicable law.

       Tejas has agreed not to engage in negotiations with, or disclose any nonpublic information to, any person unless it receives from such person an executed confidentiality agreement with terms, in the aggregate, not materially less favorable to Tejas than the confidentiality agreement between Tejas and Shell, dated as of April 15, 1997.

      Tejas will promptly notify Shell of the receipt of any Acquisition Proposal not less than two business days prior to entering into any agreement in connection with the Acquisition Proposal. The notice must include the identity of the person or group making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal. Tejas has agreed not to enter into a definitive agreement in connection with an Acquisition Proposal unless at least five business days have passed since Tejas initially notified Shell of an inquiry or proposal relating to an Acquisition Proposal. Within the two-business day or five-business day period referred to above, if any, Shell may propose an improved transaction. The two and five-business day waiting periods are not required if Tejas' Board or Special Committee decides, based on the advice of counsel, that the waiting periods conflict with the exercise of the Board's fiduciary obligations to its stockholders.

               ANTITAKEOVER STATUTES. If any takeover statute is or may become applicable to the Merger transactions, Tejas and the Board have agreed to use all reasonable efforts to take necessary actions so that the Merger transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement. Tejas and the Board also agreed to act to eliminate or minimize the effects of any takeover statute on any of the Merger transactions.

     INDEMNIFICATION AND INSURANCE OF TEJAS DIRECTORS AND OFFICERS. Tejas has agreed to continue to indemnify its present and former officers and directors (and those of its subsidiaries) in respect of acts or omissions occurring prior to the Effective Time. This indemnification obligation applies to the extent provided under Tejas' certificate of incorporation and bylaws as of September 23, 1997 and until any applicable statute of limitations has expired. The indemnification obligation is also subject to any limitation imposed under applicable law.

     At least until six years after the Effective Time, Holdings will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time. The insurance will cover each person currently covered by Tejas' officers' and directors' liability insurance policy, and will be on terms with respect to coverage and amount no less favorable than those of Tejas' policy in effect on September 23, 1997. However, in satisfying this obligation, Holdings shall not be obligated to pay premiums in excess of 150% of the amount per annum that Tejas paid for this purpose in its last full fiscal year. If the premium would exceed the 150% level, Holdings is obligated to get the coverage that can be obtained at the 150% level.

   REVISED SCHEDULES. Shell and Tejas each delivered schedules to the Merger Agreement which contain details required by the warranties. As contemplated by the Merger Agreement, Shell and Tejas delivered revised schedules on October 31, 1997. Tejas or Shell, as the case may be, has the right to review the revised schedules for a period of five business days (subsequently extended to the close of business on November 21, 1997). If the revised information would reasonably be likely to have a material adverse effect on Tejas or discloses that a condition to the Merger is not capable of being fulfilled, then at any time within the review period the party receiving the revised schedules can decide to terminate the Merger Agreement. If either party decides to terminate the Merger Agreement, Shell and Tejas have ten business days to agree on corrective measures, if any. If Shell and Tejas do not agree on corrective measures within the ten-business day period, then the Merger Agreement will terminate.

WARRANTIES

   The Merger Agreement contains a number of warranties by both parties. The warranties do not survive the Effective Time. Tejas and Shell each made reciprocal warranties which include matters such as corporate organization, authorization, authorization of the Merger transactions, and governmental approvals. Tejas also warrantied to Shell as to a number of other matters relating to Tejas' corporate structure, SEC filings, business operations, financial statements, assets and liabilities and litigation. With respect to the Merger, Tejas warrantied to Shell that Section 203 of the General Corporation Law of the State of Delaware does not apply to the Merger transactions and that Tejas had exempted the Merger transactions (including the Voting Agreements) from the effect of Tejas' stockholder rights plan. Shell also warrantied to Tejas that it had sufficient financing for the Merger transactions.

CONDITIONS TO THE MERGER

            CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Shell, Sierra Acquisition, Holdings, Merger Subsidiary and Tejas to consummate the Merger are subject to the satisfaction of the following conditions:

           Tejas stockholders must adopt the Merger Agreement;

           the Merger must not be prohibited by applicable law or enjoined;

           all consents from any governmental authority required to permit the Merger must be obtained. See "Federal Regulatory Approvals" below;

           the Merger must not be prevented by any governmental authority (and no government authority can be seeking to prevent the Merger);

           Shell must not be prohibited from exercising all material rights pertaining to its ownership of Tejas or any of its subsidiaries (and no government authority can be seeking such a prohibition);

           Shell must not be compelled to dispose of or hold separate all or any portion of the business or assets of Tejas or any of its subsidiaries (and no government authority can be seeking such disposition); and

           no statute, rule, regulation or order can have been enacted that would make the consummation of the Merger transactions illegal.

       CONDITIONS TO THE OBLIGATIONS OF SHELL, SIERRA ACQUISITION, HOLDINGS AND MERGER SUBSIDIARY. The obligations of Shell, Sierra Acquisition, Holdings and Merger Subsidiary to effect the Merger are subject to the satisfaction of the following additional conditions:

         Tejas must have performed in all material respects its obligations under the Merger Agreement;

         the warranties of Tejas must be true in all material respects as if made as of the Effective Time;

         Tejas must obtain all consents and make all filings required for the Merger (other than where not having such consents or making such filings would not reasonably be expected to have a material adverse effect on Tejas);

         Shell must receive all documents it reasonably requests relating to the existence of Tejas and Tejas' authorization of the Merger Agreement; and

         no event can have happened since September 23, 1997, individually or together with other similar events, that has or reasonably would be expected to have a material adverse effect on Tejas.

    CONDITIONS TO THE OBLIGATIONS OF TEJAS. The obligation of Tejas to effect the Merger is further subject to the satisfaction of the following additional conditions:

         Shell must have performed in all material respects its obligations under the Merger Agreement;

         the warranties of Shell must be true in all material respects as if made as of the Effective Time;

         Shell must obtain all consents and make all filings required for the Merger (other than where not having such consents or making such filings would not reasonably be expected to impede the receipt of the Merger Consideration by Tejas stockholders); and

         Tejas must receive all documents it reasonably requests relating to the existence of Shell and Shell's authorization of the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT AND PAYMENT OF FEES AND EXPENSES

  The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

             by mutual written consent of Tejas and Shell;

             by either Tejas or Shell:

             -    if the Merger has not been consummated by March 31, 1998;

             - if the Tejas stockholders do not adopt the Merger Agreement at the Special Meeting. (If either Shell or Tejas terminate the Merger Agreement under this provision, Shell may be entitled to a break-up fee, as described below);

             - if any law or regulation makes consummation of the Merger illegal or otherwise prohibited;

             - if any judgment, injunction, order or decree enjoining Tejas or Shell from consummating the Merger is entered and such injunction, judgment, order or decree has become final and non-appealable; or

             -    as provided above under "-Covenants-Revised Schedules";

         by Shell if:

             - any person, entity or group other than Shell and its affiliates has increased its beneficial ownership of Tejas Common Stock by an amount equal to 25% or more of the outstanding Tejas Common Stock (compared with its level of ownership on the date of the Merger Agreement);

             - any warranty of Tejas under the Merger Agreement is untrue when made or any covenant of Tejas under the Merger Agreement is breached (which, in either case, would result in a closing condition not being satisfied), subject to a 60-day cure period. (If Shell terminates the Merger Agreement under this provision and if Shell has not materially breached its warranties or obligations under the Merger Agreement, Tejas has agreed to pay Shell up to $5 million of Shell's expenses);

             - the Tejas Board withdraws or modifies in a manner adverse to Shell its approval or recommendation of the Merger. (If Shell terminates the Merger Agreement under this provision, Tejas has agreed to pay Shell a $25 million break-up fee);

             - the Tejas Board approves, recommends or endorses any Acquisition Proposal other than the Merger. (If Shell terminates the Merger Agreement under this provision, Tejas has agreed to pay Shell a $25 million break-up fee); or

           by Tejas if:

             - any warranty of Shell under the Merger Agreement is untrue when made or any covenant of Shell under the Merger Agreement is breached (which, in either case, would result in a closing condition not being satisfied), subject to a 60 day cure period. If Tejas terminates the Merger Agreement under this provision and if Tejas has not materially breached its warranties or obligations under the Merger Agreement, Shell has agreed to pay Tejas up to $5 million of Tejas' expenses; or

            - the Tejas Board determines in good faith (after reviewing the advice of its financial advisor) that an Acquisition Proposal is financially superior to the Merger and is reasonably capable of being financed, and Tejas enters into a definitive agreement to effect the financially superior Acquisition Proposal, has complied with the covenant set forth above under "-Covenants-No Solicitation by Tejas", and pays Shell the $25 million break-up fee.

     Shell is entitled to a $25 million break-up fee if either Shell or Tejas terminates the Merger Agreement because the Merger is not adopted by Tejas stockholders and if, within 12 months after such termination, either:

             - any person, entity or group other than Shell and its affiliates increases its beneficial ownership of Tejas Common Stock by an amount equal to 25% or more of the outstanding Common Stock compared with its level of ownership on the date of the Merger Agreement, or

             - Tejas enters into an agreement to consummate an Acquisition Proposal and such transaction is subsequently consummated.

        If the Merger Agreement is validly terminated, none of its provisions survive (except for miscellaneous provisions relating to confidentiality, expenses, governing law, jurisdiction, waiver of a jury trial, and other matters). Termination shall be without any liability on the part of any party, unless such party is in willful breach of a provision of the Merger Agreement.

AMENDMENTS; WAIVERS

        The provisions of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed. However, after the adoption of the Merger Agreement by the Tejas stockholders, no amendment or waiver may, without the further approval of Tejas stockholders, alter or change the Merger Consideration, any term of the certificate of incorporation of Tejas or any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect Tejas stockholders.

CONSEQUENCES OF THE MERGER

      After the Merger, the Tejas stockholders will no longer have any interest in Tejas or its future earnings or growth. Shares of Tejas Common Stock will be deregistered under the federal securities laws and will no longer be listed for trading on the New York Stock Exchange or any other exchange.


                    FEDERAL REGULATORY APPROVALS

        On November 20, the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 was terminated. In addition, the Federal Energy Regulatory Commission ("FERC") is reviewing aspects of the Merger. Under Section 203 of the Federal Power Act, the FERC exercises authority to approve transactions if they involve a disposition of public utility facilities. The FERC's approval is based on whether such dispositions are consistent with the public interest. The FERC regulates a power marketer, including one of the subsidiaries of Coral, as a public utility, and evaluates the effect of a proposed disposition of public utility facilities on wholesale competition, on ratepayers and on state and federal regulation of the public utility.

      Shell and Tejas made appropriate submissions to the FERC on October 23, 1997. Shell and Tejas are unable to predict how long such review will take, and, in particular, whether such review will be completed in time to permit the Merger to occur as planned on January 12, 1998.


                         VOTING AGREEMENTS

      As a condition to executing the Merger Agreement, Shell required that Mr. Hamilton, Mr. Gates and Mr. Precourt each execute a separate voting agreement obligating them to vote their Common Stock in favor of adopting the Merger Agreement. As of October 1, 1997, Mr. Hamilton, Mr. Gates and Mr. Precourt together owned approximately 19% of the outstanding Common Stock. As a result, the favorable vote of approximately 31% of the outstanding Common Stock, in addition to the Common Stock held by Mr. Hamilton, Mr. Gates and Mr. Precourt, will be required in order to adopt the Merger Agreement.

      Mr. Hamilton, Mr. Gates and Mr. Precourt may also be required to vote against competing proposals that might be made. Under the Voting Agreements, Mr. Hamilton, Mr. Gates and Mr. Precourt may not transfer their Common Stock other than to certain permitted transferees. Finally, Mr. Hamilton, Mr. Gates and Mr. Precourt also agreed not to solicit, initiate or encourage any Acquisition Proposals (as defined above under "Summary of the Merger Agreement"), although this requirement applies to them in their capacity as stockholders and not in their capacity as directors. See "Summary of the Merger Agreement" above for a discussion of the Board's obligations in connection with Acquisition Proposals. The Voting Agreements terminate when the Merger Agreement is terminated.


          CERTAIN PROJECTIONS OF FUTURE OPERATING RESULTS

       Tejas does not as a matter of course make public forecasts as to its future financial performance and condition. However, in connection with the preliminary negotiations with Shell regarding a transaction in which Tejas and Shell Midstream would be combined and Shell and Tejas' stockholders would share equity ownership of the combined company, Tejas furnished Shell with certain information relating to projected future operating results, cash flows and financial condition. This information included data to permit Shell to analyze a number of scenarios based on assumptions concerning the level of capital expenditures and acquisitions that Tejas might make in the future. This information was later furnished to Morgan Stanley, Goldman Sachs (Shell's financial advisor) and Merrill Lynch (the Special Committee's financial advisor).

     The projections set forth below were included in the information provided by Tejas to Shell. These projections were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the Securities and Exchange Commission (the "Commission") regarding projections or financial forecasts and are included in this proxy statement only because the projections were provided to Shell.

     These projections constitute forward-looking statements and were based upon numerous assumptions, including, without limitation, assumptions concerning general economic conditions in the United States, conditions in the capital markets utilized by Tejas to access capital to finance operations, energy prices, the general level of natural gas and petroleum product demand and the ability of Tejas to continue its past history of growth through profitable acquisitions. For a list of important factors that, in the view of Tejas, could cause actual results to differ materially from those set forth in these projections, see "Forward-Looking Statements May Prove Inaccurate." The projections set forth below have not been adjusted to reflect any effects of the Merger.

     The projections that Tejas provided to Shell included the following base case information:

                                  Year ended December 31,
                1997   1998  1999  2000  2001  2002  2003  2004  2005  2006
Earnings from
Operations
(in millions)   $153   $173  $209  $239  $272  $327  $384  $442  $502  $563

Earnings per
 share        $2.25  $2.84  $3.92 $4.96  $6.05  $7.43 $8.76 $10.23 $11.78 $13.46

Debt to
Total
Capitalization   64%  63%    57%    48%    38%    36%  34%   30%    25%   19%


       The base case earnings from operations (earnings before interest and taxes) reflected above assume that Tejas would make a $275 million acquisition during each year beginning in 2002. Capital expenditures included in the base case prior to 2002 include only identified capital expenditures of $155 million in 1997 plus annual minor maintenance capital expenditures consistent with past practices. The acquisition level of $275 million per year was based on historical average expenditures for acquisitions completed during the five years preceding 1997. The earnings from operations assumed to be generated from each of the $275 million acquisitions is $46 million per year (assuming the acquisition was completed on January 1). Tejas presented the effect of acquisitions in this manner so that the impact of acquisitions could be included or deleted from the time period in question. With respect to future acquisitions, no assurances can be given that any such acquisition opportunities will be available to Tejas, or, if available, will be on terms acceptable to Tejas, and if completed, will produce results comparable to the projected results.

  The earnings per share projections assume that all shares of Tejas' 5 1/4% Convertible Preferred Stock convert to shares of Common Stock as of January 1, 1998, and that all shares of Tejas' 9.96% Cumulative Preferred Stock are redeemed on February 1, 1998, with Tejas funding the redemption with debt. The earnings per share projections assume that Tejas does not issue any new equity, other than Common Stock issued upon the exercise (and at the expiration) of outstanding stock options.

       These projections were prepared by Tejas in June 1997. Forecasts of future financial performance and condition could differ materially from the data set forth above if Tejas were to prepare projections based upon circumstances existing as of the date of this proxy statement. Neither Tejas nor Shell intend or have any duty or obligation to publicly disclose updates or revisions to the projections set forth above to reflect circumstances existing or developments occurring after the preparation of such projections or to reflect the occurrence of unanticipated events. Tejas' independent accountants have not examined or compiled the foregoing forward-looking statements and accordingly do not provide any assurance with respect to such statements.

    THESE PROJECTIONS WERE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, SOME (BUT NOT ALL) OF WHICH ARE SET FORTH ABOVE. THE ESTIMATES AND ASSUMPTIONS UNDERLYING THE PROJECTIONS INVOLVED JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE, REGULATORY AND MARKET CONDITIONS AND FUTURE BUSINESS DECISIONS WHICH, THOUGH CONSIDERED BY MANAGEMENT OF TEJAS TO BE REASONABLE AT THE TIME MADE, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE AND REGULATORY UNCERTAINTIES. ALL OF THESE CONDITIONS ARE DIFFICULT TO PREDICT AND MANY ARE BEYOND THE CONTROL OF TEJAS. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. IN LIGHT OF THE UNCERTAINTIES INHERENT IN FORWARD-LOOKING INFORMATION OF ANY KIND, THE INCLUSION OF THE PROJECTIONS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT SHELL OR ANYONE ELSE WHO RECEIVED THIS INFORMATION CONSIDERED OR CONSIDERS IT A RELIABLE PREDICTOR OF FUTURE OPERATING RESULTS AND THIS INFORMATION SHOULD NOT BE RELIED ON AS SUCH.


           INTERESTS OF TEJAS MANAGEMENT IN THE MERGER

   All Tejas Board members and officers own Tejas stock options, Common Stock and/or preferred stock and, to that extent, their interest in the merger is the same as yours. For information concerning management's ownership of stock options, Common Stock and preferred stock, see "Security Ownership of Beneficial Owners and Management."

    After the Merger is completed, Shell will combine Tejas' business with Shell Midstream. The entity that will run the combined businesses is referred to in this section as "New Tejas." New Tejas may be formed as a limited liability company, limited partnership or corporation. Shell and Sierra Acquisition will directly or indirectly own the equity of New Tejas. However, as described in this section, the current directors and management of Tejas will become the directors and management of New Tejas. As a result of the agreements between the Management Team (as defined below) and Shell, the possibility exists that the Management Team may have interests that conflict with the interests of Tejas stockholders.

     Shell and five of Tejas' key employees (the "Management Team") have agreed to a Management Agreement. The Management Team consists of Frederic C. Hamilton (Tejas' Chairman), Jay A. Precourt (Tejas' Vice Chairman, Chief Executive Officer and President), James W. Whalen (Tejas' Senior Executive Vice President, Chief Financial Officer and Treasurer), Rene R. Joyce (Tejas' Senior Executive Vice President), and P. Anthony Lannie (Tejas' Senior Vice President, General Counsel and Secretary). The Management Agreement contains a number of agreements having to do with how New Tejas will be run after its formation. For example, the Management Agreement contains an agreement on who will be the directors of New Tejas, the actions that will require the consent of Shell, incentive compensation to be paid to the key employees of New Tejas, the scope of New Tejas' business, and loans to be made by Shell to New Tejas.

     Shell only has to form New Tejas if the Merger occurs and if the Management Team fulfills their obligations under the Management Agreement.
Shell is still obligated to complete the Merger if the Management Team does not fulfill their obligations under the Management Agreement. The Management Team only has to perform its obligations under the Management Agreement if the Merger occurs and Shell fulfills its obligations under the Management Agreement, the Merger Agreement and related agreements.

MANAGEMENT OF NEW TEJAS

    The Management Agreement provides that, for a period of five years, New Tejas will have ten directors, including one director nominated by Mr. Hamilton and one director nominated by Mr. Precourt, two directors nominated by Shell and six additional directors nominated by a nominating committee of the New Tejas board. After five years, Shell may elect the board of New Tejas, after which time Messrs. Hamilton and Precourt may each nominate one director. All of the current directors of Tejas will be asked to become directors of New Tejas. Tejas' senior management will hold identical officer positions with New Tejas. The five year period can be terminated early if Mr. Hamilton and Mr. Precourt cease serving as officers of New Tejas or exercise their SARs
(described below). After this period or termination Shell can take control of the New Tejas board.

     Shell and the Management Team do not have any agreements concerning cash compensation to be paid to the New Tejas management. However, any change in compensation, other than in the ordinary course of business, will require Shell's consent.

               ROLL OVER OF TEJAS STOCK OPTIONS INTO SARS

      The Merger will make all outstanding Tejas stock options held by directors and employees of Tejas immediately exercisable. All Tejas director and employee options outstanding at the Effective Time will be cashed out. Members of the Management Team agreed with Shell to roll a portion of their employee options over into stock appreciation rights ("SARs") of New Tejas prior to the Effective Time. (Mr. Hamilton's options are all director options and are not included in the roll over). In addition, other key employees of Tejas will also roll over a portion of their Tejas employee options into SARs prior to the Effective Time.

      The terms of the rollover SARs will be consistent with the terms of the options they replace in areas such as the number of options, the pre-Merger vesting of the options and the exercise price of the options, although the expiration date of the rollover SARs will be different than the options and the rollover SARs will become exercisable upon death, disability or termination without cause. Instead of receiving a share of Tejas Common Stock when an option is exercised, the holder of a SAR will receive a cash payment. That cash payment will be equal to New Tejas' SAR Value, less the exercise price of the SAR. See the section called "The SAR Value" below for a description of how New Tejas will determine that amount. Some of the other terms of the SARs that will replace the options are described below.

               SARS

       In addition to the New Tejas SARs issued upon the rollover of Tejas employee options, New Tejas will also grant SARs to the members of the Management Team and to other key employees of New Tejas. These SARs will vest, or become exercisable, annually in four equal parts, beginning one year after grant. The exercise price for half of these SARs will be $61.50 per SAR (which is equal to the Merger Consideration). The exercise price for the next quarter of these SARs will be equal to the SAR Value on December 31, 1999. The exercise price for the last quarter of these SARs will be equal to the SAR Value on December 31, 2000. 62,500 of Mr. Hamilton's SARs will have an exercise price equal to the SAR Value on December 31, 1999. 62,500 of Mr. Hamilton's SARs will have an exercise price equal to the SAR Value on December 31, 2000. The balance of the SARs that will be granted to Mr. Hamilton will be exercisable at $61.50 per SAR.

        No SARs may be exercised during the first year. Each member of the Management Team must exercise all of his SARs at the same time. Other key employees will have the right to exercise some or all of their SARs after each fiscal quarter. The SARs will expire ten years after the formation of New Tejas, subject to early termination due to termination of employment in some circumstances. With some exceptions, the SARs cannot be transferred by a New Tejas employee, although the SARs will be transferred automatically if the employee dies.

         The members of the Management Team also have the right to receive additional interests in New Tejas if New Tejas sells common equity. Such interests would be determined on a pro rata basis.

               THE SAR VALUE

        The SAR Value will be determined by a formula. In calculating the formula, New Tejas will first determine New Tejas' earnings for the four quarters preceding the determination date, before expenses for income taxes, interest, depreciation and amortization and several other adjustments ("EBITDA"). The SAR Value is then determined by multiplying EBITDA by ten, subtracting New Tejas' net debt (which is generally New Tejas' debt less New Tejas' cash and some other amounts), and then dividing that amount by the number of outstanding equity interests of New Tejas and the number of outstanding SARs. The SAR Value is subject to a number of other adjustments described in the Management Agreement. For example, the SAR Value may be reduced by a portion of any damages New Tejas suffers as a result of breaches of the warranties made by Tejas in the Merger Agreement.

   The Management Team has some rights in the Management Agreement to contest New Tejas' calculation of the SAR Value. If members of the Management Team do not agree with Shell on the calculation, then the decision may be submitted to arbitration.

   The Merger Consideration would represent a multiple of approximately 12.3 times Tejas' EBITDA as of June 30, 1997 (calculated on a basis consistent with the calculation that will be required for New Tejas SARs as described above). The SAR Value (i.e., the amount that the holders of the SARs may receive upon their exercise of the SARs) may be less than or considerably greater than the Merger Consideration for a number of reasons, including the fact that the New Tejas SARs may be exercised during a period of up to ten years and the SAR Value will be calculated on the basis of a multiple of New Tejas' EBITDA rather than only Tejas' EBITDA.



               NUMBER OF SARS TO BE GRANTED

     The table below lists the number of SARs to be granted to members of the Management Team and other key employees of New Tejas.


Name
                        Number of Rollover
                               SARs
                         Number of New SARs







Frederic C. Hamilton
0
600,000


Jay A. Precourt
325,662
250,000


James W. Whalen
105,032
*


Rene Joyce
  95,971
*


P. Anthony Lannie
  39,544
*



_______
_________


Total
566,209
1,340,000


_______________________
* Tejas and Shell anticipate that up to 200,000 new SARs may be granted to a new executive, and that 290,000 new SARs will be granted to Messrs. Whalen, Joyce and Lannie, together with one Shell Midstream employee.


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

             Approximately 35 employees of Tejas, including the members of the Management Team, have severance agreements with Tejas. Under these agreements, Tejas will make severance payments to the employee if he or she is fired or if the employee's position or compensation is reduced after a change of control of Tejas. The severance payments include payment of a lump sum based upon a multiple of annual cash compensation. The Merger itself will not cause a change of control of Tejas as that term is defined under the agreements, but a change of control will ultimately occur after the Merger when Shell takes control of the New Tejas board of directors or when certain other events occur. As a result, after the change of control occurs, the employees with such agreements will get severance payments if they are fired or if their position or compensation is reduced prior to the second anniversary of the change of control.

      In connection with the Merger Agreement, the Management Team agreed to changes in the severance agreements, which, under some circumstances, would reduce the severance payments if those payments would be subject to special federal excise taxes on golden parachute payments.

      Mr. Hamilton and Mr. Precourt have agreed that they will not compete with New Tejas at any time before the first anniversary of the date Shell is permitted to take control of the New Tejas board of directors.

INDEMNIFICATION; INSURANCE

      Tejas has agreed to continue to indemnify its present and former officers and directors after the Effective Time. In addition, subject to limitations on the cost of such insurance, Holdings has agreed to cover Tejas' present and former officers and directors under directors and officers' liability insurance policies. This obligation continues until six years after the Effective Time. See "Summary of the Merger Agreement - Indemnification and Insurance of Tejas Directors and Officers" above.



      SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

FIVE PERCENT BENEFICIAL OWNERS

      The following table sets forth persons who own beneficially more than 5% of the outstanding Common Stock. This information is as of October 1, 1997 for Mr. Hamilton and Mr. Gates and as of their most recent filings with the Commission for others. Except as otherwise indicated, all shares are owned directly, and the indicated owner has sole voting and investment power with respect to such shares. Mr. Hamilton and Mr. Gates have agreed to vote in favor of adopting the Merger Agreement. See "The Voting Agreements."

   Name and Address                  Amount and Nature of         Percent
   of Beneficial Owner               Beneficial Ownership (1)    of Class

    Iridian Asset Management               2,154,647               10.5
    LLC Group(2)
    276 Post Road West
    Westport, CT  06880-4704

    Charles C. Gates (3)                    1,761,645               8.6
    Cody Company
    3773 Cherry Creek North Dr. Ste. 680
    Denver, CO  80209

    Gabelli Funds, Inc.(4)                  1,699,864               8.1
    One Corporate Center
    Rye, New York 10580-1434

    Frederic C. Hamilton (5)                1,451,241               7.0
    The Hamilton Companies
    1560 Broadway, Suite 2200
    Denver, CO  80202

    Neuberger & Berman LLC (6)              1,205,740               5.9
    605 Third Avenue
    New York, New York  10158-3698

    Foreign & Colonial Management Limited (7)    1,108,625          5.4
    Exchange House, Primrose Street
    London EC2A  2NY
    United Kingdom

(1) Under regulations of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or to dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, such as by exercise of an option or by conversion of another security. Percentages are rounded to the nearest one-tenth of one percent.

(2) Based on a Schedule 13G dated February 3, 1997, filed jointly by Iridian Asset Management LLC ("Iridian"), LC Capital Management, LLC ("Capital"), CL Investors, Inc. ("CL Investors"), David L. Cohen ("Cohen") and Harold
    J. Levy ("Levy"). Capital owns a 98% interest in Iridian, and CL Investors owns a 96% interest in Capital. Cohen and Levy each own 50% of the common shares of CL Investors and a 1% interest in Iridian. Cohen and Levy also are employees of Arnhold & S. Bleichroeder Advisers, Inc., which acts as investment adviser to First Eagle Fund of America, Inc. ("First Eagle"). Each of Iridian, Capital and CL Investor report that they beneficially own 1,995,419 shares and that they have sole voting and dispositive power with respect to 1,995,419 shares. The Schedule 13G indicates that neither Iridian, Capital nor CL Investors has the power or authority, direct or indirect, to vote or dispose of the shares owned by First Eagle. First Eagle owns 154,278 shares of Common Stock. Cohen reports that he beneficially owns 2,151,347 shares and that he has sole voting and dispositive power with respect to 1,650 shares and shared voting and dispositive power with respect to 2,149,697 shares. Levy reports that he beneficially owns 2,154,647 shares and that he has sole voting and dispositive power with respect to 4,950 shares and shared voting and dispositive power with respect to 2,149,697 shares. Cohen and Levy disclaim beneficial ownership of the shares owned by First Eagle.

(3) The 1,761,645 shares of Common Stock held by Mr. Gates consist of 1,186 shares of Common Stock owned directly; 28,677 shares of Common Stock owned by a trust of which Mr. Gates is the indirect beneficiary; 1,694,830 shares of Common Stock owned by Cody Company, of which Mr. Gates is Chief Executive Officer, a director and a substantial stockholder; 34,650 shares of Common Stock subject to director stock options, which options are presently exercisable or exercisable within 60 days of October 1,1997; and 2,302 shares of Common Stock owned by his wife. Mr. Gates disclaims beneficial ownership of all of the shares of Common Stock owned by his wife. Mr. Gates states that he has shared voting and dispositive power with respect to 1,723,507 shares of Common Stock and sole voting and dispositive power with respect to 35,836 shares of Common Stock.

(4) Based on Amendment No. 1 to Schedule 13D dated October 7, 1997, Gabelli Funds, Inc. ("GFI") holds as agent 635,147 shares of Common Stock and Depositary Receipts for Tejas' 5.25% Convertible Preferred Stock ("Convertible DRs") convertible into 254,147 shares of Common Stock.
     GAMCO Investors, Inc. ("GAMCO") holds as agent 881,900 shares of Common Stock and Convertible DRs convertible into 52,687 shares of Common Stock. GAMCO is a wholly-owned subsidiary of GFI. Gabelli Associates Limited ("GAL") holds 20,000 shares of Common Stock. Gabelli Securities, Inc. ("GSI"), a majority owned subsidiary of GFI, is the investment advisor of GAL. Gabelli International Limited ("GIL") holds 2,500 shares of Common Stock. GIL's investments are managed by Mario J. Gabelli. Mr. Gabelli is the majority stockholder and Chairman and Chief Executive Officer of GFI. Gabelli International II Limited ("GIL II") holds 5,000 shares of Common Stock. GIL II's investments are managed by Mr. Gabelli. Gabelli Associates Fund ("Gabelli Associates") holds 88,700 shares of Common Stock. Mr. Gabelli and GSI are the general partners of Gabelli Associates. Gabelli Foundation, Inc. ("Foundation") holds 5,000 shares of Common Stock and Convertible DRs convertible into 8,930 shares of Common Stock. Mr. Gabelli is President, a Trustee and the Investment Manager of the Foundation. Mr. Gabelli and GFI may be deemed to hold beneficial ownership of the Common Stock beneficially held by each of the foregoing persons.

(5) Includes 34,650 shares of Common Stock subject to director stock options, which options are presently exercisable or exercisable within 60 days of October 1, 1997. Mr. Hamilton has sole voting and dispositive power with respect to 1,451,241 shares of Common Stock. On October 16, 1997, Mr. Hamilton contributed 84,000 shares of Common Stock to a foundation.

(6) Based on a Schedule 13G dated February 10, 1997, Neuberger & Berman, LLC ("N&B") and Neuberger & Berman Management Inc. ("NBMI") indicate that they are deemed to be beneficial owners of these shares for purposes of Rule 13(d). N&B and NBMI serve as sub-advisor and investment manager, respectively, of N&B's various mutual funds. Further, N&B has shared power to make decisions whether to retain or dispose of the securities of many unrelated clients although it does not however, have an economic interest in such securities. N&B and NBMI report that the securities are held in the ordinary course of their business and not with the purpose or with the effect of changing or influencing the control of the issuer. N&B reports that it has sole voting power with respect to 125,815 shares. N&B and NBMI have, regarding the mutual funds, shared voting power with respect to 934,550 shares. N&B as advisor to individual clients and N&B and NBMI regarding the various mutual funds have shared dispositive power with respect to 1,205,740 shares.

(7) Based on a Schedule 13G dated February 10, 1997, the shares are beneficially owned by Foreign & Colonial Management Limited ("F&C Limited") and Hypo Foreign & Colonial Management (Holdings) Limited ("F&C Holdings"). F&C Holdings owns 100% of the outstanding capital stock of F&C Limited. F&C Limited and F&C Holdings report that they have shared voting and dispositive power with respect to 1,108,625 shares of Common Stock.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth information at October 1, 1997 for the shares of Common Stock and depositary shares ("9.96% Depositary Shares"), each such depositary share representing a one-tenth interest in a share of Tejas' 9.96% Cumulative Preferred Stock, par value $1.00 per share, beneficially owned by each director, each executive officer and by all directors and executive officers of Tejas as a group and the percentage of such stock so owned. Except as otherwise indicated, all shares are owned directly, and the indicated owner has sole voting and investment power with respect to such shares.

                          Amount and Nature of                         Amount
and Nature of
Name and Address       Beneficial Ownership    Percent     Beneficial
Ownership of     Percent
of Beneficial Owner       of Common Stock (1)     of Class    9.96% Depositary
Shares (2)   of Class

Frederic C. Hamilton (3)        1,451,241        7.0             14,000     *
The Hamilton Companies
1560 Broadway, Suite 2200
Denver, CO  80202

Charles C. Gates (4)            1,761,645        8.6
4,000        *
Cody Company
3773 Cherry Creek North Dr.
Suite 680
Denver, CO  80209

Jay A. Precourt (5)             977,105        4.8            46,200       2.3
Tejas Gas Corporation
1301 McKinney, Suite 700
Houston, TX  77010

Robert G. Stone, Jr. (6)           67,498          *
 --           --
Kirby Corporation
405 Lexington Avenue, 39th Floor
New York, NY  10174

Arthur L. Kelly (7)                16,099          *
  --          --
KEL Enterprises L.P.
Two First National Plaza
20 S. Clark St., Suite 2222
Chicago, Illinois 60603

A.J. Miller (8)                     9,999          *             58,700    2.9
The Hamilton Companies
1560 Broadway, Suite 2200
Denver, CO  80202

James W. Whalen  (9)            107,139          *            10,000        *
Tejas Gas Corporation
1301 McKinney, Suite 700
Houston, Texas  77010




                          Amount and Nature of                           Amount
and Nature of
 Name and Address         Beneficial Ownership    Percent       Beneficial
Ownership of   Percent
of Beneficial Owner       of Common Stock (1)     of Class    9.96% Depositary
Shares (2)  of Class


  Rene R. Joyce (10)               97,499             *         --        --
  Tejas Gas Corporation
  1301 McKinney, Suite 700
  Houston, TX  77010

  P. Anthony Lannie (11)        31,755             *             --          --
  Tejas Gas Corporation
  1301 McKinney, Suite 700
  Houston, TX  77010

  Frank T. Whittinghill, III (12)       42,697             *        --       --
  Tejas Gas Corporation
  1301 McKinney, Suite 700
  Houston, TX  77010

  James W. Street (13)             15,169            *         --         --
  Tejas Gas Corporation
  1301 McKinney, Suite 700
  Houston, TX  77010

  All directors and executive      4,577,846        22.2      132,900        6.7
  officers of Tejas as a
  group (11 persons)  (14)

* Less than 1%

(1) See footnote (1) in the table set forth under "Five Percent Beneficial Owners."

(2) Generally, the 9.96% Depositary Shares have no voting rights unless quarterly dividends are in arrears for more than six quarters or except in the case of some amendments to Tejas' Certificate of Incorporation.

(3) See footnote (5) in the table set forth under "Five Percent Beneficial Owners" for a description of the nature of the beneficial ownership of Common Stock.

(4) See footnote (3) in the table set forth under "Five Percent Beneficial Owners" for a description of the nature of the beneficial ownership of Common Stock.

(5) The 977,105 shares of Common Stock held by Mr. Precourt consist of 304,306 shares of Common Stock owned directly; 199,121 shares of Common Stock subject to employee stock options held by a family limited partnership, which options are presently exercisable or exercisable within 60 days of October 1, 1997; 40,768 shares of Common Stock in Tejas' Thrift Plan (as of September 30, 1997); 3,772 shares of Common Stock held in an individual retirement account; 173,439 shares held by a Subchapter S corporation wholly owned by Mr. Precourt; 227,994 shares of Common Stock held by a family partnership; and 27,705 shares of Common Stock held by his wife. Mr. Precourt disclaims beneficial ownership of the shares of Common Stock held by his wife and the shares of Common Stock exceeding his pecuniary interest held by the family partnership. Mr. Precourt states that he has sole voting and dispositive power with respect to 949,400 shares of Common Stock. Mr. Precourt states that he has sole voting and dispositive power with respect to 45,200 9.96% Depositary Shares. Mr. Precourt disclaims beneficial ownership of 1,000 9.96% Depositary Shares held by his wife.

(6) The 67,498 shares of Common Stock held by Mr. Stone consist of 7,021 shares of Common Stock owned directly; 34,650 shares of Common Stock subject to director stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997; 15,000 shares of Common Stock held by trusts of which Mr. Stone is trustee; and 10,827 shares of Common Stock owned by his wife. Mr. Stone states that he has sole voting and dispositive power with respect to 41,671 shares of Common Stock, and shared voting and dispositive power with respect to 25,827 shares of Common Stock. Mr. Stone disclaims beneficial ownership of the 15,000 shares of Common Stock held by the trusts.

(7) The 16,099 shares of Common Stock held by Mr. Kelly consist of 504 shares of Common Stock owned directly; 10,395 shares of Common Stock subject to director stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997; 3,750 shares of Common Stock held by Mr. Kelly indirectly through KEL Enterprises, L.P.; 1,250 shares of Common Stock held by Mr. Kelly indirectly through the Kelly Family Trust; and 200 shares of Common Stock held by the Mildred Wetten Kelly McDermott Living Trust, of which Mr. Kelly is trustee. Mr. Kelly has sole voting and dispositive power with respect to 16,099 shares of Common Stock.

(8) The 9,999 shares of Common Stock held by Mr. Miller consist of 1,584 shares of Common Stock owned directly and 8,415 shares of Common Stock subject to director stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997. Mr. Miller states that he has sole voting and dispositive power with respect to 41,700 9.96% Depositary Shares and 9,999 shares of Common Stock. Mr. Miller disclaims beneficial ownership of 17,000 9.96% Depositary Shares, which are owned by his wife.

(9) The 107,139 shares of Common Stock held by Mr. Whalen consist of 104,195 shares of Common Stock subject to employee stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997, and 2,944 shares of Common Stock in Tejas' Thrift Plan (as of September 30, 1997). Mr. Whalen has sole voting and dispositive power with respect to all such shares of Common Stock. Mr. Whalen disclaims beneficial ownership of such number of the 10,000 9.96% Depositary Shares held by Diversified Diagnostic Products, Inc., a corporation in which Mr. Whalen is a stockholder, as exceeds his pecuniary interest.

(10) The 97,499 shares of Common Stock held by Mr. Joyce consist of 9,105 shares of Common Stock owned directly; 73,459 shares of Common Stock subject to employee stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997; and 14,935 shares of Common Stock in Tejas' Thrift Plan (as of September 30, 1997). Mr. Joyce has sole voting and dispositive power with respect to all such shares of Common Stock.

(11) The 31,755 shares of Common Stock held by Mr. Lannie consist of 30,300 shares of Common Stock subject to employee stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997, and 1,455 shares of Common Stock in Tejas' Thrift Plan (as of September 30, 1997). Mr. Lannie has sole voting and dispositive power with respect to all such shares of Common Stock.

(12) The 42,697 shares of Common Stock held by Mr. Whittinghill consist of 4,708 shares of Common Stock owned directly; 31,712 shares of Common Stock subject to employee stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997; 4,050 shares of Common Stock in Tejas' Thrift Plan (as of September 30, 1997); and 2,227 shares of Common Stock in an individual retirement account. Mr. Whittinghill has sole voting and dispositive power with respect to all such shares of Common Stock.

(13) The 15,169 shares of Common Stock held by Mr. Street consist of 14,570 shares of Common Stock subject to employee stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997, and 599 shares of Common Stock in Tejas' Thrift Plan (as of September 30,
     1997). Mr. Street has sole voting and dispositive power with respect to all such shares of Common Stock.

(14) Includes 576,117 shares of Common Stock subject to director stock options and employee stock options, which are presently exercisable or exercisable within 60 days of October 1, 1997.


               MARKET PRICE AND DIVIDEND INFORMATION

     The Common Stock is principally traded on the New York Stock Exchange under the ticker symbol "TEJ." The following tables present historical trading information about the Common Stock:

                                                      PRICE

                                       HIGH          LOW
PERIOD:
1995
  First Quarter   . . . . . . . . . . .   $28 55/64      $24 35/64
  Second Quarter  . . . . . . . . . . .   33 15/16         26 3/4
  Third Quarter   . . . . . . . . . . .   35 59/64         30
  Fourth Quarter  . . . . . . . . . . .   36.              30 1/2

1996
  First Quarter   . . . . . . . . . . . $35 59/64        $29 53/64
  Second Quarter  . . . . . . . . . . .   39.             32 43/64
  Third Quarter   . . . . . . . . . . .   36 7/8           32 1/8
  Fourth Quarter  . . . . . . . . . . .   47 5/8           35 3/4

1997
  First Quarter   . . . . . . . . . . . $47 3/8          $42
  Second Quarter  . . . . . . . . . . .   47 7/8           38 1/2
  Third Quarter   . . . . . . . . . . .   60 1/4           38 3/4
  Fourth Quarter (through November 20, 1997).  60 5/8      58 7/8

  September 22, 1997 (Last trading day
    before the Board's approval of the Merger
    Agreement with Shell) . . . . . . .    $50           $49 1/4

  November 20, 1997                      . $60 5/8       $60 9/16

  On the record date, there were 897 stockholders of record of the Common
Stock.

  On July 19, 1995, Tejas' Board authorized a stock dividend of one-tenth of one share of Common Stock for each share of Common Stock outstanding payable to stockholders of record on July 27, 1995. On April 11, 1996, Tejas' Board authorized a three-for-two stock split effected in the form of a stock dividend, effective May 13, 1996 for stockholders of record as of April 26, 1996. Stock prices used in the table above have been adjusted to give retroactive effect to the 1995 stock dividend and the 1996 three-for-two stock split for periods prior to April, 1996. Such adjusted prices may not reflect prices which may actually have occurred had such transactions been in effect during the periods presented.

  No cash dividends have been paid on the Common Stock by Tejas since its shares were publicly distributed, and Tejas does not currently intend to pay cash dividends on its Common Stock. Tejas' dividend policy has been reviewed by the Board of Tejas from time to time in light of, among other things, Tejas' earnings and financial position, capital requirements and limitations imposed by its credit facilities. The terms of Tejas' outstanding 9.96% Cumulative Preferred Stock restrict the distributions Tejas may make if there is any arrearage in dividends. In addition, Tejas' credit facilities restrict the distributions it may receive from its subsidiaries.


          FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
             TO TEJAS STOCKHOLDERS AND OPTIONHOLDERS

  For federal income tax purposes, your receipt of cash in exchange for your Common Stock in the Merger will be taxable. You will recognize gain or loss for federal income tax purposes at the Effective Time. Gain or loss will be measured by the difference between the Merger Consideration received for your shares and your adjusted basis in the shares. If the shares constitute a capital asset in your hands, the rate at which any gain is taxed for federal income tax purposes will depend on how long you have held the shares on the date of the Merger. Under recently enacted changes to the federal tax laws, the holding period necessary to receive the benefit of the lowest capital gains rate has been extended from twelve months to eighteen months.

  If you are a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership with certain types of partners (a "non-U.S. holder"), you may not be subject to federal income tax with respect to any gain or loss on the Common Stock. However, this exemption is subject to a number of complex limitations that depend on your particular circumstances. One limitation will apply to a non-U.S. holder who held more than five percent of the Common Stock at any time during the five year period prior to the Effective Time. Because Tejas believes it is a U.S. real property holding corporation, such holders may be subject to federal income tax.

  In general, if you hold employee or director stock options, you will be required to report as ordinary taxable income any cash you receive in cancellation of the options. In addition, any cash payable to you will be reduced by the amount of any taxes required to be withheld on such ordinary income.

  THIS SUMMARY DESCRIBES ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES
OF THE MERGER. IT DOES NOT DISCUSS ALL POTENTIALLY RELEVANT FEDERAL INCOME TAX MATTERS OR THE CONSEQUENCES TO ANY STOCKHOLDERS OR OPTIONHOLDERS SUBJECT TO SPECIAL TAX TREATMENT. IT DOES NOT DISCUSS ANY STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PARTICULAR CIRCUMSTANCES. FOR THIS REASON, AND PARTICULARLY IN LIGHT OF THE RECENT CHANGES TO THE FEDERAL TAX LAWS REGARDING CAPITAL GAINS, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER.


                          APPRAISAL RIGHTS

  If you hold Common Stock and you do not wish to accept the Merger Consideration, then Section 262 of the Delaware General Corporation Law provides that you may elect to have the fair value of your shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) determined by the Delaware Chancery Court. This amount would then be paid in cash, together with a fair rate of interest. Section 262 is set forth in its entirety in Annex C to this proxy statement.

  If you wish to exercise your appraisal right or to preserve the right to do so, you should carefully review Annex C. If you fail to comply with the procedures specified in Section 262 in a timely manner you may lose your appraisal right. Because of the complexity of these procedures, you should seek the advice of counsel if you are considering exercising your appraisal rights.

  If you wish to exercise the right to demand appraisal under Section 262, you must satisfy each of the following conditions:

      You must not vote in favor of the Merger.

      You must deliver to Tejas a written demand for appraisal of your Common Stock before the vote on the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement. Merely voting against, or abstaining from voting, or failing to vote in favor of adoption of the Merger Agreement will not constitute a demand for appraisal within the meaning of Section 262.

      You must continuously hold your Common Stock from the date you make your demand through the Effective Time. If you transfer your Common Stock before the Effective Time, you will lose your right to appraisal.

      You must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of your Common Stock within 120 days after the Effective Time.

  Demands for appraisal must be made in writing and must be mailed or delivered to: James W. Whalen, Senior Executive Vice President and Chief Financial Officer, Tejas Gas Corporation, 1301 McKinney, Suite 700, Houston, Texas 77010.

IF YOU ARE CONSIDERING SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES OF COMMON STOCK AS DETERMINED UNDER SECTION 262 COULD BE GREATER THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION. THE MERRILL LYNCH OPINION IS NOT AN OPINION AS TO FAIR VALUE UNDER SECTION 262.

  If you demand appraisal of your Common Stock under Section 262 and you fail to perfect, or withdraw or lose, your right to appraisal, your Common Stock will be converted into the Merger Consideration. You may withdraw a demand for appraisal by delivering to Tejas a written withdrawal of the demand and acceptance of the Merger Consideration, except that if you try to withdraw more than 60 days after the Effective Time, Tejas must give its consent.

  The foregoing is a summary of the provisions of Section 262 of the General Corporation Law of the State of Delaware and is qualified in its entirety by reference to the full text of such Section, which is included as Annex C.

                       STOCKHOLDER PROPOSALS

  Proposals by stockholders for which consideration is desired at the 1998 annual meeting of stockholders must be received by Tejas by December 8, 1997, in order to be considered for inclusion in proxy materials for the 1998 annual meeting. However, if the Merger is consummated, Tejas will not have public stockholders and will not send any proxy materials.


                           OTHER MATTERS

  TEJAS WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF TEJAS' ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO, BUT EXCLUDING EXHIBITS) REQUIRED TO BE FILED WITH THE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996. SUCH REQUESTS SHOULD BE DIRECTED TO JAMES W. WHALEN, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF TEJAS, AT TEJAS' ADDRESS SET FORTH ON THE NEXT PAGE.

                                 By Order of the Board of Directors,




                                 P. Anthony Lannie
                                 Secretary




Houston, Texas
November 20, 1997




       YOU ARE URGED TO SEND IN YOUR EXECUTED PROXY PROMPTLY.

                WHERE YOU CAN FIND MORE INFORMATION

   As required by law, Tejas files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information contain additional information about Tejas. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

   The Commission allows Tejas to "incorporate by reference" information into this proxy statement, which means that Tejas can disclose important information by referring you to another document filed separately with the Commission. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement. This proxy statement incorporates by reference the information contained in the following documents previously filed by Tejas with the Commission (Commission file number 1-17389):

   (a) Tejas' Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

   (b) Tejas' Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

   (c) Tejas' Current Report on Form 8-K dated September 26, 1997.

   Tejas also incorporates by reference the information contained in all other documents Tejas files with the Commission after the date of this proxy statement and before the special meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed.

   If you are a stockholder of Tejas and would like to receive a copy of any document incorporated by reference into this proxy statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this proxy statement), you should call or write to James W. Whalen, Senior Executive Vice President, Chief Financial Officer and Treasurer, Tejas Gas Corporation, 1301 McKinney, Suite 700, Houston, Texas 77010 (telephone: (713) 658-0509). In order to ensure timely delivery of the documents you request, you should make your request by December 19, 1997.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. TEJAS HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER
20, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.








 ANNEX A






                                MERGER AGREEMENT

                                   dated as of

                               September 23, 1997

                                      among

                             TEJAS GAS CORPORATION,

                               SHELL OIL COMPANY,

                           TRANGO HOLDINGS CORPORATION

                                       and

                          TANGO ACQUISITION CORPORATION















                                           TABLE OF CONTENTS


PAGE


                  ARTICLE 1
                                 THE MERGER


               SECTION 1.01.  The Merger   . . . . . . . . . . . . . . . . .

 2

                SECTION 1.02.  Conversion of Shares   . . . . . . . . . . . .
 . .

 3

                  SECTION 1.03.  Surrender and Payment  . . . . . . . . . . . .
 .

 4

                  SECTION 1.04.  Dissenting Shares  . . . . . . . . . . . . . .
 .

6

                  SECTION 1.05.  Stock Options  . . . . . . . . . . . . . . . .
 . .

 6

                  SECTION 1.06.  Redemption of the Company 5 1/4%
                                    Preferred . . . . . . . . . . . . . . . . .

 7

                  SECTION 1.07.  Transfer Taxes, etc  . . . . . . . . . . . . .
 . .
 7


                  SECTION 1.08.  Creation of Sierra Acquisition   . . . . . . .
 . .
 7


                  SECTION 1.09.  Shell Guarantee  . . . . . . . . . . . . . . .
 . .
 7


                  ARTICLE 2


                                     PAGE

                                               THE SURVIVING CORPORATION


                  SECTION 2.01.  Certificate of Incorporation   . . . . . . . .
 . .
 8


                  SECTION 2.02.  By-laws  . . . . . . . . . . . . . . . . . . .
 . .
 8


                  SECTION 2.03.  Directors and Officers   . . . . . . . . . . .
 . .
 8


                  ARTICLE 3
                                 WARRANTIES OF THE COMPANY


                  SECTION 3.01.  Corporate Existence and Power  . . . . . . . .
 . .
 9


                  SECTION 3.02.  Corporate Authorization  . . . . . . . . . . .
 . .
 9


                  SECTION 3.03.  Governmental Authorization   . . . . . . . . .
 . .
 9


                  SECTION 3.04.  Non-Contravention  . . . . . . . . . . . . . .
 . .
10


                  SECTION 3.05.  Capitalization   . . . . . . . . . . . . . . .
 . .
10


                  SECTION 3.06.  Subsidiaries   . . . . . . . . . . . . . . . .
 . .
11


                  SECTION 3.07.  SEC Filings  . . . . . . . . . . . . . . . . .
 . .
13


                  SECTION 3.08.  Financial Statements   . . . . . . . . . . . .
 . .
13


                  SECTION 3.09.  Disclosure Documents   . . . . . . . . . . . .
 . .
14


                  SECTION 3.10.  Absence of Certain Changes   . . . . . . . . .
 . .
14


                  SECTION 3.11.  Litigation; Compliance   . . . . . . . . . . .
 . .
16


                  SECTION 3.12.  Taxes  . . . . . . . . . . . . . . . . . . . .
 . .
17


                  SECTION 3.13.  ERISA  . . . . . . . . . . . . . . . . . . . .
 . .
19


                  SECTION 3.14.  Permits  . . . . . . . . . . . . . . . . . . .
 . .
22


                  SECTION 3.15.  Required Stockholder Vote  . . . . . . . . . .
 . .
23


                  SECTION 3.16.  Finders  Fees  . . . . . . . . . . . . . . . .
 . .
23


                  SECTION 3.17.  Environmental Matters  . . . . . . . . . . . .
 . .
23


                  SECTION 3.18.  Restrictions on Business Activities  . . . . .
 . .
23


                  SECTION 3.19.  Title to Property  . . . . . . . . . . . . . .
 . .
24


                  SECTION 3.20.  Interested Party Transactions  . . . . . . . .
 . .
24


                  SECTION 3.21.  Insurance  . . . . . . . . . . . . . . . . . .
 . .
24


                  SECTION 3.22.  Opinion of Financial Advisor   . . . . . . . .
 . .
25


                  SECTION 3.23.  Intellectual Property  . . . . . . . . . . . .
 . .
25


                  SECTION 3.24.  Certain Obligations  . . . . . . . . . . . . .
 . .
26


                  SECTION 3.25.  Public Utility
                                      . . . . . . . . . . . . . . . . . . . . .
 .
27


                  SECTION 3.26.  Takeover Statutes  . . . . . . . . . . . . . .
 . .
27


                  SECTION 3.27.  Minute Books   . . . . . . . . . . . . . . . .
 . .
27


                  ARTICLE 4
                                 WARRANTIES OF SHELL


                  SECTION 4.01.  Corporate Existence and Power  . . . . . . . .
 . .
28


                  SECTION 4.02.  Corporate Authorization  . . . . . . . . . . .
 . .
28


                  SECTION 4.03.  Governmental Authorization   . . . . . . . . .
 . .
28


                  SECTION 4.04.  Non-Contravention  . . . . . . . . . . . . . .
 . .
29


                  SECTION 4.05.  Disclosure Documents   . . . . . . . . . . . .
 . .
29


                  SECTION 4.06.  Public Utility   . . . . . . . . . . . . . . .
 . .
30


                  SECTION 4.07.  Finders  Fees  . . . . . . . . . . . . . . . .
 . .
30


                  SECTION 4.08.  Litigation   . . . . . . . . . . . . . . . . .
 . .
30


                  SECTION 4.09.  Financing  . . . . . . . . . . . . . . . . . .
 . .
30


                  SECTION 4.10.  Ownership of Company Common Shares   . . . . .
 . .
30


                  ARTICLE 5
                                 COVENANTS OF THE COMPANY


                  SECTION 5.01.  Affirmative Covenants of the Company   . . . .
 . .
31


                  SECTION 5.02.  Negative Covenants of the Company  . . . . . .
 . .
31


                  SECTION 5.03.  No Solicitation  . . . . . . . . . . . . . . .
 . .
35


                  SECTION 5.04.  Settlement of Certain Claims   . . . . . . . .
 . .
36


                  SECTION 5.05.  Antitakeover Statutes  . . . . . . . . . . . .
 . .
37


                  ARTICLE 6
                                 COVENANTS OF EACH PARTY


                  SECTION 6.01.  Reasonable Efforts   . . . . . . . . . . . . .
 . .
37


                  SECTION 6.02.  Pending and Upcoming FERC Proceedings  . . . .
 . .
38


                  SECTION 6.03.  Public Announcements   . . . . . . . . . . . .
 . .
39


                                     PAGE



                  SECTION 6.04.  Notification of Certain Matters  . . . . . . .
 . .
39


                  SECTION 6.05.  Proxy Statement; Stockholder Meeting   . . . .
 . .
39


                  SECTION 6.06.  Access to Information;
                                    Confidentiality . . . . . . . . . . . . . .
 .
40


                  SECTION 6.07.  Confidentiality Agreement  . . . . . . . . . .
 . .
40


                  SECTION 6.09.  Director and Officer Liability   . . . . . . .
 . .
40


                  SECTION 6.10.  Revised Schedules  . . . . . . . . . . . . . .
 . .
41


                  ARTICLE 7
                                 CONDITIONS


                  SECTION 7.01.  Conditions to the Obligations of Each
                                    Party . . . . . . . . . . . . . . . . . . .
 .
42


                  SECTION 7.02.  Conditions to the Obligations of
                                    Shell, Sierra Acquisition,
                                    Holdings and MergerSub  . . . . . . . . . .
 .
43


                  SECTION 7.03.  Conditions to the Obligations of the
                                    Company . . . . . . . . . . . . . . . . . .
 .
44


                  ARTICLE 8
                                 TERMINATION


                  SECTION 8.01.  Termination  . . . . . . . . . . . . . . . . .
 . .
45


                  SECTION 8.02.  Effect of Termination  . . . . . . . . . . . .
 . .
47


                  SECTION 8.03.  Certain Fees   . . . . . . . . . . . . . . . .
 . .
47


                  ARTICLE 9
                                 MISCELLANEOUS


                  SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . .
 . .
48


                  SECTION 9.02.  Amendments; No Waivers   . . . . . . . . . . .
 . .
50


                  SECTION 9.03.  Rules of Construction  . . . . . . . . . . . .
 . .
50


                  SECTION 9.04.  Successors and Assigns   . . . . . . . . . . .
 . .
50


                  SECTION 9.05.  Governing Law; etc   . . . . . . . . . . . . .
50


                  SECTION 9.06.  Counterparts; Effectiveness  . . . . . . . . .
 . .
51


                  SECTION 9.07.  Parties in Interest  . . . . . . . . . . . . .
 . .
51


                  SECTION 9.08.  Severability   . . . . . . . . . . . . . . . .
 . .
52


                  SECTION 9.09.  Entire Agreement   . . . . . . . . . . . . . .
 . .
52


                  SECTION 9.10.  Survival of Warranties   . . . . . . . . . . .
 . .
52

                                               EXHIBITS

                  Exhibit A      Amended Certificate of Incorporation of the
Company
                  Exhibit B      Press Release


                                               SCHEDULES


                  Schedule 3.04(b)(i)     Non-Contravention
                  Schedule 3.05(a)        Capitalization
                  Schedule 3.06(a)        Subsidiaries
                  Schedule 3.06(b)        Subsidiaries
                  Schedule 3.08           Financial Statements
                  Schedule 3.10           Absence of Certain Changes
                  Schedule 3.11(a)        Litigation; Compliance
                  Schedule 3.11(b)        Litigation; Compliance
                  Schedule 3.12(b)        Taxes
                  Schedule 3.12(c)        Taxes
                  Schedule 3.14(1)        Permits
                  Schedule 3.14(2)        Permits
                  Schedule 3.17           Environmental Matters
                  Schedule 3.18           Restrictions on Business Activities
                  Schedule 3.19           Title to Property
                  Schedule 3.20           Interested Party Transactions

                                                  iii



                                     PAGE

                          Schedule 3.21           Insurance
                  Schedule 3.23(b)        Intellectual Property
                  Schedule 3.23(c)        Intellectual Property
                  Schedule 3.24(a)(1)     Intellectual Property
                  Schedule 3.24(a)(2)     Intellectual Property
                  Schedule 3.24(b)        Intellectual Property
                  Schedule 3.24(c)        Intellectual Property
                  Schedule 4.04(b)(i)     Non-Contravention
                  Schedule 4.08           Litigation
                  Schedule 5.02           Negative Covenants of the Company
                  Schedule 5.02(e)        Negative Covenants of the Company
                  Schedule 5.02(f)        Negative Covenants of the Company



                                           MERGER AGREEMENT

             MERGER AGREEMENT dated as of September 23, 1997 among TEJAS GAS CORPORATION, a Delaware corporation (the COMPANY ), SHELL OIL COMPANY, a Delaware corporation ( SHELL ), TRANGO HOLDINGS CORPORATION, a Delaware corporation ( HOLDINGS ), and TANGO ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Holdings ( MERGERSUB , and, together with Shell, Holdings and SIERRA ACQUISITION, an entity to be formed prior to the Effective Time ( SIERRA ACQUISITION ), the SHELL GROUP ). Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in Annex I.

               WHEREAS, by approval of their Boards of Directors, each of Shell, Holdings, MergerSub and the Company have determined to engage in the transactions contemplated hereby, pursuant to which, among other things, at the Effective Time, (i) MergerSub shall merge with and into the Company, and (ii) each share of Common
Stock, par value $.25 per share, of the Company ( COMPANY
COMMON SHARES ) (except for Company Common Shares owned by the
Company and Company Common Shares as to which appraisal rights have been perfected) shall be converted into the right to receive, in exchange for such Company Common Share, cash from Sierra
Acquisition in an amount equal to $61.50, without interest
(the MERGER CONSIDERATION ), as set forth herein;

                         WHEREAS, the Board of Directors of the Company (at a
                  meeting duly called and held, and acting on the unanimous recommendation of a special committee of the Board of
Directors ofthe Company comprised entirely of non-management independent directors (the SPECIAL COMMITTEE )), has approved this Agreement and the Merger contemplated hereby and resolved to recommend, subject to its fiduciary duties, that stockholders of the Company approve and adopt this Agreement and the Merger;

             WHEREAS, the Boards of Directors of each of Shell, Holdings, and MergerSub have approved the transactions contemplated hereby;

                 WHEREAS, Shell and the Company desire to make certain
                  warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions to the transactions contemplated hereby; and


                       WHEREAS, as inducements to Shell, Holdings, and MergerSub
                  entering into this Agreement and incurring the obligations set forth herein, and contemporaneously with the execution and delivery of this Agreement, Messrs. Charles C. Gates, Jay A.

                                                  iv




                                     PAGE

                          Precourt and Frederic C. Hamilton and certain of their
respective
                  Affiliates have entered into three separate Voting Agreements with
                  Shell (the VOTING AGREEMENTS ) pursuant to which, among other things, each such stockholder has agreed to vote all of its Company Common Shares in favor of this Agreement and the
Merger.

                        NOW, THEREFORE, in consideration of the foregoing and the
                  warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                               ARTICLE 1

                        The Merger

                        SECTION 1.01 The Merger. (a) At the Effective Time, MergerSub shall be merged (the MERGER ) with and into the
Company
                  in accordance with the General Corporation Law of the State of Delaware (the DELAWARE LAW ), whereupon the separate existence of
                  MergerSub shall cease, and the Company shall be the surviving corporation (the SURVIVING CORPORATION ).

                        (b) The Closing shall take place at the offices of Shell in
                  Houston, Texas at 10:00 a.m. on December 31, 1997 or at such other place, time and date as the parties hereto may agree. The date on which the Effective Time occurs is referred to herein as the
                   CLOSING DATE.

                        (c) At the Closing, upon fulfillment or waiver of the
                  conditions precedent to the Merger set forth in Article 7, the parties shall cause a Certificate of Merger to be filed with the
                  Secretary of State of the State of Delaware, in such form as required by, and duly executed in accordance with, the relevant
                  provisions of the Delaware Law using the procedures permitted in Section 251 of the Delaware Law. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the Company and Shell agree to specify in the certificate of merger (the  EFFECTIVE TIME ).

                        (d)      From and after the Effective Time, the
Surviving
                  Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and MergerSub, all as provided under Delaware Law.

                        (e) The Surviving Corporation may, at any time after
                  the Effective Time, take any action (including the execution and delivery of any document) in the name and on behalf of either of the Company and MergerSub in order to carry out and effectuate the transactions contemplated by this Agreement.

                        (f) The Company hereby represents that (x) the Special
                  Committee has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company s stockholders, and (ii) recommended that this Agreement and the Merger be approved by the full Board of Directors and (y) its Board of Directors, at a meeting duly called and held, and acting
                  on such unanimous recommendation of the Special Committee, has unanimously determined that this Agreement and the Merger are fair to and in the best interests of the Company s stockholders,
                  approved this Agreement and the Merger (and for purposes of Section 203 of the Delaware Law, the Voting Agreements), which

                                                   v




                                     PAGE

                          approval satisfies in full the requirements of the
Delaware Law
                  that the Agreement be approved by the Company s Board of Directors and resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders; provided, that such recommendation may be withdrawn, modified or amended to the extent
                  the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary obligations to the Company s stockholders based on the advice of counsel. The Company further
                  represents that Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  ( MERRILL LYNCH ) has delivered to the Company s Board of Directors its written opinion that, as of the date of such opinion, the Merger Consideration to be paid in the Merger was fair to the holders of Company Common Shares from a financial point of view. The Company has been advised that all of its directors and executive officers who hold Company Common
Shares
                  intend to vote in favor of the Merger.

                        SECTION 1.02  Conversion of SharesAt the Effective Time:

                        (a) each Company Common Share held by the Company as
                  treasury stock shall be canceled and no payment shall be made with respect thereto;

                        (b) each Company Common Share outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.02(a) or as provided in Section 1.04 with respect to Company Common Shares as to which appraisal rights have been perfected) be converted into the right to receive in exchange for
                  such Company Common Share cash from Sierra Acquisition in an amount equal to the Merger Consideration, without interest.
The
                  Company Common Shares so converted and exchanged as provided in this paragraph shall remain outstanding and be held by Sierra Acquisition as common stock of the Surviving Corporation.
After
                  the Effective Time, the Company Common Shares held by Sierra Acquisition shall constitute the only outstanding common stock of
                  the Surviving Corporation. If, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the
                  number of Company Common Shares outstanding as a result of any stock split, stock dividend, recapitalization or similar transaction, the Merger Consideration obtainable upon conversion
                  of a Company Common Share as provided in this Section 1.02(b) shall be appropriately adjusted;

                        (c) each share of common stock, par value $.01 per share, of
                  MergerSub outstanding immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

                        (d) each share of the Company s 9.96% Cumulative
Preferred
                  Stock, par value $1.00 per share (the  COMPANY 9.96% PREFERRED
),
                  shall remain outstanding as one share of 9.96% Preferred of the
                  Surviving Corporation.

                        SECTION 1.03. Surrender and Payment. (a) On and after the
                  Effective Time, Sierra Acquisition will make available to the Exchange Agent, as needed to permit prompt payment of the
Merger
                  Consideration in accordance with this Agreement, the Merger Consideration to be exchanged for Company Common Shares in accordance with Section 1.02 (b). Promptly after the
Effective
                  Time, Sierra Acquisition will send, or will cause the Exchange Agent to send, to each holder of Company Common Shares at the Effective Time a letter of transmittal for use in such exchange

                                                  vi




                                     PAGE

                          (which shall specify that the delivery shall be
effected, and risk
                  of loss shall pass, only upon proper delivery of the certificates representing Company Common Shares to the Exchange Agent).

                        (b) Each holder of Company Common Shares that have been converted into the right to receive in exchange for each
Company
                  Common Share the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such
                  Company Common Shares, together with a properly completed letter of transmittal covering such Company Common Shares, will be entitled immediately upon such surrender to receive the Merger Consideration payable in respect of such Company Common
Shares;
                  provided that the Exchange Agent will withhold from payment all amounts required to be withheld by applicable law, including, without limitation, under the provisions of Code section 1445, unless the holder of Company Common Shares makes applicable affidavits or certifications reasonably satisfactory to the Exchange Agent (based on instructions from Sierra Acquisition) that the Merger Consideration is not subject to withholding. Until so surrendered, each certificate representing Company
Common
                  Shares that have been converted into the right to receive in exchange for each Company Common Share the Merger
Consideration
                  shall, after the Effective Time, represent for all purposes, only the right to receive the Merger Consideration.

                        (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Company Common
                  Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the
                  Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a
                  Person other than the registered holder of such Company Common Shares or establish to the satisfaction of the Exchange Agent (based on instructions from Sierra Acquisition) that such tax has
                  been paid or is not payable.

                        (d) After the Effective Time, there shall be no further
                  registration of transfers of Company Common Shares other than any such registration into the names of Sierra Acquisition or Holdings, and other than registration of any subsequent transfers
                  by Sierra Acquisition or Holdings.  If, after the Effective
Time,
                  certificates representing Company Common Shares are presented to the Surviving Corporation (by any Person other than by Sierra Acquisition or Holdings or any subsequent transferee from
Sierra
                  Acquisition or Holdings), they shall be exchanged for the consideration provided for, and in accordance with the procedures
                  set forth, in this Article 1 and the relevant certificates formerly representing Company Common Shares shall be delivered to
                  Sierra Acquisition as provided in Section1.02(b).

                        (e) Any Merger Consideration made available to the Exchange
                  Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of Company Common Shares one year after the Effective Time shall be returned to Sierra Acquisition, upon demand, and any such holders who have not exchanged their Company Common Shares for the
                  Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Sierra Acquisition for payment of the Merger Consideration in respect of their Company Common Shares, subject to applicable abandoned property, escheat and other similar laws. Notwithstanding the foregoing, Sierra

                                                  vii



                                     PAGE

                          Acquisition shall not be liable to any former holder
of Company
                  Common Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or other similar laws. Any
                  Merger Consideration remaining unclaimed by holders of Company Common Shares one day prior to such time as such amounts would otherwise escheat to or become property of any governmental entity
                  shall, to the extent permitted by applicable law, become the property of Sierra Acquisition free and clear of any claims or interest of any Person previously entitled thereto.

                        (f) Any Merger Consideration made available to the Exchange
                  Agent pursuant to Section 1.03(a) to pay for Company Common Shares for which appraisal rights have been perfected shall be returned to Sierra Acquisition upon its demand.

                        (g) Shell, Sierra Acquisition, Holdings, MergerSub and the
                  Company, respectively, shall use all reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject, in the case of the Company, to applicable fiduciary duties as provided in
                  Section 5.03. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes
                  of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either of the Company or MergerSub, the officers and directors of the
Surviving
                  Corporation are fully authorized in the name of either of the Company or the MergerSub or otherwise to take, and shall take, all
                  such action.

                        SECTION 1.04. Dissenting SharesNotwithstanding Section 1.02, Company Common Shares outstanding immediately prior to the
                  Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Company Common Shares in accordance with Delaware Law ( DISSENTING SHARES ) shall not be converted into
a
                  right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal or it is determined that such holder does not have appraisal rights in accordance with Delaware Law. If after the
                  Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have an appraisal right, such Company Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive in exchange for each Company Common Share the Merger Consideration.  The Company shall give Shell,
Holdings
                  and Sierra Acquisition prompt notice of any demands received by the Company for appraisal of Company Common Shares, and Shell, Holdings and Sierra Acquisition shall have the right to participate in all negotiations and proceedings with respect to
                  such demands except as required by applicable law. The Company shall not, except with the prior written consent of Shell, Holdings and Sierra Acquisition, make any payment with respect to,
                  or settle or offer to settle, any such demands.

                        SECTION 1.05.  Stock Options.  Except as otherwise
agreed in
                  writing prior to the Effective Time between Holdings and the holder of any stock option, each stock option to purchase
Company
                  Common Shares outstanding at the Effective Time shall be canceled and each holder of any such option, whether or not then vested or exercisable, shall be paid by the Company promptly after the Effective Time for each such option an amount in cash determined

                                                  viii




                                     PAGE

                          by multiplying (i) the excess, if any, of the amount
of the Merger
                  Consideration over the applicable per share exercise price of such option by (ii) the number of Company Common Shares such holder could have purchased (assuming full vesting of all options)
had
                  such holder exercised such option in full immediately prior to the
                  Effective Time.

                        SECTION 1.06.  Redemption of the Company 5-1/4%
Preferred.
                  Prior to the Effective Time, the Company shall take all necessary steps to redeem all of its 5-1/4% Convertible Preferred Stock, par value $1.00 per share (the COMPANY 5-1/4% PREFERRED ), in accordance with the Certificate of Designation for such
Company 5-
                  1/4% Preferred, so that such redemption shall be completed on or prior to the record date for the Company Stockholder Meeting.

                        SECTION 1.07. Transfer Taxes, etc. Except as set forth in
                  Section 1.03(c), (i) Holdings shall bear and be responsible for the payment of all transfer, stamp, documentary, sales, use, registration and other similar Taxes (but excluding any federal,
                  state, or local taxes measured by the income of the Person responsible for paying such Taxes) (collectively, the
TRANSFER
                  TAXES ) incurred in connection with the exchange of Company Common
                  Shares for the Merger Consideration up to the amount which would have been incurred had such shares been acquired by Holdings, and
                  (ii) Sierra Acquisition shall bear and be responsible for the payment of any such Transfer Taxes in excess of the amount payable
                  by Holdings.

                        SECTION 1.08. Creation of Sierra Acquisition. Shell will
                  take all actions necessary to create Sierra Acquisition and to cause it to become a party to and be bound by this Agreement prior
                  to the Effective Time.

                        SECTION 1.09.  Shell Guarantee.  Shell hereby
irrevocably
                  guarantees and agrees that Sierra Acquisition will have sufficient funds to pay when due the aggregate Merger Consideration and will comply with its obligations in Section 1.03(a). The liability of
                  Shell under this Section shall be absolute and unconditional, shall be as principal and not as a surety, and shall be binding
                  upon Shell and its successors and assigns without regard to the insolvency, bankruptcy or reorganization of Sierra Acquisition or otherwise. Shell hereby waives promptness, diligence, presentment, demand, protest and notice of any kind as to such obligations and its guarantee thereof and acceptance of or reliance on its obligations contained in this Section or any other
                  circumstance that would constitute an equitable or legal discharge of Sierra Acquisition s obligations under Section 1.03(a).



                                               ARTICLE 2

                        The Surviving Corporation

                        SECTION 2.01. Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the
Company
                  shall be amended to read in its entirety substantially in the form set forth in Exhibit A and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

                        SECTION 2.02.  By-laws.  The by-laws of MergerSub in
effect

                                                  ix



                                     PAGE

                          at the Effective Time shall be the bylaws of the
Surviving
                  Corporation until amended in accordance with applicable law.

                        SECTION 2.03.  Directors and Officers. From and after
the
                  Effective Time, the directors and officers of the Company shall be the directors and officers of the Surviving Corporation.

                                               ARTICLE 3

                        Warranties of the Company

                        Each member of the Shell Group acknowledges that it is an
                  informed and sophisticated buyer, and has engaged expert advisors, experienced in the evaluation of transactions such as those contemplated by this Agreement. Each member of the Shell
Group
                  acknowledges that it has undertaken (or will prior to the Effective Time undertake) such investigation and has been (or will
                  be) provided with and has evaluated (or will evaluate) such documents and information as it deems necessary to enable it to
                  make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. In particular, each member of the Shell Group acknowledges that it
                  and its representatives have been afforded (or will prior to the
                  Effective Time be afforded) the opportunity to inspect the assets of the Company and to examine the records of the Company and its
                  Subsidiaries with respect to all information in possession of the
                  Company and its Subsidiaries relating to the Company and its Subsidiaries that has been requested by any member of the
Shell
                  Group. EACH MEMBER OF THE SHELL GROUP FURTHER ACKNOWLEDGES
THAT,
                  EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 3, THE COMPANY
AND
                  ITS SUBSIDIARIES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS (IN THEIR CAPACITIES AS SUCH) HAVE
MADE
                  NO, AND THE COMPANY AND ITS SUBSIDIARIES HEREBY EXPRESSLY DISCLAIM
                  ANY, REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, AS TO THE TITLE OF THE
COMPANY
                  OR ANY OF ITS SUBSIDIARIES TO ANY ASSETS OF THE COMPANY AND
ITS
                  SUBSIDIARIES, OR AS TO ANY OTHER INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO THE SHELL GROUP OR
ITS
                  REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE COMPANY AND ITS SUBSIDIARIES EXPRESSLY
DISCLAIM
                  ANY WARRANTY OF MERCHANTABILITY OF ANY OF THE ASSETS OF THE COMPANY OR OF THE FITNESS OF ANY OF THE ASSETS OF THE COMPANY
AND
                  ITS SUBSIDIARIES FOR ANY PURPOSE.  IT IS EXPRESSLY UNDERSTOOD
AND
                  AGREED THAT NONE OF THE WARRANTIES IN THIS AGREEMENT BY THE COMPANY SHALL BE DEEMED TO COVER CORAL. Subject to the
foregoing,
                  the Company hereby warrants to Shell as follows:

                        SECTION 3.01. Corporate Existence and Power. The Company is
                  a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its
                  business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each
                  jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be
                  so qualified would not, individually or in the aggregate, have a
                  Company Material Adverse Effect. The Company has heretofore delivered to Shell true and complete copies of the Company s certificate of incorporation and bylaws as currently in effect.


                                                   x




                                     PAGE

                                  SECTION 3.02. Corporate Authorization. The
execution,
                  delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company s corporate powers and, except for
                  any required approval by the Company s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors rights generally and to
                  legal principles of general applicability governing the application and availability of equitable remedies.

                        SECTION 3.03.  Governmental Authorization. The
execution,
                  delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company require no action or waiting period by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in
                  accordance with Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act or any Blue
                  Sky Laws; (d) compliance with the rules and regulations of the FERC, of the Minerals Management Service of the Department of
the
                  Interior and of any other Governmental Authority in Texas, Louisiana and Oklahoma having jurisdiction, which rules and regulations apply generally to natural gas and natural gas liquids
                  pipelines and plants; (e) compliance with Environmental Laws; and
                  (f) compliance with those Laws, Regulations and Orders noncompliance with which would not reasonably be expected to have
                  a Company Material Adverse Effect or to prevent, impair or result in significant delay of the consummation of the Merger.

                        SECTION 3.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a)contravene or conflict with the certificate of incorporation or bylaws of the Company or (b) assuming effectuation of all filings and registrations with, the termination or expiration of any applicable waiting periods imposed by, and receipt of all Permits and Orders of,
Governmental
                  Authorities indicated as required in Section 3.03. (i) except as set forth in Schedule3.04(b)(i), constitute a default under or give rise to a right of termination, cancellation, acceleration,
                  amendment or modification with respect to the Company or any of its Subsidiaries, a loss of any benefit to which the Company or any of its Subsidiaries is entitled or an increase in the obligations of the Company or any of its Subsidiaries, in each case, under any provision of any Material Contract of the
Company
                  or any of its Subsidiaries which, in any such case, individually or in the aggregate, would have a Company Material Adverse Effect,
                  (ii) except as set forth in Schedule 3.04(b)(ii), result in the creation or imposition of any material Lien (other than any Permitted Encumbrances) on any material asset of the Company
or
                  any of its Subsidiaries or (iii) except as set forth in Schedule
                  3.04(b)(iii), violate or cause a breach under any Law, Regulation,
                  Order or Permit applicable to the Company, its Subsidiaries and their respective assets except for any such matters that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.


                                                  xi




                                     PAGE

                                  SECTION 3.05. Capitalization. (a) The
authorized capital
                  stock of the Company consists of (x) 30,000,000 authorized Company
                  Common Shares, and (y) 6,000,000 authorized preferred shares, par value $1.00 per share, of which 260,000 shares have been designated as the Company 5-1/4% Preferred, 200,000 shares have
                  been designated as the Company 9.96% Preferred, and 300,000 shares have been designated as the Company s Series C Junior Participating Preferred Stock, par value $1.00 per share, and have
                  been reserved for issuance pursuant to the Rights Plan. As of the date of this Agreement, there were issued and outstanding 20,578,467 Company Common Shares, 260,000 shares of Company
5-1/4%
                  Preferred (convertible into an aggregate of 1,532,180 Company Common Shares), 200,000 shares of Company 9.96% Preferred and options to purchase an aggregate of 1,453,385 Company Common Shares. All outstanding shares of capital stock of the
Company
                  have been duly authorized and validly issued and are fully paid
                  and nonassessable. Except as set forth in this Section,
changes
                  since the date of this Agreement resulting from the exercise of
                  employee stock options outstanding on such date, the redemption of the 5-1/4% Preferred as contemplated by this Agreement, the award of up to $10,000 of Company Common Shares issued in accordance with the Director Stock Award Plan to directors electing to receive stock in lieu of quarterly fees after the date of this Agreement, and the issuance by the Company of Company Common Shares upon conversion of the Company 5-1/4% Preferred, there are
                  outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock
or
                  voting securities of the Company, and (iii) no options or
other
                  rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock
or
                  voting securities of the Company (the items in clauses 3.05(a)(i),
                  3.05(a)(ii) and 3.05(a)(iii) being referred to collectively as the
                   COMPANY SECURITIES ).   Except as set forth in this Agreement
or
                  on Schedule 3.05(a), there are no outstanding obligations of the
                  Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

                        (b) The Company has adopted an amendment to the Rights Plan, a true and correct copy of which has been delivered to Shell, pursuant to which Shell, Sierra Acquisition and Holdings will not
                  be deemed to be Acquiring Persons (as defined in the Rights
Plan)
                  as a result of the execution or consummation of the transactions provided for by this Agreement and the Voting Agreements (in the manner provided for therein), including without limitation, the consummation of the Merger.

                        SECTION 3.06. Subsidiaries.  (a) Each of the Company s
                  Subsidiaries is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing
                  under the laws of its jurisdiction of incorporation or organization, has all corporate or entity powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the
                  extent the failure to have such licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a
                  Company Material Adverse Effect, and is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction where the character of the property
                  owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where

                                                  xii




                                    PAGE

                          failure to be so qualified would not, individually or
in the
                  aggregate, have a Company Material Adverse Effect. All of the Company s Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule
3.06(a).
                  Complete copies of the certificate of incorporation and bylaws or other organizational documents of each Subsidiary of the Company, as amended to the date hereof, have been made available to Shell.

                        (b) The authorized, issued and outstanding capital stock of, or other equity interests in, each of the Company s
Subsidiaries
                  and the names and addresses of the holders of record of the capital stock or other equity interests of each such
Subsidiary
                  are set forth in Schedule 3.06(b). The issued and outstanding shares of capital stock of, or other equity interests in, each of
                  the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive
                  or similar rights of any past or present equity holder of such Subsidiary. All such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company
or
                  one of its Subsidiaries in Schedule 3.06(b) are owned (i) beneficially as set forth therein and (ii) free and clear of all
                  Liens other than Liens in favor of the Company s and its Subsidiaries lenders pursuant to credit facilities attached as
                  exhibits to the Company 10-K. Except as set forth in Schedule 3.06(b) and except as set forth in the agreements or organizational documents listed on Schedule 3.06(b), no shares of
                  capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity
                  interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity
                  interests in, any of the Subsidiaries of the Company or (ii) to
                  redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity
                  interests in, any of the Subsidiaries of the Company or (iii) to
                  grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Company;
                  provided, however, that certain terms and provisions of, and applicable law relating to, the partnership or joint venture agreements or arrangements listed in Schedule 3.06(b) may require
                  the partnerships or joint ventures to which such agreements or arrangements relate or the partners or venturers therein to take
                  certain actions not material to the Company with respect to the equity interests in such partnerships and joint ventures contrary to clauses (i), (ii) or (iii) above; and provided further, that the warranties set forth in this Section are subject to such other matters as would not result in a Company Material Adverse Effect.

                        SECTION 3.07.  SEC Filings.  (a) The Company has
delivered
                  to Shell (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1994, 1995 and 1996, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1997 and June

                                                  xiii




                                     PAGE

                          30, 1997 ( COMPANY 10-Q ), (iii) its proxy or
information
                  statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January
1,
                  1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the SEC ) since January 1, 1996 ( COMPANY SEC REPORTS ).

                        (b) As of its filing date, each such report or statement
                  filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact
                  necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                        (c) Each such registration statement, as amended or
                  supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary
                  to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        SECTION 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in its annual reports on
Form
                  10-K and the quarterly reports on Form 10-Q referred to in Section
                  3.07 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may
                  be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of
                  the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement,
                   COMPANY BALANCE SHEET  means the consolidated balance sheet of
                  the Company as of June 30, 1997 set forth in the Company 10-Q and
                   COMPANY BALANCE SHEET DATE  means June 30, 1997.  Except as set
                  forth in Schedule 3.08, as of the date of this Agreement,
there
                  exist no liabilities or obligations of the Company and its Subsidiaries, whether accrued, absolute, contingent or threatened,
                  which would be required to be reflected, reserved for or disclosed under generally accepted accounting principles in the
financial
                  statements of the Company as of and for the period ended June 30,
                  1997, other than (i) liabilities or obligations which are adequately reflected, reserved for or disclosed in the June
30,
                  1997 financial statements of the Company, (ii) liabilities incurred in the ordinary course of business since June 30,
1997
                  and (iii) such as would not have a Company Material Adverse Effect.

                        SECTION 3.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the
COMPANY
                  DISCLOSURE DOCUMENTS ), including, without limitation, the proxy statement (the PROXY STATEMENT ) to be filed with the SEC in connection with the Merger and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act
and
                  the Securities Act, except that no warranty is made hereby with respect to any information supplied by the Shell Group expressly for inclusion in the Company Disclosure Documents.

                                                  xiv




                                     PAGE

                                  (b) At the time the Proxy Statement or any
amendment or
                  supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material
                  fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no warranty is made hereby with respect to any information supplied
                  by the Shell Group for inclusion in the Proxy Statement.

                        SECTION 3.10.  Absence of Certain Changes.  Except for
this
                  Agreement and except as set forth in Schedule 3.10 or in the Company SEC Reports, from the Company Balance Sheet Date through
                  the date of this Agreement, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practice and there has not been:

                        (a) any event, occurrence or development (including the
                  commencement of any action, suit or proceedings or, to the Knowledge of the Company, any investigation) of a state of circumstances or facts which, individually or together with other
                  similar events, has had or reasonably would be expected to have a
                  Company Material Adverse Effect;

                        (b) any declaration, setting aside or payment of any
                  dividend or other distribution with respect to any shares of capital stock of the Company (other than the regular quarterly cash dividends on the Company 5-1/4% Preferred and the Company 9.96% Preferred, each having customary record and payment dates),
                  or any repurchase, redemption (other than (i) the redemption of the Company 5-1/4% Preferred as contemplated by this Agreement,
                  (ii) the receipt of Company Common Shares in payment of the exercise price of employee or director stock options and Taxes in
                  respect of such exercise, and (iii) repurchases to fulfill the Company s matching contribution under its 401(k) plan) or other
                  acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                        (c) any amendment of any material term of any outstanding
                  security of the Company or any of its Subsidiaries other than amendments to the terms of the existing credit facilities of the
                  Company or its Subsidiaries or borrowings under such facilities;

                        (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices and other than indebtedness to provide funds for the redemption of the
Company 5-
                  1/4% Preferred;

                        (e) any creation or assumption by the Company or any of its
                  Subsidiaries of any Lien (other than Permitted Encumbrances) on any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

                        (f) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned

                                                  xv




                                     PAGE

                          Subsidiaries made in the ordinary course of business
consistent
                  with past practices;

                        (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a
                  Company Material Adverse Effect;

                        (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                        (i)any change in any method of accounting or accounting
                  practice by the Company or any of its Subsidiaries, whether or not any such change is required by reason of a concurrent change in generally accepted accounting principles;

                        (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any
                  such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries except for such grants, payments, increases or changes in the ordinary course of business
                  consistent with past practice; or

                        (k) any labor dispute, other than routine individual
                  grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the
Company or
                  any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet
Date,
                  or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, which in any such
                  case would reasonably be expected to have a Company Material Adverse Effect.


                  Except as disclosed in Schedule 3.10 or in the Company SEC Reports, during the period from June 30, 1997 to the date of this
                  Agreement, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from
                  the date of this Agreement to the Effective Time by Section
5.02
                  or agreed in writing during such period prior to the date of this
                  Agreement to engage in any such conduct.

                        SECTION 3.11. Litigation; Compliance. (a) Except as set
                  forth in the Company SEC Reports or Schedule 3.11(a), as of the
                  latest date through which the Company has supplemented its Schedules pursuant to Section 6.10, there is no action, suit
or
                  proceeding pending against, or (to the Knowledge of the Company)
                  threatened against or affecting, or (to the Knowledge of the Company) any pending investigation against, the Company or any of

                                                  xvi




                                     PAGE

                          its Subsidiaries or any of their respective properties
before any
                  court or arbitrator or any governmental body, agency or official which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect or which in
                  any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

                        (b) Except as set forth in Schedule 3.11(b), the Company and its Subsidiaries are in substantial compliance with all applicable
                  Laws and Regulations and are not in default with respect to any
                  Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company
                  Material Adverse Effect.

                        SECTION 3.12. Taxes. (a) For purposes of this Agreement,
                   TAX or TAXES shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license,
                  payroll, withholding, employment, social security, workers compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, alternative or add-on minimum, estimated, environmental (including taxes under Code section 59A), unemployment, transfer and gains taxes, and (ii) interest, penalties, additional taxes, fines and other additions
                  to tax imposed with respect thereto and any interest in respect of such penalties, additional taxes, fines and other additional amounts; and TAX RETURNS shall mean returns, reports, and information statements with respect to Taxes required to be filed
                  with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns (including returns required in connection with any Employee Plan).

                        (b) Other than as disclosed in Schedule 3.12 (b) or the
                  Company SEC Reports, the Company and its Subsidiaries have timely filed all required United States federal, state, local and foreign and other Tax Returns and such Tax Returns are true, complete and correct, and the Company and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other Taxes that would be due if asserted by a taxing authority, except Taxes with respect to which the Company is maintaining reserves to the extent
                  required by generally accepted accounting principles, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a
                  Company Material Adverse Effect.  Except as disclosed in
Schedule
                  3.12(b) or as does not involve or would not result in liability to the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect, (i) there are no Tax Liens on any assets of the Company or any of its Subsidiaries (other than Permitted Encumbrances); (ii) neither the
                  Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a

                                                  xvii




                                     PAGE

                          period for the assessment or payment of, any Tax;
(iii) there is
                  no written claim against the Company or any of its
Subsidiaries
                  for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return; (iv)
all
                  Tax Returns filed by the Company and its Subsidiaries have been
                  audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such
                  Tax Returns; (v) none of the Company and its Subsidiaries, during the last ten years, has been a member of an affiliated group filing a consolidated federal income Tax Return (other than Company s Tax Group); (vi) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person
(other
                  than any of the Company and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state,
                  local or foreign law), as a transferee or successor, by
contract
                  or otherwise; (vii)neither the Company nor any of its Subsidiaries has filed a consent under Code section 341(f) concerning collapsible corporations; (viii) neither the Company nor any of
                  its Subsidiaries has any deferred intercompany gains or losses
                  from any  deferred intercompany transactions   (as defined in
                  Treasury Regulation section 1.1502-13); (ix) neither the
Company
                  nor any of its Subsidiaries has any Tax attribute carry
forwards
                  (including, but not limited to, any net operating loss carry forward, net capital loss carry forward, credit carry forward
or
                  carry forward of any other Tax attribute); (x) none of the Company or Subsidiary Tax attribute carry forwards are limited by applicable law, such as the provisions of Code sections 382,
383
                  and 384 and of Treasury Regulations promulgated under Code section
                  1502; (xi) neither the Company nor its Subsidiaries has agreed to any adjustments under Code section 481; and (xii) neither the Company nor any of its Subsidiaries has an excess loss account under Treasury Regulation section 1.1502. The accruals and reserves (including deferred taxes) reflected in the Company Balance Sheet are in all material respects adequate to cover all
                  Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

                        (c) Other than as disclosed on Schedule 3.12(c) or in the
                  Company SEC Reports, and other than with respect to items the inaccuracy of which would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of
                  its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated hereunder, and to the Knowledge of the
                  Company, neither the Company nor any of its Subsidiaries owns any property of a character, the indirect transfer of which, as a consequence of the Merger, would give rise to any material documentary, stamp or other transfer tax.

                        (d) The Company is a United States real property holding
                  corporation (as defined in Section 897(c)(2) of the Code).

                        SECTION 3.13. ERISA.  (a) The Company has provided Shell
                  with a list identifying each Company Employee Plan. True and complete copies of such plans (and, if applicable, related trust
                  agreements) and all amendments thereto and written interpretations thereof have been made available for review to Shell together with
                  (A) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) required to be prepared in

                                                 xviii




                                     PAGE

                          connection with any such plan, (B) the most recent
actuarial
                  valuation report prepared in connection with any such plan,
(C)
                  summary descriptions of any amendments not included in the most
                  recent restated plan instrument, which amendments have been approved by the person in the Company having the final authority
                  to adopt plan amendments, whether or not such amendments have been previously reduced to writing, and (D) the dollar amount of unfunded liabilities resulting from any benefit increases that have been adopted in an amendment but are not yet reflected in the
                  latest actuarial report.   The only Company Employee Plans
which
                  individually or collectively would constitute an employee pension benefit plan  as defined in Section 3(2) of ERISA (the
COMPANY
                  PENSION PLANS ) have been identified as such in the information provided to Shell by the Company.

                        (d) No Company Employee Plan constitutes a Company
                  Multiemployer Plan. Except as otherwise identified in the list referred to in Section 3.13(a), no Company Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. The only Company Pension Plans that are subject to Title IV of ERISA (the COMPANY RETIREMENT PLANS )
have
                  been identified as such in information provided to Shell by the
                  Company. The funding status of each Company Retirement Plan is disclosed in the Company s annual report in the Company 10-K;
no
                  Company Retirement Plan is omitted from such discussion. With respect to each Company Retirement Plan, as of the date of the latest actuarial valuation report for such Company Retirement Plan, the fair market value of all of the assets of such
Company
                  Retirement Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the accrued benefits under such Company Retirement Plan, calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for
                  accounting purposes (i.e., those determined in accordance with FASB statement no. 87 and used in preparing such Company Retirement Plan s financial statements). With respect to each Company Retirement Plan, as of the date of this Agreement, such
                  fair market value of assets exceeded said accrued benefits, taking into account: (i) any shortfall between the actual return on assets and the expected return on assets; (ii) any change in funding assumptions; (iii) any change in participant demographics;
                  and (iv) benefit increases that have been adopted in an amendment but are not yet reflected in the latest actuarial report.  No
                   ACCUMULATED FUNDING DEFICIENCY , as defined in Section 412 of the
                  Code, has been incurred with respect to any Company Pension Plan, whether or not waived. The Company knows of no REPORTABLE EVENT , within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Company Employee Plan, other than
                  a REPORTABLE EVENT or other such event that will not have a Company Material Adverse Effect. No condition exists and no event
                  has occurred that would be expected to constitute grounds for termination of any Company Retirement Plan and neither the
Company
                  nor any of its affiliates has incurred any liability which would have a Company Material Adverse Effect under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by
                  Title IV of ERISA. To the Knowledge of the Company, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or will make the Company or any of its Subsidiaries, any officer or director of the Company or any of its Subsidiaries subject to any
                  liability under Title I of ERISA or liable for any tax pursuant to

                                     PAGE

                          Section 4975 of the Code that could directly or
indirectly have a
                  Company Material Adverse Effect.  For purpose of this Section,
                   AFFILIATE of any Person means any other Person which, together with such Person, would be treated as a single employer under
                  Section 414 of the Code.

                        (c) Each Company Employee Plan which is intended to be
                  qualified under Section 401(a) of the Code has received from the
                  Internal Revenue Service favorable determination letters with respect to each such Plan. The Company has made available to Shell true and complete copies of such determination letters.
No
                  event has occurred, and no condition exists, which could reasonably be expected to result in the revocation of such determination. Any terms and conditions of the determination letter have been complied with. Each Company Employee Plan has
                  been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules
and
                  regulations, including but not limited to ERISA and the Code, which are applicable to such Company Employee Plan except for failures to comply which, singly or in the aggregate, would not
                  have a Company Material Adverse Effect.

                        (d) The Company has provided Shell with a list of each
                  enforceable employment, severance or other similar contract, arrangement or policy and each plan or arrangement providing for
                  insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits
or
                  for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i)
is
                  not a Company Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and (iii) covers any employee or former employee of the
                  Company or any of its affiliates and will become an obligation of the Company after the Effective Time. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been made available for review previously to Shell are referred to collectively herein as the COMPANY BENEFIT ARRANGEMENTS . Each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the
                  requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement except for failures to comply which, singly or in the
                  aggregate, would not have a Company Material Adverse Effect.

                        (e) Except as disclosed on Schedule 3.13(e), the Company has not established, and does not maintain, any post-retirement benefits for its employees, including but not limited to post-
                  retirement life insurance or post-retirement medical.   No
                  condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Company Employee Plan or Company Benefit Arrangement providing health or medical
                  benefits in respect of any active employee of the Company or any of its Subsidiaries other than limitations imposed under the terms of a collective bargaining agreement. The Company has, at all times, reserved in the summary plan description or other plan document with respect to its employee health, welfare and pension
                  plan, the right to amend any and all such plans with respect to benefits which are not vested as of the date of the amendment to the extent permitted by applicable law.

                                     PAGE

                                  (f) Except as disclosed in writing to Shell
prior to the
                  date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement which would increase the expense of maintaining such Company Employee Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Company
Balance
                  Sheet Date by an amount which would have a Company Material Adverse Effect.

                        (g) Prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has made any representations to its employees as to employment opportunities with the Shell Group or benefits available to them under the Shell Group employee benefit plans except as agreed in writing by Shell. After the date of this Agreement, the Company or its Subsidiaries may make representations to its employees as to employment opportunities by
                  Holdings or its Subsidiaries; provided that any such representations indicate that such employees will be employed at
                  will; provided further that any such representations will not include any representations as to benefits available to such employees different from those available prior to the date of this
                  Agreement except as agreed in writing by Shell and the Company.

                        (h) The agreements listed in the letter dated the date
                  hereof from the Company to Shell constitute all agreements or arrangements of the Company or its Subsidiaries in effect on the
                  date hereof that provide for the payment of income or the provision of benefits (including vesting, entitlement, receipt,
                  creation or transfer of any rights, privileges, income or title to property or beneficial ownership) to any employees of the Company as a result of a change of control of the Company. There is no acceleration of payments under the Annual Incentive Plan of the
                  Company that would result from the Merger, nor is any forfeiture provision of such Annual Incentive Plan altered by the Merger.
                  The person to whom the Company granted 180,000 stock options in
                  September 1997 has no right to accelerate the vesting of those options as a result of the Merger, and, except for a change of control agreement substantively identical to that of Rene
Joyce,
                  as of the date hereof there are no other arrangements between that individual and the Company that would provide for the payment of income or the provision of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or beneficial ownership)
                  to such individual as a result of a change of control of the Company.

                        SECTION 3.14. Permits. To the Knowledge of the Company and
                  except as set forth in Schedule 3.14(1), the Company and its Subsidiaries have all Permits, including all certificates of public convenience and necessity and rate authorizations required
                  by the LCC and by the FERC, as are necessary to carry on their businesses as currently conducted, except for any such Permits for
                  which the Company has made due application and except for any such
                  Permits that the failure to possess which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule
3.14(2),
                  the Company has not received notice from any Governmental Authority (i) that such Permits are not in full force and effect
                  or have been violated, in either case in any respect that would

                                     PAGE

                          reasonably be expected to have a Company Material
Adverse Effect
                  or (ii) threatening to suspend, revoke or suspend any such Permits which, in any such case, would reasonably be expected to have a
                  Company Material Adverse Effect.

                        SECTION 3.15. Required Stockholder Vote. The affirmative
                  vote by stockholders of the Company Common Shares of the Company representing a majority of the outstanding Company Common
Shares
                  is the only vote of the Company stockholders required by Law for the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby.

                        SECTION 3.16. Finders  Fees. Except for the fees and
                  expenses of Morgan Stanley & Co. Incorporated (a copy of whose engagement agreement has been provided to Shell) incurred in connection with the transactions contemplated hereby, which will
                  be paid 50% by the Company and 50% by Shell, there is no investment banker, broker, finder or other intermediary which has
                  been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from Shell or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. The parties
                  acknowledge that the Special Committee has retained Merrill Lynch as financial advisor and that the fees and expenses of Merrill Lynch will be paid by the Company.

                        SECTION 3.17. Environmental Matters.  Except for matters
                  disclosed in Schedule 3.17 and except for matters that, individually or in the aggregate, would not reasonably be expected
                  to have a Company Material Adverse Effect, (a) to the Knowledge of
                  the Company, the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable
                  Environmental Laws; (b) the Company and its Subsidiaries and the
                  properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the
                  Company, threatened action, suit, or proceeding by or before any
                  Court or Governmental Authority under any Environmental Law;
and
                  (c) all Permits, if any, required to be obtained or filed by the
                  Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect. To the Knowledge of the Company, the Company and its Subsidiaries have made available to Shell all material written internal and external environmental audits and studies in
                  each case relevant to the Company and which to the Knowledge of the Company are in the possession of the Company or its Subsidiaries.

                        SECTION 3.18.  Restrictions on Business Activities.
Except
                  for this Agreement, and except as set forth in Schedule 3.18, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has
or
                  would reasonably be expected to have the effect of prohibiting any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted
                  by the Company, except for any prohibition or impairment as would not reasonably be expected to have a Company Material Adverse Effect.

                        SECTION 3.19. Title to Property.  Except as set forth in
                  Schedule 3.19 and subject to the Permitted Encumbrances and all

                                     PAGE

                          Material Contracts, the Company and its Subsidiaries
have good and
                  valid title against any Person claiming by, through or under the
                  Company to all of their properties reflected as owned by them in the Company 10-K or the Company 10-Q (other than any such properties reflected in the Company 10-K or the Company 10-Q that
                  (i) have been sold or otherwise disposed of since the date of the
                  Company 10-K or the Company 10-Q without breaching Section
3.10 or
                  (ii) the failure to have such good and valid title would not, individually or in the aggregate, reasonably be expected to have a
                  Company Material Adverse Effect.  Each member of the Shell
Group
                  acknowledges that for the assets of the Company or any of its Subsidiaries of which a third party is the operator, title to the
                  relevant assets may be held in the names of such operator subject to the terms of the applicable contractual arrangements. The Company or its Subsidiaries, individually or together, hold under
                  valid lease agreements all real and personal properties reflected in the Company 10-K or the Company 10-Q as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the
                  notes to the Company 10-K or the Company 10-Q, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of
                  the Company 10-K or the Company 10-Q and (ii) any matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                        SECTION 3.20. Interested Party Transactions.  Except as
a
                  result of the transactions contemplated by this Agreement or as
                  set forth in Schedule 3.20 or the Company SEC Reports, since the
                  date of the Company s proxy statement dated April 7, 1997, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item
404
                  of Regulation S-K promulgated by the SEC.

                        SECTION 3.21. Insurance.  Except as disclosed in
Schedule
                  3.21, all insurance policies maintained by the Company or any of its Subsidiaries (i) are with reputable insurance carriers,
(ii)
                  provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective
                  properties and assets and (iii) are in character and amount at least equivalent to that carried by entities engaged in similar
                  businesses and subject to the same or similar perils or hazards, except in each case as would not reasonably be expected to have a
                  Company Material Adverse Effect.

                        SECTION 3.22. Opinion of Financial Advisor.  The Special
                  Committee has received an opinion dated September 23, 1997 of its financial advisor, Merrill Lynch, that, as of such date, the Merger Consideration was fair to the Company s stockholders from a
                  financial point of view.

                        SECTION 3.23. Intellectual Property. (a) The Company and/or
                  each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary
                  information or material that are used in the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected to have a Company Material Adverse Effect.

                                                 xxiii




                                     PAGE

                                  (b) Except as disclosed in Schedule 3.23(b) or
the Company
                  SEC Reports or as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company is not, nor
will
                  it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized
                  to use any third-party patents, trademarks, service marks and copyrights ( THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS ); (ii)
no
                  claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights,
                  trade names and any applications therefor owned by the Company or any of its Subsidiaries (the COMPANY INTELLECTUAL PROPERTY RIGHTS ), any trade secret material to the Company, or Third
Party
                  Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its Subsidiaries, are currently pending or, to the Knowledge of the
                  Company, are overtly threatened by any Person; and (iii) to the
                  Company s knowledge, there are no valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale license by the Company or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by the Company or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company
or
                  any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any part of the Company Intellectual Property Rights or other trade secret material to the Company, or (D) challenging the license or legally enforceable right to use of the
                  Third Party Intellectual Rights by the Company or any of its Subsidiaries.

                        (c) Except as set forth in Schedule 3.23(c) or the Company
                  SEC Reports, and except as would not reasonably be expected to have a Company Material Adverse Effect, to the Company s Knowledge, (i) all patents, registered trademarks and copyrights
                  held by the Company and its Subsidiaries are valid and subsisting, and (ii) there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by
                  any third party, including any employee or former employee of the
                  Company or any of its Subsidiaries.

                        SECTION 3.24. Certain Obligations. (a) Except as set forth in Schedule 3.24(a)(1), except for this Agreement and the transactions contemplated hereby, and except for Material Contracts entered into after the date hereof in accordance with
                  Section 5.02, neither the Company nor any of its Subsidiaries is a party to or bound by any Material Contract. Except as set forth in Schedule 3.24(a)(2), all Material Contracts relating to the Company or any of its Subsidiaries are in full force and effect,
                  the Company and its Subsidiaries have performed their obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to
                  date (including, in the case of all Hydrocarbons delivered under any Material Contract, conforming such Hydrocarbons to the quality specifications of such Material Contracts and the transporting pipelines), other than any failure of a Material Contract to be in
                  full force and effect or any nonperformance thereof that would not

                                                  xxiv




                                     PAGE

                          reasonably be expected to have a Company Material
Adverse Effect.

                        (b) Except as set forth in Schedule 3.24(b) and for matters that would not reasonably be expected to have a Company
Material
                  Adverse Effect, none of the Company and its Subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments,
                  except for transactions and agreements entered into primarily to hedge contracts for the purchase or sale of Hydrocarbons which will be binding upon the Company or its Subsidiaries after September 1, 1997. Schedule 3.24(b) sets forth a true and correct
                  statement of the position, as of the date hereof, of the Company and its Subsidiaries with respect to obligations under Fixed Price
                  Contracts (including, with respect to each Fixed Price
Contract,
                  location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which the Company or any of its Subsidiaries is a party and that are material to the Company.

                        (c) Except as set forth in Schedule 3.24(c) or as referred to in the Company SEC Reports, neither the Company nor its Subsidiaries has entered into, or is a party to, or has any obligations under, any contract for the purchase of
Hydrocarbons
                  or other property or services that require payment be made by the
                  Company or its Subsidiaries regardless of whether or not delivery is ever made of such Hydrocarbons or other property or services.





                        SECTION 3.25. Public Utility. The Company is not a holding company, a subsidiary company of a holding company,
                  an affiliate of a holding company, or a public utility company, as such terms are defined in the Holding Company
Act.

                        SECTION 3.26. Takeover Statutes. The action of the Board of
                  Directors of the Company in approving the Merger, this Agreement and the Voting Agreements for purposes of Section 203 of the Delaware Law is sufficient to render inapplicable to the
Merger
                  and this Agreement and the Voting Agreements (and the transactions provided for herein and therein) the provisions of Section 203 of the Delaware Law.

                        SECTION 3.27. Minute Books. The minute books of the Company (and those of its Subsidiaries for which the Company
or
                  its Subsidiaries maintain such minute books) that have been made available to Shell for review constitute all of the minute books of the Company and its Subsidiaries and contain a complete and accurate record in all material respects of all resolutions
and
                  formal actions of the stockholders and directors (and any committees thereof) of the Company and its Subsidiaries.



                                               ARTICLE 4

                        Warranties of Shell

                        The Company acknowledges that it is an informed and
                  sophisticated party, and has engaged expert advisors, experienced in the evaluation of transactions such as those contemplated by

                                                  xxv




                                     PAGE

                          this Agreement.  The Company acknowledges that it has
undertaken
                  such investigation and has been (or will be) provided with and has evaluated (or will evaluate) such documents and information as it deems necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Company will undertake prior to the Effective Time such further investigation and request such additional documents and information as it deems necessary.
THE
                  COMPANY FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN
                  THIS ARTICLE 4, SHELL AND ITS SUBSIDIARIES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS (IN THEIR CAPACITIES AS SUCH) HAVE MADE NO, AND SHELL AND ITS
SUBSIDIARIES
                  HEREBY EXPRESSLY DISCLAIM ANY, REPRESENTATIONS OR WARRANTIES AS TO
                  THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION OR AS TO ANY OTHER INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO THE COMPANY, OR ITS REPRESENTATIVES BY OR ON
BEHALF
                  OF SHELL OR ANY OF ITS SUBSIDIARIES.  IT IS EXPRESSLY
UNDERSTOOD
                  AND AGREED THAT NONE OF THE WARRANTIES IN THIS AGREEMENT BY SHELL
                  SHALL BE DEEMED TO COVER CORAL.  Subject to the foregoing,
Shell
                  hereby warrants to the Company as follows:

                        SECTION 4.01. Corporate Existence and Power. Each of Shell, Holdings and MergerSub is, and, at the Effective Time, Sierra Acquisition will be, a corporation or other legal entity
                  duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation
or
                  organization, and has (or will have) all corporate or entity powers and all governmental licenses, authorizations, consents
and
                  approvals required to carry on its business as now conducted, except to the extent the failure to have such licenses, authorizations, consents and approvals would not, individually
or
                 in the aggregate, be reasonably expected to prevent, impair or result in significant delay of the consummation of the Merger. Shell is duly qualified to do business as a foreign corporation
                  and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those
                  jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to prevent, impair or result in significant delay of the consummation
                  of the Merger. Shell has heretofore delivered to the Company true and complete copies of Holdings and MergerSub s certificate of incorporation and bylaws as currently in effect.

                        SECTION 4.02. Corporate Authorization. The execution, delivery and performance of this Agreement by each member of the
                  Shell Group and the consummation by such member of the transactions contemplated hereby are (or, in the case of
Sierra
                  Acquisition, will be) within such member s corporate or other powers and have been (or, in the case of Sierra Acquisition, will
                  be) duly authorized by all necessary corporate or other action.
                  This Agreement constitutes (or in the case of Sierra Acquisition, will constitute) the valid and binding agreement of each member of the Shell Group enforceable against such member in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors rights generally and to legal principles of general applicability governing the application and availability of equitable remedies.

                        SECTION 4.03.  Governmental Authorization.  The
execution,
                  delivery and performance by each member of the Shell Group of this

                                                  xxvi



                                     PAGE

                          Agreement and the consummation of the transactions
contemplated
                  hereby by such member require no action or waiting period by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate
                  of merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act or any Blue Sky Laws; (d) compliance with the rules and regulations of FERC, of the Minerals Management Service of the Department of
                  the Interior and of any other Governmental Authority in Texas, Mississippi and Louisiana having jurisdiction, which rules and regulations apply generally to natural gas and natural gas liquids
                  pipelines and plants; (e) compliance with Environmental Laws; and
                  (f) compliance with those Laws, Regulations and Orders noncompliance with which would reasonably be expected to prevent,
                  impair or result in significant delay of the consummation of the
                  Merger.

                        SECTION 4.04.  Non-Contravention.  The execution,
delivery
                  and performance by each member of the Shell Group of this Agreement and the consummation by each such member of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation
or
                  bylaws or other organizational documents of such member or (b) assuming effectuation of all filings and registrations with, the
                  termination or expiration of any applicable waiting periods imposed by, and receipt of all Permits and Orders of,
Governmental
                  Authorities indicated as required in Section 4.03, (i) except as set forth in Schedule 4.04(i), constitute a default under or give rise to (A) a right of termination, cancellation, acceleration, amendment or modification with respect to any assets or liabilities of such member, (B) a loss of any benefit to which such member is entitled or (C) an increase in the obligations of
                  such member, in each case, under any provision of any Material Contract of such member, which, in any such case, individually
or
                  in the aggregate, would prevent, impair or result in significant delay of the consummation of the Merger, (ii) except as set forth in Schedule 4.04(b)(ii), result in the creation or imposition of any material Lien (other than a Permitted Encumbrance) on any material assets of such member or (iii) except as set forth in
                  Schedule 4.04(b)(iii), violate or cause a breach under any Law,
                  Regulation, Order or Permit applicable to any member of the Shell
                  Group, except for any such matters that would not reasonably be expected, individually or in the aggregate, to prevent, impair or result in significant delay of the consummation of the Merger.

                        SECTION 4.05. Disclosure Documents. (a) Each document, if
                  any, required to be filed by the Shell Group with the SEC in connection with the transactions contemplated by this
Agreement
                  (the SHELL DISCLOSURE DOCUMENTS ) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, except that no warranty is made hereby with respect to any information supplied by the Company expressly for inclusion in the Shell Disclosure
Documents.

                        (b) At the time the Proxy Statement or any amendment or
                  supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, the information supplied by the Shell Group for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact
                  necessary in order to make the statements made therein, in the

                                                 xxvii




                                     PAGE

                          light of the circumstances under which they were made,
not
                  misleading.

                        SECTION 4.06. Public Utility.  Shell is not a  holding
                  company,  a  subsidiary company  of a  holding company,   an
                   affiliate of a holding company, or a public utility company, as such terms are defined in the Holding Company Act.

                        SECTION 4.07. Finders Fees. Except for the fees and expenses of Morgan Stanley & Co. Incorporated (a copy of whose engagement agreement has been provided to the Company)
incurred in
                  connection with the transactions contemplated hereby, which will be paid 50% by the Company and 50% by Shell, there is no investment banker, broker, finder or other intermediary which has
                  been retained by, or is authorized to act on behalf of, the Shell
                  Group who might be entitled to any fee or commission from the Company or Holdings or any of their Subsidiaries in connection with the transactions contemplated by this Agreement.

                        SECTION 4.08.  Litigation.  Except as set forth in
Schedule
                  4.08, as of the latest date through which Shell has supplemented its Schedules pursuant to Section 6.10, there is no action, suit or proceeding pending against, or (to the Knowledge of Shell) threatened against or affecting, or (to the Knowledge of
Shell)
                  any pending investigation against any member of the Shell Group or any of their respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

                        SECTION 4.09. Financing. Prior to the Effective Time, Shell will have available all necessary funds or financing to provide funds in an amount necessary to pay the aggregate
Merger
                  Consideration.

                        SECTION 4.10.  Ownership of Company Common Shares.  As
of
                  the date of this Agreement, no member of the Shell Group nor any of its Affiliates beneficially owns any Company Common Shares.



                                               ARTICLE 5

                        Covenants of the Company

                        SECTION 5.01.  Affirmative Covenants of the Company.
Except
                  as expressly contemplated by this Agreement or consented to in writing by Shell, during the period from the execution of this Agreement by the Company to the Effective Time, the Company
will,
                  and will cause its Subsidiaries to:

                        (a) operate their businesses in all material respects in the usual and ordinary course consistent with past practices;

                        (b) use all reasonable efforts to preserve substantially
                  intact their business organizations, maintain the rights and franchises that are material to the Company, retain the services
                  of their officers and maintain the relationships with the customers and suppliers that are material to the Company;

                        (c) maintain supplies and inventories in quantities deemed appropriate by the Company and maintain and keep the properties

                                                 xxviii




                                     PAGE

                          and assets that are material to the Company in as good
repair and
                  condition in all material respects as on the date of this Agreement, ordinary wear and tear excepted;

                        (d) use all commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that set forth in Section 3.21;

                        (e) use all commercially reasonable efforts to comply in all material respects with all applicable Laws, Regulations and Orders; and

                        (f) provide Shell with at least 180 days advance written
                  notice of its intent to terminate any Company Pension Plan or to freeze accruals thereunder.

                        SECTION 5.02.  Negative Covenants of the Company.
Except as
                  (i) expressly contemplated by this Agreement, (ii) required or contemplated by the partnership or joint venture agreements or arrangements listed in Schedule 5.02 with respect to the business,
                  condition (financial or otherwise), operations, performance or properties of the partnerships and joint ventures created thereby,
                  or (iii) otherwise consented to in writing by Shell, from the execution of this Agreement by the Company until the Effective Time, the Company will not, and will not permit any of its Subsidiaries to:

                        (a) adopt or propose any change in the certificate of
                  incorporation or bylaws of the Company or any of its Subsidiaries that are less than wholly-owned;

                        (b) (i) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or
                  in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or
                  (other than in the routine conduct of its business) otherwise acquire or agree to acquire any assets of any other Person if, in
                  any such case, either (x) Shell believes, in its discretion, that such acquisition or agreement would delay, impede or prevent the consummation of the transactions contemplated by this Agreement,
                  (y) such acquisition or agreement would, if consummated after the
                  Effective Time, require the consent of Shell under any arrangements described in the memorandum of understanding (the memorandum of understanding ) dated the date of this Agreement among Shell, certain stockholders of the Company and certain other
                  Persons (or in the attachments thereto) or (z) such acquisition or agreement would not, if consummated after the Effective Time, satisfy the other conditions for such acquisition or agreement set
                  forth in any arrangements described in the memorandum of understanding (or in the attachments thereto), (ii) incur any Indebtedness or issue any debt securities or assume, guarantee
or
                  endorse or otherwise become responsible for the obligations of any other Person or make any loans or advances, except in each case in the ordinary course of business and consistent with past practice
                  (for purposes hereof, ordinary course of business consistent with past practice includes the incurrence of Indebtedness (A) to finance acquisitions permitted by Section 5.02(b)(i) above,
(B)
                  needed to provide funds for the redemption of the Company
5-1/4%
                  Preferred, (C) to acquire gas for storage in the Company s underground storage facilities (including payments under derivative instruments entered into in connection with such storage operations) and (D) to fund capital expenditures

                                                  xxix




                                     PAGE

                          consistent with the Company s 1997 operating plan;
provided that
                  in the case of any Indebtedness incurred in accordance with this clause (ii), the Company will, to the extent commercially practicable, minimize any early termination costs associated with
                  the Company s financing activities), (iii) make or authorize any capital expenditures other than capital expenditures in accordance with the Company s existing capital plan, capital expenditures to repair or replace casualty losses or other capital expenditures in the ordinary course of the Company s business or (iv) enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set
                  forth in this Section 5.02(b);

                        (c) sell, lease, license or otherwise dispose of any
                  material assets or property except (i) pursuant to existing contracts or commitments, (ii) dispositions for fair market value
                  of properties that the Company does not consider strategic in its business and which aggregate less than $75 million in sale proceeds or (iii) in the ordinary course consistent with past practice;

                        (d) (i)take or agree or commit to take any action that would make any warranty of the Company hereunder inaccurate in any
                  respect at, or as of any time prior to, the Effective Time such that the conditions set forth in Section 7.02(a) would not be satisfied or (ii) omit or agree or commit to omit to take any action necessary to prevent any such warranty from being inaccurate in any respect at any such time such that the conditions set forth in Section 7.02(a) would not be satisfied;
                  provided that, in each case where the covenants in this Agreement permit the Company and its Subsidiaries to acquire any business or assets they shall not be restricted by this clause from taking such actions so long as the Company updates any applicable Schedules (whether before or after November 1, 1997 so long as such date is no later than three (3) Business Days prior to the
                  Effective Time and otherwise in accordance with and subject to
                  Section 6.10) to reflect such acquisition;

                        (e) except as set forth on Schedule 5.02(e) and except as
                  contemplated by this Agreement, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property
                  or any combination thereof) in respect of its capital stock (other than regular quarterly cash dividends on the Company 5-1/4% Preferred and the Company 9.96% Preferred, the redemption of the
                  Company 5-1/4% Preferred as contemplated by this Agreement, or cash dividends and distributions by a wholly owned Subsidiary of
                  the Company to the Company or to a Subsidiary, all of the capital stock of which is owned directly or indirectly by the Company), or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries (other than the redemption of the
                  Company 5-1/4% Preferred, receipt of Company Common Shares in payment of the exercise price of employee or director stock options and Taxes in respect of such exercise and repurchases to
                  fulfill the Company s matching contribution obligations under its
                  401(k) plan);

                        (f) except as set forth in Schedule 5.02(f), adopt any
                  change in executive compensation except in the ordinary course consistent with past practices or adjust or amend any bonus, profit sharing, compensation, severance, termination, stock

                                                  xxx




                                     PAGE

                          option, pension, retirement, deferred compensation,
employment or
                  employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer
                  or employee (except as required to comply with ERISA or to continue then existing tax and securities law status);

                        (g) revalue in any material respect any significant portion of its assets, including, without limitation, writing down the value of inventory in any material manner or writing-off of notes
                  or accounts receivable in any material manner except as required by generally accepted accounting principles;

                        (h) pay, discharge or satisfy any material claims,
                  liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the
                  Company referred to in Section 3.08 or incurred in the ordinary course of business, consistent with past practices;

                        (i) make any tax election with respect to or settle or
                  compromise any material income tax liability;

                        (j) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity
                  interests (or phantom equity interests) in, or any options, warrants or rights of any kind to acquire any shares of capital
                  stock of, or other equity interests (or phantom equity interests)
                  in, the Company or any of its Subsidiaries (other than the issuance of Company Common Shares upon the exercise of outstanding
                  options or rights or the conversion of outstanding convertible securities or to fund obligations under the Company s 401(k)
plan
                  or quarterly awards of up to $10,000 of Company Common Shares under the Director Stock Award Plan);

                        (k) grant any Lien (except Permitted Encumbrances) with
                  respect to any material assets including any shares of capital stock of, or other equity interests in, any Subsidiary of the Company;

                        (l) (i)  change any of its policies or practices with
                  respect to business transactions between the Company and its Subsidiaries, on the one hand, and the Company s Affiliates
(other
                  than the Company and its Subsidiaries), on the other hand,
(ii)
                  change any of its methods of accounting in effect at December 31,
                  1996, except as may be required to comply with generally accepted accounting principles, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax
                  returns for the taxable year ending December 31, 1996, except, in each case, as may be required by Law and except, in the cases of clauses (i), (ii) and (iii), for matters that would not reasonably be expected to have a Company Material Adverse Effect;

                        (m) (i) take any action to revoke, amend or nullify the
                  amendment to the Rights Plan referred to in Section 3.05(b) and
                  (ii) except to the extent the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary obligations to its stockholders based on the advice of counsel,

                                                  xxxi


                                    PAGE

                    redeem or make any other amendment to its Rights Plan;

                        (n) enter into or adopt any new agreements or arrangements that provide for the payment of income or the provision of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or
                  beneficial ownership) to employees of the Company as a result of a change of control of the Company; or

                        (o) agree or commit to do any of the foregoing.

                        SECTION 5.03. No Solicitation. From and after the date of
                  this Agreement, the Company will not, and will not authorize or permit any of the officers, directors, employees, agents and other representatives of the Company and its Subsidiaries (collectively, the REPRESENTATIVES ) to, directly or indirectly, solicit, encourage or initiate any Acquisition Proposal or negotiate with
                  any prospective buyer in connection therewith; provided, however, that (a) nothing herein shall restrict the Company from filing a
                  Current Report on Form 8-K describing this Agreement, the
Merger
                  and the transactions contemplated hereby and by any other agreements being entered into by the Company on the date of this
                  Agreement (which filing may include this Agreement as an exhibit)
                  promptly after the date hereof or from complying with its obligations under the Securities Act, the Exchange Act and any other applicable Law; (b) the Company s Board of Directors and/or
                  the Special Committee may authorize the Company to engage in discussions or negotiations with any Person who (without any solicitation or initiation, directly or indirectly, by the
Company
                  or any Representative after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning and access to the Company
and
                  its Subsidiaries and their respective businesses, properties and assets, and the Company s Board of Directors and/or the Special
                  Committee may direct the Company s Representatives to cooperate with and be available to consult with any such Person;
provided
                  that in the case of this clause (b), the Company s Board of Directors and/or the Special Committee shall have determined in
                  the exercise of its fiduciary duties based on the advice of its counsel that such action is in the best interests of the Company s stockholders, (c) following receipt of an Acquisition Proposal that is financially superior to the Merger (as determined in good
                  faith by the Company s Board of Directors after consultation with the Company s financial advisors), the Board of Directors of the
                  Company may withdraw, modify or not make its recommendation in favor of the Merger; provided that in the case of this clause
(c),
                  the Company s Board of Directors shall have concluded in good faith and upon advice of counsel that such action is necessary in
                  order for the Company s Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law and (d) the Company s Board of Directors may take and disclose to the Company s stockholders any position contemplated by Rule 14e-
                  2(a) promulgated under the Exchange Act; provided that, in each case referred to in the foregoing clauses (a), (b), (c) and
(d),
                  the Company shall not engage in negotiations with, or disclose any nonpublic information to, any Person unless it receives from such
                  Person an executed confidentiality agreement with terms, in the aggregate, not materially less favorable to the Company than the
                  Confidentiality Agreement. The Company shall immediately cease and cause to be terminated any existing solicitation of, and any discussion or negotiation conducted prior to the date of this Agreement by the Company or any of the Company s
Representatives

                                                 xxxii




                                     PAGE

                          with respect to any Acquisition Proposal.  Except to
the extent
                  the Company s Board of Directors or the Special Committee deems it necessary not to do so in the exercise of its fiduciary obligations to its stockholders based on the advice of counsel,
                  the Company will promptly notify Shell of the receipt of any Acquisition Proposal not less than two business days prior to entering into any agreement in connection with the Acquisition Proposal, including the identity of the Person or group making such Acquisition Proposal and the material terms and conditions of
                  such Acquisition Proposal; provided that, except to the extent the Company s Board of Directors deems it necessary not to do so in the exercise of its fiduciary obligations to its stockholders based on the advice of counsel, in no event shall the Company enter into a definitive agreement in connection with the Acquisition Proposal less than five business days after the Company s initial notification to Shell of an inquiry or proposal
                  relating to an Acquisition Proposal. Within the two-business-day or five-business-day period referred to above, if any, Shell may propose an improved transaction.

                        SECTION 5.04.  Settlement of Certain Claims.  Without
the
                  prior written agreement of Shell, prior to the Effective Time, the
                  Company shall not settle or compromise any claim brought by any present, former or purported holder or owner of Company Common Shares or other securities of the Company, or by any other
Person,
                  which relates to or seeks to challenge or enjoin the transactions contemplated by this Agreement, if in any such case such settlement or compromise involves the payment of cash or securities to such Person, or an order restraining or enjoining
                  the transactions contemplated by this Agreement or limiting the ability of any member of the Shell Group to consummate the transactions contemplated hereby or to exercise control of the business and operations of the Company and its Subsidiaries after
                  the Effective Time.

                        SECTION 6.01. Antitakeover Statutes. If any takeover statute is or may become applicable to the transactions contemplated hereby, the Company and the members of its Board of
                  Directors shall use all reasonable efforts to grant such approvals and to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any takeover statute on any of the transactions contemplated by this Agreement.



                                               ARTICLE 6

                        Covenants of Each Party

                        Each party agrees that:

                        SECTION 6.01.  Reasonable Efforts.  (a) Subject to the
terms
                  and conditions of this Agreement, each party shall use, and shall cause each of its respective Subsidiaries to use, all commercially reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things
                  necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental
Authorities
                  any Licenses, Permits or Orders required to be obtained by such

                                                 xxxiii



                                     PAGE

                          party or any of its Subsidiaries in connection with
the
                  authorization, execution and delivery of this Agreement and the performance of its obligations hereunder and (iii) to make all necessary filings and thereafter to make promptly any other required submissions, with respect to this Agreement required under (A) the HSR Act or (B) any other applicable Law,
Regulation
                  or Order; provided, that the Company and Shell shall cooperate with each other in connection with the making of all such filings
                  and in supplying any information requested supplementally or by second request from any Governmental Authority. The Company and
                  Shell shall request early termination of the waiting period under the HSR Act with respect to the transactions contemplated hereby.

                        (b) The parties agree to cooperate and to cause their
                  respective Subsidiaries to cooperate with respect to, and agree to use all commercially reasonable efforts vigorously to contest and resist and to have vacated, lifted, reversed or overturned, any action, including legislative, administrative or judicial action, including any Order (whether temporary, preliminary or permanent)
                  of any Governmental Authority, that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. Each of the parties
                  also agrees to take any and all commercially reasonable actions that may be required by any Governmental Authority as a condition to the granting of any Permit or Order required in order to permit the consummation of the transactions contemplated hereby or as may be required to vacate, lift, reverse or overturn any administrative or judicial action that would otherwise cause any
                  condition to the Effective Time not to be satisfied; provided, however, that in no event shall any party be required to take any
                  action that could reasonably be expected to have a Company Material Adverse Effect or to result in a breach of this Agreement.

                        (c) Each of the parties shall use, and shall cause its
                  Subsidiaries to use, all commercially reasonable efforts to obtain from all Persons (other than Governmental Authorities) all consents that are (i) necessary, proper or advisable or (ii) otherwise required under any contracts, licenses, leases, easements or other agreements to which such party or any of its
                  Subsidiaries is a party or by which it is bound, in order to permit such party to perform its obligations hereunder.

                        (d) If any party shall fail to obtain any third party
                  consent described in Section 6.01(c), such party shall use all commercially reasonable efforts, and shall take any such actions
                  reasonably requested by the other parties, to limit the adverse effect upon the Company and its Subsidiaries, and Shell and its
                  Subsidiaries, and each of their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                        (e) Upon learning thereof, each party shall promptly notify the other parties of (i) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) from or by any Governmental Authorities with respect
                  to the transactions contemplated hereby or (ii) the institution or the threat of litigation involving this Agreement or the transactions contemplated hereby.

                        SECTION 6.02. Pending and Upcoming FERC Proceedings. Except for the rate reduction filing planned for the
Mississippi

                                                 xxxiv



                                     PAGE

                          Canyon pipeline project in 1997, from the date of this
Agreement
                  until the Effective Time, with respect to any pending certificate and tariff proceedings before the FERC, Shell and the Company shall use reasonable efforts to consult with one another regarding
                  any agreement (x) to obtain approval for rates that are less than the rates that have been requested in such proceedings prior to the date hereof or (y) to settle all or any material part of the issues in such proceedings, including any material issues regarding the appropriate rate, fuel component, rate of return
or
                  other cost of service or rate design aspect.

                        SECTION 6.03. Public Announcements. Each party will consult with each other before issuing any press release or making
                  any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by
                  applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make
                  any such public statement prior to such consultation;
provided,
                  however, that following the execution hereof the Company and Shell may each issue a press release in the form of Exhibit B attached hereto.

                        SECTION 6.04.  Notification of Certain Matters.  Each
party
                  shall use all commercially reasonable efforts to give prompt notice to the other parties of (i) the occurrence or nonoccurrence
                  of any event the occurrence or nonoccurrence of which would be likely to cause any warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of any party
                  materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the parties receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 7.02(a) or 7.03(a) hereof unless the failure to give such notice
                  results in material prejudice to the other parties.

                        SECTION 6.05.  Proxy Statement; Stockholder Meeting. (a)
As
                  promptly as practicable after the execution of this Agreement, the
                  Company and Shell shall prepare, and the Company shall file with the SEC, the preliminary Proxy Statement relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company, subject to Section
                  5.03. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Shell of all information required to be contained therein, the Company shall file with the SEC a revised Proxy Statement and will use all commercially reasonable efforts to have it cleared by the SEC as soon thereafter as practicable, subject to Section 5.03.

                        (b) Subject to Section 5.03, the Company shall cause a
                  meeting of its stockholders (the COMPANY STOCKHOLDER MEETING ) to be duly called and held as soon as reasonably practicable after the SEC clears the Proxy Statement for the purpose of voting on the approval and adoption of this Agreement and the Merger and will (i) thereafter mail to its stockholders as promptly as practicable the Proxy Statement, (ii) include in the Proxy Statement the Board s recommendation set forth in Section
1.01(f),
                  (iii) use all commercially reasonable efforts to obtain the necessary approval by its stockholders of this Agreement and the
                  transactions contemplated hereby and (iv) otherwise comply with

                                                  xxxv




                                  PAGE

                          all legal requirements applicable to such meeting.

                        SECTION 6.06.  Access to Information; Confidentiality.
(a)
                  From the date of this Agreement until the Effective Time, the Company shall (i) afford Shell and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, including environmental engineers (collectively, the SHELL REPRESENTATIVES ), reasonable access at
                  reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the
                  Company and its Subsidiaries and to the books and records thereof and (ii) furnish promptly to Shell and the Shell
Representatives
                  such information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries (including financial, operating and other data and information) as
                  may be reasonably requested, from time to time, by Shell.

                        (b) Notwithstanding the foregoing provisions of this
                  Section, the Company shall not be required to (i) grant access to or furnish any Company Proprietary Information to Shell or any of
                  the Shell Representatives or (ii) grant access or furnish information to Shell or any of Shell Representatives to the extent
                  that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by Law or by a confidentiality agreement with a third party; provided, however, that, in the latter instance, if so requested by Shell, the Company will use
                  all commercially reasonable efforts to obtain from such third party a waiver of such prohibition.

                        SECTION 6.07. Confidentiality Agreement. From the date hereof until the Effective Time, each party shall keep all information received pursuant to this Agreement confidential in
                  accordance with the terms of the Confidentiality Agreement.
The
                  Confidentiality Agreement will expire at the Effective Time.

                        SECTION 6.08.  No Reorganization.  It is the intention
of
                  the parties that the Merger will not qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law). The parties will not characterize the Merger as such a reorganization for purposes of
                  any income tax returns and other filings.

                        SECTION 6.09. Director and Officer Liability. The Surviving Corporation will indemnify and hold harmless the present
                  and former officers and directors of the Company and its Subsidiaries (the COVERED EMPLOYEES ) in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company s certificate of incorporation and bylaws in effect on the date hereof until any applicable statute
                  of limitations has expired; provided that such indemnification shall be subject to any limitation imposed from time to time under
                  applicable Law. For not less than six years after the
Effective
                  Time, Holdings will provide officers and directors liability insurance in respect of acts or omissions occurring prior to the
                  Effective Time covering each such Person currently covered by the
                  Company s officers  and directors  liability insurance policy on
                  terms with respect to coverage and amount no less favorable than
                  those of the Company s policy in effect on the date hereof; provided that in satisfying its obligation under this Section, Holdings shall not be obligated to pay premiums in excess of
150%
                  of the amount per annum that the Company paid for this purpose in

                                                 xxxvi




                                     PAGE

                          its last full fiscal year, which amount has been
disclosed to
                  Shell; but provided further, that Holdings shall be obligated to provide such coverage as may be obtained for such amount. The provisions of this Section 6.09 are for the benefit of and may be
                  enforced after the Effective Time by the Covered Employees.

                        SECTION 6.10.  Revised Schedules.  The parties
acknowledge
                  that the Schedules attached to this Agreement as of the date of this Agreement may not be complete, and may need to be revised.
                  Accordingly, the parties agree that Shell or the Company may revise their respective Schedules to this Agreement by delivering
                  revised Schedules to the other party at any time prior to November
                  1, 1997; provided that no party will be entitled to insert generic exceptions to the Schedules that would modify the scope of the warranties or covenants set forth herein. Any revised
Schedules
                  will be marked to show all additions and deletions to the previous
                  Schedules. The Company or Shell, as the case may be, shall have the right to review the revised Schedules for a period of 5 business days after receipt thereof. At any time within the 5 business-day time period the Company or Shell, as the case may be,
                  shall have the right to terminate this Agreement by notice to the other parties if the revised or supplemented information would reasonably be likely to have a Company Material Adverse Effect
or
                  discloses that a condition to the terminating party s obligations to consummate the transactions contemplated hereby is not capable of satisfaction. This notice, if given, shall specify the information forming the basis for the decision to terminate. Shell or the Company, as the case may be, shall have 10 business
                  days after receipt of the notice to review with the other parties the information forming the basis for the decision to terminate and to attempt to agree on corrective measures, if any. If the parties cannot agree on corrective measures within such 10 business-day period, then this Agreement shall terminate. If this
                  Agreement is not terminated as permitted by this Section, the Company or Shell, as the case may be, shall be deemed to have accepted such revisions, and the Schedules attached to this Agreement as of the date hereof shall be deemed to be superseded
                  by the revised Schedules (and the applicable warranties to which such revised Schedules refer shall be deemed qualified by the matters included in the applicable Schedules).



                                               ARTICLE 7

                        Conditions

                        SECTION 7.01.  Conditions to the Obligations of Each
Party.
                  The obligations of the Company, Shell, Sierra Acquisition, Holdings and MergerSub to consummate the Merger are subject to the
                  satisfaction of the following conditions:

                        (a) this Agreement and the Merger shall have been adopted
                  and approved by the stockholders of the Company in accordance with the Delaware Law;





                        (b) any applicable waiting period under the HSR Act relating to the Merger and the other transactions contemplated hereby shall

                                                 xxxvii




                                     PAGE

                          have expired;

                        (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated
                  hereby;

                        (d) all material actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained;

                        (e) there shall not be pending any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic
                  or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint,
(i)
                  preventing or seeking to prevent consummation of the Merger or the other transactions contemplated hereby, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit any party from
                  exercising all material rights and privileges pertaining to its ownership of the Company or any of its Subsidiaries, or (iii) compelling or seeking to compel Shell, Holdings, the Company
or
                  any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), in each case as a result of the Merger or the other transactions contemplated by this Agreement, nor shall there be any threat of any matter of a type referred to in clauses
(ii)
                  or (iii) above which would reasonably be expected to have a Company Material Adverse Effect; and

                        (f) no statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the transactions contemplated hereby illegal.

                        SECTION 7.02. Conditions to the Obligations of Shell, Sierra Acquisition, Holdings and MergerSub. The obligations of
                  Shell, Sierra Acquisition, Holdings and MergerSub to consummate the Merger and the other transactions contemplated by this Agreement, are subject to the satisfaction of the following further conditions:

                        (a) (i) the Company shall have performed in all material
                  respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and (ii) except for such inaccuracies or omissions the consequences of which do not singly or in the aggregate constitute a Company Material Adverse Effect, the warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all respects at and as of the Effective
                  Time as if made at and as of such time (except to the extent such warranty is made as of an earlier date, in which case the warranty shall be true in all respects as of such date) and Shell shall have received a certificate signed by the Chairman, the CEO or the
                  Chief Financial Officer of the Company to the foregoing effect;




                                                 xxxviii




                                     PAGE

                                  (b) all consents, waivers, approvals,
authorizations or
                  orders required to be obtained, and all filings required to be made, by the Company for the consummation by it of the transactions contemplated by this Agreement shall have been obtained and made by the Company, except where the failure to receive such consents, etc. would not reasonably be expected to
                  have a Company Material Adverse Effect;

                        (c) Shell shall have received all documents it may
                  reasonably request relating to the existence of the Company and the authority of the Company for this Agreement, all in form and substance satisfactory to Shell; and

                        (d) there shall not have been any event, occurrence or
                  development since the date hereof which, individually or together with other similar events, has had or would reasonably be expected to have a Company Material Adverse Effect.

                        SECTION 7.03. Conditions to the Obligations of the Company.
                  The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                        (a) (i) each member of the Shell Group shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and
(ii)
                  except for such inaccuracies or omissions the consequences of which would not singly or in the aggregate reasonably be expected
                  to impede the receipt of the Merger Consideration by the Company s stockholders, the warranties of each member of the Shell Group contained in this Agreement and in any certificate or other writing delivered by any member of the Shell Group pursuant hereto
                  shall be true in all respects at and as of the Effective Time as if made at and as of such time (except to the extent such warranty is made as of an earlier date, in which case the warranty shall be true in all respects as of such date) and the Company shall have received a certificate signed by the President, any Vice President or the Treasurer of Shell to the foregoing effect;

                        (b) all consents, waivers, approvals, authorizations or
                  orders required to be obtained, and all filings required to be made, by each member of the Shell Group for the consummation by it
                  of the transactions contemplated by this Agreement shall have been obtained and made by such member, except where the failure to receive such consents, etc. would not reasonably be expected to
                  impede the receipt of the Merger Consideration by the Company s stockholders; and

                        (c) the Company shall have received all documents it may
                  reasonably request relating to the authority of each member of the
                  Shell Group for this Agreement, all in form and substance satisfactory to the Company.



                                               ARTICLE 8

                        Termination

                        SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated
                  by this Agreement may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by

                                                 xxxix



                                    PAGE

                          the stockholders of the Company):

                        (a) by mutual written consent of the Company and Shell;

                        (b) by either the Company or Shell, if the Merger has not
                  been consummated by March 31, 1998;

                        (c) by either the Company or Shell, if there shall be any
                  law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any member of the Shell Group or the Company from
                  consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                        (d) by Shell, if any Person, entity or group (as defined
                  in Section 13(d)(3) of the Exchange Act) other than Shell and its
                  Affiliates (including, for purposes of this clause only, any parent of Shell and its Subsidiaries) shall have increased its beneficial ownership (calculated in accordance with Rule 13d-3 under the Exchange Act) of Company Common Shares by an amount equal to 25% or more of the outstanding Company Common Shares compared with its level of ownership on the date of this Agreement;

                        (e) (i) by Shell if any warranty of the Company set forth in this Agreement shall be untrue when made such that the condition set forth in Section 7.02(a) would not be satisfied; provided that, if such warranty is curable prior to the date 60 days after
                  notice to the Company by Shell of such breach, through the exercise by the Company of its reasonable best efforts, so that
                  the condition in Section 7.02(a) would be satisfied, and for so long as the Company continues to exercise such reasonable best efforts, Shell will not have the right to terminate this
Agreement
                  under this Section, or (ii) by the Company if any warranty of any member of the Shell Group set forth in this Agreement shall be untrue when made such that the condition set forth in Section 7.03(a) would not be satisfied; provided that, if such warranty is
                  curable prior to the date 60 days after notice to Shell by the Company of such breach, through the exercise by Shell of its reasonable best efforts, so that the condition in Section
7.02(a)
                  would be satisfied, and so long as Shell continues to exercise such reasonable best efforts, the Company will not have the right
                  to terminate this Agreement under this Section;

                        (f) (i) by Shell upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement such that the condition set forth in Section 7.02(a) would not be satisfied;
                  provided that, if such breach is curable prior to the date 60 days after notice to the Company by Shell of such breach, through the exercise by the Company of its reasonable best efforts, so that the condition in Section 7.02(a) would be satisfied, and for so long as the Company continues to exercise such reasonable best efforts, Shell will not have the right to terminate this
Agreement
                  under this Section, or (ii) by the Company upon a breach of any covenant or agreement on the part of Shell set forth in this Agreement such that the condition set forth in Section 7.03(a) would not be satisfied; provided that, if such breach is curable
                  prior to the date 60 days after notice to Shell by the Company of such breach, through the exercise by Shell of its reasonable best efforts, so that the condition in Section 7.03(a) would be satisfied, and for so long as Shell continues to exercise such reasonable best efforts, the Company will not have the right to

                                                  xl



                                     PAGE

                          terminate this Agreement under this Section;

                        (g) by Shell (i) if the Board of Directors of the Company
                  shall have withdrawn or modified or amended, in a manner adverse in any material respect to Shell, its approval of this Agreement and the Merger or its recommendation set forth in Section 1.01(f),
                  (ii) if the Board of Directors of the Company shall have approved, recommended or endorsed any Acquisition Proposal other than the
                  Merger or (iii) if the Company shall have failed to call the Company Stockholders Meeting within a reasonable time after completion of the SEC review process or shall have failed as promptly as reasonably practicable thereafter to mail the
Proxy
                  Statement to its stockholders or (iv) if the Company shall have failed to include in such Proxy Statement the recommendation referred to above;

                        (h) by the Company if (i) its Board of Directors determines in good faith (after reviewing the advice of its financial advisor) that an Acquisition Proposal is financially superior to
                  the transactions contemplated hereby and is reasonably capable of being financed, (ii) the Company has complied with the requirements of Section 5.03, (iii) concurrently with such termination, the Company makes all payments required by
Section
                  8.03(b) and (iv) concurrently with such termination, the Company enters into a definitive agreement to effect the financially superior Acquisition Proposal;

                        (i) by Shell or the Company if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this
                  Agreement and the Merger is voted upon, the requisite stockholder adoption and approval (the STOCKHOLDER APPROVAL ) shall not have been obtained; and

                        (j) by Shell or the Company in accordance with Section 6.10.


                  The party desiring to terminate this Agreement pursuant to clauses
                  8.01(b) through 8.01(j) shall give written notice of such termination to the other parties in accordance with Section
9.01.

                        SECTION 8.02.  Effect of Termination.  If this Agreement
is
                  terminated pursuant to Section 8.01, this Agreement shall
become
                  void and of no effect with no liability on the part of any party
                  hereto, except for liability or damages resulting from a
willful
                  breach of this Agreement and except that the agreements contained in this Section 8.02 and in Sections 6.06 and 8.03 and Article
9
                  shall survive the termination hereof.

                        SECTION 8.03.  Certain Fees.  (a) Except as provided in
                  Section 8.03(b) and (c), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, that Shell and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of
                  the Proxy Statement (including financial statements and exhibits)
                  and any amendments or supplements thereto.

                        (b) So long as no member of the Shell Group shall have
                  materially breached its warranties or obligations under this Agreement, the Company agrees to pay Shell a fee in immediately
                  available funds equal to $25 million in the following circumstances and at the following times only:


                                                  xli




                                    PAGE

                                           (i) promptly, but in no event later
than two
                  business days after the termination by Shell of this Agreement pursuant to Section 8.01(g);

                                 (ii)concurrently with any termination of this
                  Agreement by the Company pursuant to Section 8.01(h); and

                                 (iii) if Shell or the Company has terminated
this
                  Agreement pursuant to Section 8.01(i) and within 12 months after the termination of this Agreement, either (x) any Person, entity or  group  (as defined in Section 13(d)(3) of the Exchange
Act)
                  other than Shell and its Affiliates (including, for purposes only of this clause, any parent of Shell and its Subsidiaries) shall have increased its beneficial ownership (calculated in accordance with Rule 13d-3 under the Exchange Act) of Company Common
Shares
                  by an amount equal to 25% or more of the outstanding Company Common Shares compared with its level of ownership on the date of
                  this Agreement or (y) the Company shall have entered into an agreement to consummate a transaction contemplated by an Acquisition Proposal, and such transaction shall subsequently be
                  consummated, such payment to be made upon such acquisition of Company Common Shares or the consummation of such Acquisition Proposal.

                        (c) So long as no member of the Shell Group shall have
                  materially breached its warranties or obligations under this Agreement, the Company agrees to pay to Shell up to $5 million of
                  Shell s Expenses promptly, but in no event later than two business days, after Shell terminates this Agreement pursuant to Section
                  8.01(e) or (f). So long as the Company shall not have materially breached its warranties or obligations under this Agreement, Shell agrees to pay to the Company up to $5 million of the Company s Expenses promptly, but in no event later than two business days,
                  after the Company terminates this Agreement pursuant to Section
                  8.01(e) or (f).



                                               ARTICLE 9

                        Miscellaneous

                        SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                                 if to Shell, Sierra Acquisition, Holdings or
                  MergerSub, to:

                                 President, Shell Exploration & Production
Company

                                 Shell Oil Company

                                 One Shell Plaza, Room 4401

                                 Houston, TX 77002

                                 Telecopy: (713) 241-7913



                                 with a copy to:

                                                  xlii




                                     PAGE

                                           David W. Ferguson

                                 Davis Polk & Wardwell

                                 450 Lexington Avenue

                                 New York, New York 10017

                                 Telecopy: (212) 450-4800



                                 if to the Company, to:



                                 James W. Whalen

                                 Tejas Gas Corporation

                                 1301 McKinney, Suite 700

                                 Houston, TX 77010

                                 Telecopy: (713) 658-9600



                                 with a copy to:



                                 James L. Palenchar

                                 Bartlit Beck Herman Palenchar & Scott

                                 The Kittredge Building

                                 511 Sixteenth Street

                                 Denver, CO 80202

                                 Telecopy: (303) 592-3140



                                 to:



                                 Robert G. Stone

                                 Kirby Exploration

                                 405 Lexington Avenue

                                 39th Floor

                                 New York, NY 10174-0039

                                 Telecopy: (212) 687-7829


                                                 xliii

                                     PAGE

                                           and to:



                                 Richard I. Beattie

                                 Simpson Thacher & Bartlett

                                 425 Lexington Avenue

                                 New York, NY 10017

                                 Telecopy: (212) 455-2502




                  or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties
                  hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section
and
                  the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

                        SECTION 9.02.  Amendments; No Waivers.  (a) Any
provision of
                  this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing
and
                  signed, in the case of an amendment, by the parties hereto, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or
                  change (i) the Merger Consideration, (ii) any term of the certificate of incorporation of the Surviving Corporation or
(iii)
                  any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                        (b) No failure or delay by any party in exercising any
                  right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude
                  any other or further exercise thereof or the exercise of any other right, power or privilege.

                        SECTION 9.03.  Rules of Construction.  Unless the
context
                  otherwise requires, as used in this Agreement: (i) all defined terms used herein and not otherwise defined have the meanings assigned to such terms in Annex I hereto, (ii) an accounting term
                  not otherwise defined has the meaning ascribed to it in accordance with generally accepted accounting principles; (iii) or is not exclusive; (iv) including means including, without limitation,
                  (v) words in the singular include the plural and words in the plural include the singular, and (vi) masculine pronouns shall be
                  deemed to include the feminine counterpart and vice versa.

                        SECTION 9.04.  Successors and Assigns.  The provisions
of
                  this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                                                  xliv




                                     PAGE

                                  SECTION 9.05.  Governing Law; etc.  (a)
Governing Law.  The
                  terms of this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

                        (b) Jurisdiction. Each of the parties hereto agrees that
                  any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States
District
                  Court for the District of Delaware or any state court sitting in the City of Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action, or proceeding and waives any objection to venue laid therein.
Process
                  in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in Section 9.01, together with written notice
                  of such service to such party, shall be deemed effective service of process upon such party.

                        (c) Specific Performance. Each of the parties acknowledges and agrees that the parties respective remedies at law for a breach or threatened breach of any of the provisions of this agreement would be inadequate and, in recognition of that fact,
                  each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of
                  specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

                        (d) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

                        SECTION 9.06.  Counterparts; Effectiveness.  This
Agreement
                  may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts (or signature pages) hereof signed by all of the other parties hereto.

                        SECTION 9.07. Parties in Interest. Except as expressly provided in Article 1 and Section 6.09 in this Agreement, express
                  or implied, is intended to or shall confer upon any other Person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature
                  or kind whatsoever under or by reason of this Agreement.

                        SECTION 9.08. Severability. If any provisions of this Agreement or the application thereof to either party or set of circumstances shall in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the

                                                  xlv



                                     PAGE

                          extent of such invalidity or unenforceability, without
                  invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances,
and
                  the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in
a
                  position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

                        SECTION 9.09.  Entire Agreement.  This Agreement,
together
                  with the letter agreement dated April 15, 1997 between Shell and the Company (which the parties agree shall terminate as of the Effective Time), constitute the entire agreement among the parties
                  hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

                        SECTION 9.10. Survival of Warranties. The warranties contained herein and in any certificate or writing delivered pursuant hereto shall not survive the Effective Time or, if earlier, the termination of this Agreement.



                        IN WITNESS WHEREOF, the parties hereto have caused this
                  Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                TEJAS GAS CORPORATION


                                                By:
                                                    Name: Jay A. Precourt
                                                    Title:
                                                Chief Executive Officer and
                                                President

                                                TRANGO HOLDINGS CORPORATION


                                                By:
                                                    Name: Curtis R. Fraiser
                                                    Title:
                                                President


                                                SHELL OIL COMPANY


                                                By:
                                                    Name: Jack E. Little
                                                    Title:
                                                Executive Vice President
                                                    (Exploration and Production)



                                                TANGO ACQUISITION CORPORATION


                                                By:
                                                    Name: Richard W. Bohan
                                                    Title:

                                                  xlvi



                                     PAGE

                                              Vice President and
Secretary


ANNEX I

                                             DEFINED TERMS

                  The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

                   ACQUISITION PROPOSAL  shall mean any proposal or offer with respect to (i) a tender or exchange offer, a merger,
consolidation    or other business combination involving the Company or any of its
                  Subsidiaries (including a merger of equals of the Company but excluding a transaction where the Company or its Subsidiaries is
                  acquiring the stock or assets of another Person unless the transaction involves the issuance (other than in a broadly marketed public offering) by the Company of 20% or more of its outstanding Company Common Shares (or securities convertible into
                  or exercisable for 20% or more of the outstanding Company
Common
                  Shares)), or (ii) the acquisition of an equity interest in the Company representing in excess of 25% of the power to vote for the
                  election of a majority of directors of the Company or (iii) the acquisition of assets of the Company or its Subsidiaries (including stock of one or more Subsidiaries of the Company) representing 25% or more of the consolidated assets of the Company, in each case by any Person other than Shell or its Affiliates (including for purposes of this definition any parent
                  of Shell or any Subsidiaries of such parent).

                   AFFILIATE  shall, with respect to any Person, mean any other
                  Person that controls, is controlled by or is under common control with the former; provided that, for purposes of this Agreement, none of the members of the Shell Group or their Subsidiaries shall be considered an Affiliate of any entity that controls Shell or any Subsidiaries of such entity (other than the members of the Shell Group and their Subsidiaries), and none of the entities that
                  control Shell shall be considered an Affiliate of any member of the Shell Group or their Subsidiaries. The term CONTROL and correlative terms shall have the meanings ascribed to them in
Rule
                  405 under the Securities Act.

                   BLUE SKY LAWS shall mean any applicable state securities laws.

                   CODE shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                   CORAL means Coral Energy, L.P., a Delaware limited partnership.

                   COMPANY 10-K means the Company s annual report on Form 10-K for the fiscal year ended December 31, 1996.

                   COMPANY EMPLOYEE PLANS means each EMPLOYEE BENEFIT PLAN , as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below)
                  and covers any director, officer or employee or former director, officer or employee of the Company or of any affiliate, or under which the Company or any affiliate has any liability.

                   COMPANY INTELLECTUAL PROPERTY RIGHTS means patents, registered and material unregistered trademarks and service marks, registered xlvii



                                     PAGE

                          copyrights, trade names and any applications therefor
owned by the
                  Company or any of its Subsidiaries.

                   COMPANY MATERIAL ADVERSE EFFECT shall mean a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, other than changes in general economic conditions or in the economic conditions affecting the
Industry.


                   COMPANY MULTIEMPLOYER PLAN means an Employee Plan that
                  constitutes a multiemployer plan as defined in Section 3(37) or
                  ERISA.

                   COMPANY PROPRIETARY INFORMATION  means documents containing operating, financial, technical or other information relating to the Company s evaluation of the transactions contemplated by this
                  Agreement.

                   COMPANY REPRESENTATIVES  shall mean the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, including environmental engineers, of the
                  Company.

                   CONFIDENTIALITY AGREEMENT  shall mean the confidentiality
                  agreement between the Company and Shell, dated as of April 15, 1997.

                   COURT  shall mean any court, federal, state or local, or
                  arbitration tribunal.

                   ENVIRONMENTAL LAW OR LAWS shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to the protection of the environment, as in
                  effect at the applicable time and that are applicable to a specified Person and such Person s Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ( CERCLA ),
as
                  amended, the Federal Water Pollution Control Act, as amended, the
                  Resource Conservation and Recovery Act of 1976 ( RCRA ), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid
Waste
                  Amendments Act of 1984, as amended, the Superfund Amendments and
                  Reauthorization Act of 1986, as amended, the Hazardous
Materials
                  Transportation Act, as amended, the Oil Pollution Act of 1990 ( OPA ), any state laws implementing the foregoing federal laws,
                  and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of the
Agreement,
                   ENVIRONMENTAL LAWS shall not include laws primarily related to the protection of human health and safety and the terms hazardous substance and releases have the meanings specified in CERCLA
                  (but without regard to the exclusions set forth in the definition of hazardous substance); provided, however, that to the extent other federal laws or the laws of the state in which the property
                  is located establish a meaning for  hazardous substance  or release  that is broader than that specified in CERCLA, such broader meaning shall apply, and the term  hazardous substance shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material,

                                                 xlviii




                                     PAGE

                          even if such items are not classified as hazardous
substances or
                  wastes pursuant to CERCLA, or RCRA or the analogous statutes of any applicable jurisdiction.

                   ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                   EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                   EXCHANGE AGENT means a national bank or trust company designated by Shell and the Company prior to the Effective Time to act as exchange agent in exchanging Company Common Shares for the
Merger
                  Consideration.

                   EXPENSES shall mean all actual, documented and reasonable out-
                  of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates), but excluding general and administrative costs and overhead, incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Agreement, and all other matters related to the consummation of
                  the transactions contemplated thereby.

                   FERC  shall mean the Federal Energy Regulatory Commission
                  including its predecessor, the Federal Power Commission, and any successors thereto.

                   FIXED PRICE CONTRACTS shall mean any contracts, commitments or agreements for the purchase or sale of Hydrocarbons (i) having a remaining term of more than sixty (60) days, wherein the purchase or sale price thereunder throughout part of the remaining life of such contract, commitment or agreement is a fixed amount or an amount that is otherwise reasonably determinable as of the date
                  hereof pursuant to the terms of such contract, commitment or agreement, or (ii) which has been hedged with futures contracts or
                  otherwise; provided, however, that the term Fixed Price Contracts will not include any contract, commitment or agreement under which the purchase or sales price throughout the remaining life of the contract, commitment or agreement is based on a market responsive reference price for a Hydrocarbon.

                   GOVERNMENTAL AUTHORITY shall mean any federal, state or local governmental agency or authority (other than a Court).

                   HOLDING COMPANY ACT  shall mean the Public Utility Holding
                  Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

                   HSR ACT  shall mean the Hart-Scott-Rodino Antitrust
Improvements
                  Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                   HYDROCARBONS  shall mean crude oil, natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas.

                   INDUSTRY  shall mean the business of purchasing, gathering, processing, treating, storing, transporting and marketing natural gas.


                                                  xlix



                                     PAGE

                           IRS  shall mean the Internal Revenue Service.

                   KNOWLEDGE OF THE COMPANY (and any other phrase to substantially similar effect) means the actual knowledge of any of J.A. Precourt, J.W. Whalen, R.F. Joyce, P.A. Lannie and F.T. Whittinghill, and with respect to (i) employee benefit matters,
                  J.A. Street, (ii) Taxes, J.W. Bracewell and (iii) environmental matters, B. Salinas, in each case after reasonable inquiry with the head of the department who is principally responsible for the subject matter of any warranty given to the Knowledge of the Company.

                   LAW  shall mean all laws, statutes, ordinances, rules and
                  regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency
                  thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

                   LCC shall mean the Office of Conservation, Department of Natural
                  Resources of the State of Louisiana, and any predecessors or successors thereto.

                   LIEN  shall mean, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind
                  (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in
                  the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, with respect to such an asset.

                   MATERIAL  shall mean material to the condition (financial and other), results of operations or business of a specified
Person
                  and its Subsidiaries, if any, taken as a whole.

                   MATERIAL CONTRACT shall mean, as between any Person (the Disclosing Person ) or any of its Subsidiaries, on the one
hand,
                  and any other Person other than any other member of the group consisting of the Disclosing Person and its Subsidiaries, on the
                  other hand:

                        (1) Any collective bargaining agreement or other agreement with any labor union;

                        (2) Any employment or consulting agreement, contract or
                  commitment between the Disclosing Person or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $250,000 or more per annum or (iii) providing for the payment
or
                  accrual of any additional compensation upon a change in control of the Disclosing Person or any of its subsidiaries or upon any termination of such employment or consulting relationship following a change in control of the Disclosing Person or any of
                  its Subsidiaries;

                        (3) Any agency or representation agreement with any Person which is not terminable by the Disclosing Person or one of its Subsidiaries without penalty upon not more than ninety (90)
days
                  notice providing for the payments to such person of $250,000 or more;

                        (4)   Any partnership, joint venture or profit sharing

                                                   l




                                     PAGE

                          agreement between the Disclosing Person or its
Subsidiaries with
                  any Person involving aggregate payments in excess of $500,000;

                        (5) Any agreement, contract, commitment, indenture or other instrument relating to the borrowing of money in a principal
                  amount of $500,000 or more or any direct or indirect guarantee of any obligation of any other Person or Governmental Authority for, or agreement to service the repayment of, borrowed money in a principal amount of $500,000 or more, including any agreement
or
                  arrangement (i) relating to the maintenance of compensating money balances, (ii) with respect to lines of credit or letters of credit, (iii) relating to the purchase or repurchase obligations
                  of any other Person or Governmental Authority, (iv) to advance or supply funds to or to invest in any other Person or Governmental
                  Authority, (v) to pay for property, products or services of any other Person or Governmental Authority even if such property, products or services are not conveyed, delivered or rendered
and
                  (vi) to guarantee any lease or other similar periodic payments to be made by any other Person or Governmental Authority;

                        (6) Any lease with annual rental payments aggregating $500,000 or more that is not terminable without premium or penalty
                  on ninety (90) days  or less notice;

                        (7) Any agreement, contract or commitment for the disposition or acquisition of any investment in any Person if such
                  investment requires payment of $1 million or more;

                        (8) Any agreement, contract or commitment to which the Disclosing Person or any of its Subsidiaries is a party or by which any of them is bound (i) which relates to the receiving, storing, compressing, dehydrating, processing, purchasing, transporting, gathering, exchanging or sale of Hydrocarbons (either for the account of the Disclosing Person or a subsidiary
                  thereof) for a term in excess of one year (or that may not be terminated by the Disclosing Person upon notice of one year or less) and involving cash payment in excess of $1 million within any twelve-month period commencing after the date of the Agreement, or (ii) by which the Disclosing Person or its Subsidiaries has agreed to park, store, wheel, loan, exchange,
or
                  otherwise deal in energy, Hydrocarbons or other commodities, or to provide such services to others, or (iii) which is a swap, exchange or futures contract; or

                        (9) Any other agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of
                  such agreement, contract or commitment, by or to the Disclosing
                  Person or any of its Subsidiaries of $1 million or more within any twelve month period commencing after the date of the Agreement.

                   NGA  shall mean the Natural Gas Act of 1938, as amended.

                   NGPA shall mean the Natural Gas Policy Act of 1978, as amended.

                   ORDER  shall mean any judgment, order or decree of any court, arbitration tribunal or Governmental Authority, federal, state or local.

                   PBGC  means the Pension Benefit Guaranty Corporation.

                   PERMIT shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by li




                                     PAGE

                          any federal, state, local or foreign Governmental
Authority.

                   PERMITTED ENCUMBRANCES  shall mean the following:

                        (1)   Liens for taxes, assessments and other
governmental
                  charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, adequate reserves shall have been set aside with respect thereto;

                        (2) all rights, if any, to consent by, required notices
                  to, filings with, or other actions by any Governmental
Authority
                  in connection with the contribution or the operation of any assets;

                        (3) mechanics , repairmen s, employees , contractors , materialmen s or other similar Liens not filed of record and similar charges not delinquent or which are filed of record but
                  are being contested in good faith by appropriate proceedings; provided that, in the latter case, adequate reserves shall have
                  been set aside with respect thereto;

                        (4) Liens in respect of judgments or awards currently being prosecuted in good faith on an appeal or other proceeding
                  for review and with respect to which a stay of execution pending such appeal or such proceeding for review shall have been secured;
                  provided that adequate reserves shall have been set aside with respect thereto;

                        (5) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets; provided that such easements, leases, reservations, rights, defects or irregularities do not materially
                  impair the use of such property or assets for the purposes for which they are held;

                        (6) any lien or privilege vested in any lessor, licensor
                  or permittor for rent or other obligations, so long as the payment of such rent or the performance of such obligations is not delinquent; and

                        (7) any lien imposed in favor of interest owners of Hydrocarbon production.

                   PERSON shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                   PIPELINE ASSETS  shall mean the pipelines, equipment, other tangible personal property, Easements and other similar assets and rights used in connection with natural gas pipeline, gathering, processing and storage operations.

                   REGULATION shall mean any rule or regulation of any Governmental
                  Authority having the effect of law.

                   RIGHTS PLAN  means the Rights Agreement dated as of November
11,
                  1994 among the Company and Harris Trust and Savings Bank, as rights agent.


                                                  lii




                                     PAGE

                           SECURITIES ACT  shall mean the Securities Act of
1933, as
                  amended, and the rules and regulations promulgated thereunder.

                   SUBSIDIARY shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly
                  owned by a Person. Coral shall not be deemed to be a Subsidiary of either Shell or the Company or their respective
Subsidiaries.

                   TRC  shall mean the Texas Railroad Commission and any
                  predecessors and successors thereto.

                  Each of the following terms is defined in the Section set
forth
                  opposite such term:
                              TERM                          SECTION

                  affiliate                                 3.13(b)
                  Closing Date                              1.01(b)
                  Company                                   Recitals
                  Company 5-1/4% Preferred                     1.06
                  Company 9.96% Preferred                   1.02(d)
                  Company Balance Sheet                     3.08
                  Company Balance Sheet Date                3.08
                  Company Benefit Arrangements              3.13(d)
                  Company Common Shares                     Recitals
                  Company Disclosure Documents              3.09
                  Company Pension Plans                     3.13(a)
                  Company Retirement Plans                  3.13(b)
                  Company SEC Reports                       3.07(a)
                  Company Securities                        3.05(a)
                  Company Stockholder Meeting               6.05(b)
                  Company 10-K                              3.06(a)
                  Company 10-Q                              3.07(a)
                  Covered Employees                         6.09
                  Delaware Law                              1.01(a)
                  Dissenting Shares                         1.04
                  Effective Time                            1.01(c)
                  Holdings                                  Recitals
                  Merger                                    1.01(a)
                  Merger Consideration                      Recitals
                  MergerSub                                 Recitals
                  Merrill Lynch                             1.01(f)
                  Proxy Statement                           6.05
                  Representatives                           5.03
                  SEC                                       3.07(a)
                  Shell                                     Recitals
                  Shell Disclosure Documents                4.05
                  Sierra Acquisition                        Recitals
                  Shell Group                               Recitals
                  Shell Representatives                     6.06
                  Special Committee                         Recitals
                  Stockholder Approval                      8.01(i)
                  Surviving Corporation                     1.01(a)
                  Tax Returns                               3.12
                  Taxes                                     3.12
                  Terminating Breach                        8.01(f)
                  Third-Party Intellectual Property Rights  3.23(b)
                  Transfer Taxes                            1.07
                  Voting Agreements                         Recitals



                                                  liii




                                     PAGE
































































                                                                       liv




                                                            Annex B
                          Merrill Lynch
                        Investment Banking

                   Corporate and Institutional
                           Client Group

                        One Houston Center
                          1221 McKinney
                            Suite 2700
                       Houston, Texas 77010
                           713 759 2500
                         FAX 713 759 2580

                         November 20, 1997


Board of Directors
Tejas Gas Corporation
1301 McKinney, Suite 700
Houston, Texas 77010

Attention:   Robert G. Stone, Jr.
        Chairman of the Special Committee of the Board of Directors

   Tejas Gas Corporation (the "Company") and Shell Oil Company (the
"Acquiror") have entered into a merger agreement dated September 23, 1997 (the "Agreement") pursuant to which the Acquiror, through a newly formed corporation, will acquire (the "Acquisition") for cash at $61.50 per share (the "Cash Consideration") all the issued and outstanding shares of common stock of the Company. The Acquisition will be accomplished through a merger of a subsidiary of the Acquiror with and into the Company. The Board of Directors of the Company has established a special committee of independent, disinterested directors (the "Special Committee") to act on behalf of the Company in connection with the proposed Acquisition and has authorized the Special Committee to retain financial advisors and legal counsel.

   You have asked us whether, in our opinion, the Cash Consideration to be received in the Acquisition by the holders of the Company's common stock is fair to such stockholders from a financial point of view.

   In arriving at the opinion set forth below, we have, among other things:

   (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1996 and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1997, June 30, 1997 and September 30, 1997;

   (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

   (3) Conducted discussions with members of senior management of the Company concerning the foregoing, including its business and prospects;

   (4) Reviewed the market prices and valuation multiples for the Company's common stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

   (5) Compared the historical and projected results of operations of the Company with those of certain companies which we deemed to be relevant;

   (6) Compared the proposed financial terms of the Acquisition with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

   (7) Participated in certain discussions among members of the Special Committee, the Company and the Special Committee's legal advisors;

   (8)  Reviewed an executed copy of the Agreement; and

   (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and we have not assumed any responsibility for independent verification of such information or undertaken an independent evaluation or appraisal of the assets or liabilities, whether contingent or otherwise, of the Company. In addition, we have not assumed any obligation to conduct, nor have we conducted, any inspection of the properties or facilities of the Company. With respect to the financial forecasts furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

   In connection with the preparation of this opinion, we have not been authorized by the Company, the Special Committee or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

   We have, in the past, provided financial advisory and financing services to the Company and to affiliates of the Acquiror and may continue to do so and have received and may continue to receive fees for the rendering of such services.

   In the ordinary course of our business, we may actively trade the securities of the Company, or affiliates of the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Special Committee and the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Acquisition and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the Acquisition.

   On the basis of and subject to the foregoing, we are of the opinion that the Cash Consideration to be received by the holders of the Company's common stock, pursuant to the Acquisition, is fair to such stockholders from a financial point of view.

                            Very truly yours,

                            MERRILL LYNCH, PIERCE, FENNER &
                            SMITH INCORPORATED

                                                            ANNEX C

      DELAWARE CODE ANNOTATED - SECTION 262.  APPRAISAL RIGHTS

                       TITLE 8.  CORPORATIONS
                CHAPTER 1.  GENERAL CORPORATION LAW
              SUBCHAPTER IX.  MERGER OR CONSOLIDATION

                       8 DEL. C. section 262

section 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (C) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(I) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sectionsection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depositary receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (C) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

   (d)  Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (C) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2)  If the merger or consolidation was approved pursuant to section
228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (I) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

   (I) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.



PROXY                                                         PROXY
                       TEJAS GAS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TEJAS GAS CORPORATION

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 9, 1998

   The undersigned hereby constitutes and appoints Jay A. Precourt and P. Anthony Lannie, or either of them, attorneys, agents and proxies, each with power of substitution, to appear and vote all of the shares of Common Stock, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Tejas Gas Corporation ("Tejas") to be held at the Chevron Tower Auditorium, 1301 McKinney, Houston, Texas 77010, at 9:00 a.m., Houston time, on Friday, January 9, 1998, and at any postponements or adjournments thereof, and in their discretion upon any other business that may properly come before the meeting. Said proxies are directed to vote as designated herein upon matters described in the Notice of Special Meeting and the proxy statement dated November 20, 1997.

   THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AMONG TEJAS, SHELL OIL COMPANY, TEJAS HOLDINGS CORPORATION AND TANGO ACQUISITION CORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

   PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
          RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

            (Continued and to be signed on reverse side)

                       TEJAS GAS CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / X /




1. To adopt the Merger Agreement dated September 23, 1997 FOR  AGAINST ABSTAIN
   among Tejas Gas Corporation, Shell Oil Company, Tango       /     /
 /      /           /  /
   Acquisition Corporation and Tejas Holdings Corporation

                                           *NOTE: In their
discretion, the persons named as
                                           proxies in this Proxy are
authorized to vote upon
                                           such other business as may
properly come before
                                           the meeting or any
adjournment thereof.


                                  Dated:_____________________________, 199_

                       Signature(s)


                             Please sign exactly as name appears hereon.
Joint owners should each sign.
                                Where applicable, indicate official
position or representative capacity.